                                                                    EXHIBIT 4.1













                              FLAGSTAR THRIFT PLAN

                              AMENDED AND RESTATED

                             AS OF JANUARY 1, 1987

                               TABLE OF CONTENTS
                              FLAGSTAR THRIFT PLAN


ARTICLE I.   RECITALS...........................................................................................-1-

ARTICLE II.  DEFINITIONS AND CONSTRUCTION.......................................................................-2-
    2.1      Definitions........................................................................................-2-
    2.2      Construction......................................................................................-19-
    2.3      Governing Law.....................................................................................-19-
    2.4      Effect of Restatement.............................................................................-19-

ARTICLE III. PARTICIPATION AND SERVICE.........................................................................-20-
    3.1      Participation.....................................................................................-20-
    3.2      Service...........................................................................................-20-
    3.3      Inactive Status...................................................................................-20-
    3.4      Participation and Service Upon Reemployment.......................................................-20-

ARTICLE IV.  CONTRIBUTIONS AND FORFEITURES.....................................................................-22-
    4.1      Employer Matching Contributions and Employee Pre-Tax Contributions................................-22-
    4.2      Employee After-Tax Contributions by Participants..................................................-23-
    4.3      Participant's Election to Make Employee Pre-Tax Contributions.....................................-24-
    4.4      Limitations on Employee Pre-Tax Contributions and on Employer Pre-Tax
             Matching Contributions, Employer After-Tax Matching Contributions and
             Employee After-Tax Contributions..................................................................-25-
    4.5      Rollover Contributions............................................................................-30-

ARTICLE V.   ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.............................................................-32-
    5.1      Individual Accounts...............................................................................-32-
    5.2      Account Adjustments...............................................................................-32-
    5.3      Maximum Additions.................................................................................-34-

ARTICLE VI.  BENEFITS..........................................................................................-42-
    6.1      Normal and Early Retirement or Disability.........................................................-42-
    6.2      Death and Designation of Beneficiary..............................................................-42-
    6.3      Termination for Other Reasons.....................................................................-43-
    6.4      Payment of Benefits...............................................................................-43-
    6.5      Withdrawals by Participants.......................................................................-48-
    6.6      Loans to Participants.............................................................................-52-
    6.7      Requirement of Qualified Joint and Survivor Annuity...............................................-52-
    6.8      Distributions Pursuant to Qualified Domestic Relations Orders.....................................-54-

ARTICLE VII.  TRUST FUND.......................................................................................-58-
    7.1       Trust Fund.......................................................................................-58-
    7.2       Collective Investment Subaccounts................................................................-58-
    7.3       Special Provisions Regarding Investment of Trust Assets in Employer Stock........................-59-

ARTICLE VIII. ADMINISTRATION...................................................................................-62-
    8.1       Allocation of Responsibility Among Fiduciaries for Plan Administration...........................-62-
    8.2       Appointment of Committee.........................................................................-62-
    8.3       Claims Procedure.................................................................................-63-
    8.4       Records and Reports..............................................................................-63-
    8.5       Other Committee Powers and Duties................................................................-63-
    8.6       Rules and Decisions..............................................................................-64-
    8.7       Committee Procedures.............................................................................-64-
    8.8       Authorization of Benefit Payments................................................................-65-
    8.9       Application and Forms for Benefits...............................................................-65-
    8.10      Facility of Payment..............................................................................-65-
    8.11      Inability to Locate Participant, Surviving Spouse or Beneficiary.................................-65-
    8.12      Omission of Eligible Employee....................................................................-65-
    8.13      Inclusion of Ineligible Employee.................................................................-66-
    8.14      Bonding..........................................................................................-66-
    8.15      Indemnification..................................................................................-66-

ARTICLE IX.   MISCELLANEOUS....................................................................................-67-
    9.1       Nonguarantee of Employment.......................................................................-67-
    9.2       Rights to Trust Assets...........................................................................-67-
    9.3       Nonalienation of Benefits........................................................................-67-
    9.4       Discontinuance of Employer Contributions.........................................................-67-

ARTICLE X.    AMENDMENTS AND ACTION BY EMPLOYER................................................................-68-
    10.1      Amendments.......................................................................................-68-
    10.2      Special Rules Regarding Amendments Relating to Vesting...........................................-68-
    10.3      Action by Employer...............................................................................-69-

ARTICLE XI.   SUCCESSOR EMPLOYER AND MERGER
OR CONSOLIDATION OF PLANS......................................................................................-70-
    11.1      Successor Employer...............................................................................-70-
    11.2      Plan Assets in the Event of Merger or Consolidation of Plans.....................................-70-

ARTICLE XII.  PLAN TERMINATION..................................................................................-71-
    12.1      Right to Terminate................................................................................-71-
    12.2      Partial Termination...............................................................................-71-
    12.3      Liquidation of the Trust Fund.....................................................................-71-
    12.4      Manner of Distribution............................................................................-71-

ARTICLE XIII. RELATED CORPORATIONS..............................................................................-72-
    13.1      Joinder...........................................................................................-72-
    13.2      Contributions.....................................................................................-72-
    13.3      Treatment of Employee Transfers...................................................................-72-
    13.4      Commingling of Funds..............................................................................-73-
    13.5      Special Provisions Regarding Canteen Group Employees..............................................-73-
    13.6      Special Provisions Regarding TW Recreational Services, Inc. Employees.............................-74-

                             FLAGSTAR THRIFT PLAN

                             AMENDED AND RESTATED

                             AS OF JANUARY 1, 1987

    THIS PLAN, amended and restated as of January 1, 1987, by Flagstar Corporation for itself and its affiliates which have adopted this Plan pursuant to its terms as listed on Appendix A (collectively, the "Employer");

                              W I T N E S S E T H:

                              ARTICLE I. RECITALS

    A. Effective as of April 25, 1968, the Employer adopted the Thrift Plan for Noncontract Employees of TW Services, Inc. to encourage savings by eligible employees.

    B. The Plan was subsequently amended and restated several times and the Plan name was changed to the Flagstar Thrift Plan effective June 16, 1993. Effective as of January 1, 1987 (or as otherwise provided herein), the Employer again desires to restate the Plan and has adopted the amended and restated Plan as set forth herein.

    C. The Plan and Trust are intended to meet the requirements of Sections 40l(a), 401(k) and 50l(a) of the Internal Revenue Code.

    D. The provisions of this Plan shall apply only to an employee who has an Hour of Service on or after the Effective Date. The rights and benefits, if any, of a former employee shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment terminated.

    NOW, THEREFORE, Flagstar Corporation for itself and its affiliates who have adopted this Plan hereby amends and restates the Flagstar Thrift Plan in accordance with the following terms and provisions.

                    ARTICLE II. DEFINITIONS AND CONSTRUCTION

    2.1 Definitions: The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

         (1) ACTUAL CONTRIBUTION PERCENTAGE or ACP: For any Plan Year beginning after December 31, 1986, with respect to Participants who are members of the Highly Compensated Employee group and the Non-Highly Compensated Employee group, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in each group) of:

                  (a) the sum of the Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and any Employee After-Tax Contributions made under the Plan on behalf of each Eligible Participant for such Plan Year (plus, such other Employee Pre-Tax Contributions or qualified non-elective contributions under this or any other plan of the Employer or Aggregated Employer as may be permitted under the Commissioner's regulations), to

                  (b)      each Eligible Participant's Compensation for such
Plan Year.

If other plans of the Employer or any Aggregated Employer have employee contributions or matching contributions under Code Section 401(m), then all such plans shall be treated as one plan for purposes of calculating the Participants' ACP (using for this purpose each such plan's definition of ACP), but such aggregation shall take place only to the extent that such plans are treated as one plan for purposes of Code Section 410(b).

         (2) ACTUAL DEFERRAL PERCENTAGE or ADP: For any Plan Year beginning after December 31, 1986, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in each group) of:

                  (a) the amount of Employee Pre-Tax Contributions paid over to the Trust on behalf of each Eligible Participant, (plus such other matching contributions and other qualified nonelective contributions allocated to the Participant's Pre-Tax Account, as may be permitted under the Commissioner's regulations), to

                  (b)      each Eligible Participant's Compensation for the
Plan Year.

If other plans of the Employer or any Aggregated Employer have cash or deferred arrangements under Code Section 401(k), then all such plans shall be treated as one plan for purposes of calculating Participants' ADP, but only to the extent that such plans are treated as one plan for purposes of Code Section 410(b). Furthermore, for the purpose of determining the ADP of any Highly Compensated Employee, all plans of the Employer and any Aggregated Employer which have cash or deferred arrangements under Code Section 401(k) shall be treated as one plan.

         (3) ADDITIONS or ANNUAL ADDITIONS: With respect to each Participant for each Limitation Year, the sum of: all Employee Pre-Tax Contributions and Employer Pre-Tax Matching Contributions allocated to his Pre-Tax Account; plus all Employee After-Tax Contributions and Employer After-Tax Matching Contributions for such Limitation Year which were allocated to his After-Tax Account (provided, that Employee After-Tax Contributions for Plan Years beginning prior to January 1, 1987 shall be considered to be Additions only to the extent they were considered as Additions under the Code in existence as of that Plan Year). The term "Annual Additions" does not include the following: amounts contributed to an account because of an erroneous forfeiture or an erroneous failure to allocate in a prior Limitation Year, but such forfeiture reinstatement or contribution (less actual investment gains attributable to the period subsequent to the Limitation Year to which it relates) will be considered an Annual Addition for the Limitation Year to which it relates; the allowable restoration of accrued benefits following either repayment of withdrawn mandatory Employee contributions or repayments of benefits paid out; amounts distributed from the Plan as permitted by Code
Section 402(g)(2) and Treasury Regulation Section 1.415-6(b)(6)(iv); or the transfer of funds from another qualified plan. Furthermore, with respect to a Participant's Employee After-Tax Contributions, the term "Annual Additions" does not include the following: rollover contributions as permitted under ERISA; repayments of loans made to a Participant; allowable repayments of either withdrawn mandatory Employee contributions or benefits paid out; qualified voluntary Employee contributions allowed under Code Section 219(e)(2); or the direct transfer of funds from another qualified plan, if any, pursuant to Section 4.5 of this Plan. Amounts allocated after March 31, 1984 to an individual medical account (as defined in Code Section 415(1)(2)) which is part of a pension or annuity plan maintained by the Employer shall be treated as Annual Additions to a defined contribution plan. Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, which are attributable to post-retirement medical benefits under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer which are allocated to the separate account of an Employee who is or was a Key Employee during the Plan Year or the preceding Plan Year, also shall be treated as Annual Additions to a defined contribution plan.

         (4) AFTER-TAX ACCOUNT: The account maintained to record the aggregate total amount of a Participant's Employee After-Tax Contributions and Employer After-Tax Matching Contributions and adjustments relating thereto.

         (5) AGGREGATED EMPLOYER: An employer (whether or not considered an Employer under the Plan) required to be aggregated with the Employer under subsection b, c, m, n or o of Code Section 4l4; provided, that another employer shall be an Aggregated Employer for any Plan Year only to the extent the foregoing subsections of Code Section 414 applied with respect to that Plan Year, and only to the extent such employer is required to be aggregated notwithstanding the separate lines of business provisions of Code Section 414(r).

         (6)      ALTERNATE PAYEE: A beneficiary as defined in Section 6.8.

         (7)      ANNIVERSARY DATE:  December 31 of each year.

         (8) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized in writing by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by applicable statutes of the United States in effect from time to time, provided that the Employee returns to employment with the Employer within the period provided by law.

         (9) BENEFICIARY: A person or persons (natural or otherwise) designated in accordance with the provisions of Section 6.2(b) to receive any death benefit which shall be payable under this Plan.

         (10) BREAK IN SERVICE: A Break in Service shall occur for any consecutive twelve month period after the Effective Date beginning on an Employee's Severance from Service Date and ending on the first anniversary of such date during which the Employee fails to complete one Hour of Service. A Break in Service shall not be deemed to have occurred during any period of Authorized Leave of Absence if the Employee returns to the employ of the Employer within the period of authorized absence.

         Solely for purposes of determining whether a Break in Service has occurred in a computation period for participation purposes, an individual who is absent from work beyond the first anniversary of the first day of absence for a period by reason of Maternity Leave (as defined in Section 2.1) shall receive credit for the period of Service from the first anniversary of the first day of absence to the second anniversary of the first day of absence. Such Service shall only count as Service for purposes of determining whether a Break in Service has occurred and shall not otherwise count as a period of Service or a Period of Severance.

         (11) CHANGE DATE: The first day of the first payroll period in any calendar month. The Committee may designate different Change Dates for different purposes, for example, fewer Change Dates may be designated to reduce Employee Pre-Tax Contributions than to increase Employee Pre-Tax Contributions.

         (12)     CODE: The Internal Revenue Code of 1986, as amended.

         (13) COMMISSIONER: The Commissioner of Internal Revenue. For purposes of this Plan, Commissioner also refers to the Department of the Treasury with respect to official regulations and pronouncements under the Code.

         (14) COMMITTEE: The person or persons appointed under the provisions of Article VIII to administer the Plan.

         (15)     COMPENSATION:

                  (a) The total of all amounts paid to a Participant by the Employer within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 ("Box 1" compensation on 1993 Form W-2) for the Plan Year; plus any amounts not includible by the Employer in the Participant's income for that Plan Year by virtue of Participant salary deferrals pursuant to Code Sections 125, 401(k), 403(b), or 408(k). Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (such exclusions to include, without limitation, severance pay, relocation allowances, gross-up pay to compensate for taxable reimbursements, hiring bonuses, imputed income for use of Employer property or services, compensation resulting from participation in any stock option plan, overseas pay, cost of living differentials, and any type of non-cash compensation). Solely for purposes of making Employee After-Tax Contributions and calculating Employer After-Tax Matching Contributions thereon, compensation also shall exclude all amounts other than base salary.

                  (b) For Plan Years beginning prior to January 1, 1989 in which the Plan is a Top-Heavy Plan, and for any Plan Year beginning after December 31, 1988 but before January 1, 1994 (regardless of whether the Plan is a Top-Heavy Plan), the Compensation taken into account for any Employee shall not exceed $200,000 for any Plan Year (or such greater amount as authorized by the Commissioner). For Plan Years beginning after December 31, 1993, the Compensation taken into account for any Employee shall not exceed $150,000 for any Plan Year (or such greater amount as authorized by the Commissioner), regardless of whether the Plan is a Top-Heavy Plan. In determining the Compensation of a Participant for purposes of this adjusted $150,000 (or $200,000) limitation, the family aggregation rules of Code 414(q)(6) shall apply, except that in applying these rules, the term Family Member shall include only the spouse of a Participant and any lineal descendants of a Participant who have not attained age nineteen before the last day of the Plan Year. If the adjusted $150,000 (or $200,000) limitation is exceeded as a result of the application of this family aggregation rule, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

                  (c) In the event that the definition of Compensation as stated above is subject to the nondiscrimination requirement of Treasury Regulation Section 1.414(s)-1(d)(3), the average percentage of total compensation for all Highly Compensated Employees shall not exceed by more than a de minimis amount the average percentage of total compensation for all employees who are not Highly Compensated Employees within the meaning of Treasury Regulation Section 1.414(s)-1(d)(3). In the event that this provision requires that Compensation for Highly Compensated Employees be reduced, such reduction shall be made by decreasing the Compensation for all Highly Compensated Employees by the same percentage, such percentage to be the smallest whole percentage necessary to satisfy Treasury Regulation Section 1.414(s)-1(d)(3).

         (16) DETERMINATION DATE: The last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of that first Plan Year).

         (17) DIRECT ROLLOVER: A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (18) DISABILITY: A physical or mental condition which in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, permanently prevents an Employee from satisfactorily performing his usual duties for the Employer.

         (19) DISTRIBUTEE: An Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         (20)     DOMESTIC RELATIONS ORDER: An order as defined in Section 6.8.

         (21) EARLIEST RETIREMENT AGE: The date on which a Participant becomes eligible to elect to receive normal retirement benefits under Section
6.1 or, if earlier, for early retirement benefits under Section 6.1.

         (22) EARLY RETIREMENT AGE: The first day of the month coincident with or next following age fifty-five and the completion of five Years of Service.

         (23) EFFECTIVE DATE: January 1, 1987, the date on which the provisions of this amended and restated Plan became effective; provided, that specific provisions of this Plan may be effective as of other dates to the extent specifically stated in the Plan. The Original Effective Date of this Plan is April 25, 1968.

         (24) ELIGIBLE PARTICIPANT: With respect to any Plan Year, a Participant who is eligible to make an Employee Pre-Tax Contribution or Employee After-Tax Contribution, or to receive an Employer Pre-Tax Matching Contribution or Employer After-Tax Matching Contribution under this Plan.

         (25) ELIGIBLE RETIREMENT PLAN: An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution; provided, that in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (26) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the

Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         (27)     EMPLOYEE:

                  (a) Any person who, on or after the Effective Date, is classified by the Employer as a salaried exempt employee or salaried non-exempt employee, including any officer who, on or after the Effective Date, is receiving regular compensation from the Employer in United States currency other than a retainer or fee under a contract.

                  (b) Employee shall not include independent contractors or any individual who is included in a unit of employees covered by a collective bargaining agreement (within the meaning of Code Section 7701(a)(46)) between an employee representative and the Employer under which retirement benefits were the subject of good faith bargaining between the parties (unless and only to the extent that the collective bargaining agreement expressly provides for inclusion in this Plan).

                  (c) Leased employees under Code Section 414 shall not be included in the definition of Employee for purposes of Participation or benefit accrual under the Plan; provided, that such leased employees shall be considered as employees for purposes of applying the various tests under Code Sections 401, 404, 408(k) and 416, and Service as a leased employee shall be counted under the Plan for vesting purposes in the event that a leased employee changes status so as to become eligible for Participation under the Plan.

                  (d) Effective January 1, 1989, Employees who are Highly Compensated Employees shall not be eligible to participate in the Plan as provided in Section 3.1.

         (28) EMPLOYEE AFTER-TAX CONTRIBUTIONS: Contributions made by a Participant on an after-tax basis pursuant to Section 4.2 of the Plan.

         (29) EMPLOYEE PRE-TAX CONTRIBUTIONS: Contributions made by a Participant on a pre-tax basis pursuant to Section 4.3 of the Plan.

         (30) EMPLOYER: Flagstar Corporation, a corporation organized and existing under the laws of the State of Delaware, or its successor or successors that assume Plan liabilities pursuant to Article XI and any related corporation or entity which adopts this Plan with the consent of Flagstar Corporation. Adopting Employers as of January 1, 1994, are listed on Appendix A.

         (31) EMPLOYER AFTER-TAX MATCHING CONTRIBUTION: After-tax matching contributions made by the Employer pursuant to Section 4.1(a)(iii).

         (32) EMPLOYER PRE-TAX MATCHING CONTRIBUTION: Pre-tax matching contributions made by the Employer pursuant to Section 4.1(a)(ii).

         (33) EMPLOYER STOCK: The preferred and/or common stock of the Employer or any other corporation which is a member of the same controlled group as defined in Code Section 414(b).

         (34)     ENTRY DATE: The first day of any payroll period.

         (35) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of l974, as amended from time to time.

         (36) EXCESS CONTRIBUTIONS: With respect to any Plan Year, the excess of:

                  (a) The aggregate amount of Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and any Employee After-Tax Contributions (plus any Employee Pre-Tax Contributions or qualified non-elective contributions taken into account in computing the ACP) actually made for that Plan Year on behalf of a Highly Compensated Employee, over

                  (b) the maximum amount of such contributions permitted under the limitations of Section 4.4(b), determined by reducing such contributions made on behalf of Highly Compensated Employees in order of their individual Actual Contribution Percentages beginning with the highest such percentage.

         (37) EXCESS DEFERRALS: With respect to any Plan Year, the excess of:

                  (a) the aggregate amount of Employee Pre-Tax Contributions (plus such other Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and other qualified non-elective contributions taken into account under Code Section 401(k)(3)(D) in computing the ADP) actually paid over to the Trust for that Plan Year on behalf of a Highly Compensated Employee, over

                  (b) The maximum amount of such deferrals permitted under the limitations of Section 4.4(a), determined by reducing Employee Pre-Tax Contributions made on behalf of Highly Compensated Employees in order of their individual Actual Deferral Percentages beginning with the highest such percentage.

         (38) FAMILY MEMBER: With respect to any individual, his spouse and lineal ascendents or descendents, and the spouses of such lineal ascendents and descendents.

         (39) FIDUCIARIES OR NAMED FIDUCIARIES: The Employer, the Committee and its members, and the Trustee, but only with respect to the specific responsibilities of each for Plan administration, all as described in Section 8.1. If an Investment Manager is appointed as provided in Section 8.1, it also shall be a Fiduciary.

         (40) FIVE PERCENT OWNER: With respect to a Plan Year, an owner of more than five percent of the outstanding stock (or an owner of stock possessing more than five percent of the total combined voting power, or an owner of more than five percent of the capital or profits interest of an unincorporated business) of the Employer or of any one of the Aggregated Employers (ownership in the Employer and Aggregated Employers not being considered together). In determining ownership, the constructive ownership rules of Code Section 416(i)(1)(B)(iii) shall apply.

         (41) FLAGSTAR: Flagstar Corporation, a corporation organized under the laws of the State of Delaware, or its successor or successors.

         (42) FORMER PARTICIPANT: A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been paid in full.

         (43) 4l5 COMPENSATION: The total of all amounts paid to a Participant by the Employer within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 ("Box 1" compensation on 1993 Form W-2) for the Plan Year; provided, that for all purposes other than determining compliance with Code
Section 415 (as described in Section 5.3), 415 Compensation also shall include elective or salary reduction contributions to a cash or deferred arrangement, cafeteria plan, simplified employee pension or tax-sheltered annuity pursuant to Code Sections 401(k), 125, 408(k) or 403(b).

         (44) HIGHLY COMPENSATED EMPLOYEE: Any Employee of the Employer who is a "highly compensated employee" as defined in Code Section 414(q) and the regulations thereunder; provided that, for purposes of determining eligibility to participate under the Plan, the Committee may deem additional Employees to be Highly Compensated Employees. With respect to any Plan Year, such definition generally shall include any Employee or former Employee who during the Plan
Year:

                  (a)      was at any time a Five Percent Owner;

                  (b) received 415 Compensation from the Employer and all Aggregated Employers in excess of $75,000 (or greater amount authorized by the Commissioner);

                  (c) both received 415 Compensation from the Employer and all Aggregated Employers in excess of $50,000 (or greater amount authorized by the Commissioner) and was in the Top Paid Group of employees for such Plan Year; or

                  (d) was at any time both an officer (as defined and limited in the definition of Key Employee) and had 415 Compensation in excess of fifty percent of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year, provided that at least the one highest paid officer shall always be taken into account for a Plan Year.

If any employee is a Family Member of (i) a Five Percent Owner or (ii) a Highly Compensated Employee who is in the group consisting of the ten Highly Compensated Employees receiving the most 415 Compensation during the Plan Year, then such Employee shall not be considered a separate employee, but shall be aggregated with all his Family Members so that any 415 Compensation and any Plan contributions or benefits (including Employee Pre-Tax Contributions) are treated as if paid to or on behalf of one single Highly Compensated Employee.

         Notwithstanding the foregoing, this Plan has a calendar Plan Year and has elected to use the "calendar year calculation election" described in
Section 1.414(q)-1T, Q&A 14(b) of the Commissioner's regulations and thus need not consider the prior Plan Year in determining who is a Highly Compensated Employee. In the event that this Plan ceases to have a calendar Plan Year, then an individual also will be a Highly Compensated Employee if he met any of the above criteria during the prior Plan Year.

         A former employee also shall be considered a Highly Compensated Employee if he was a Highly Compensated Employee for the year of separation from Service or for any Plan Year ending on or after the employee attains age fifty-five.

         (45)     HOUR OF SERVICE or HOUR OF CREDITED SERVICE:

                  (a) Each hour during the applicable computation period when the Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties for the Employer. An Hour of Service also includes each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or Authorized Leave of Absence.

                  (b) Hours of Service determined under the preceding sentences shall include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer; provided that (i) no more than 50l Hours of Service are required to be credited to an Employee on account of any single continuous period during which he performs no duties whether or not such period occurs in a single computation period, (ii) such hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains, (iii) an hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed will not be credited if such payment is on account of compliance with worker's compensation or unemployment compensation or disability insurance laws, and (iv) hours will not be credited for payments which solely reimburse an Employee for medical or medically related expenses incurred by him.

                  (c) In applying the rules of the preceding sentences, the provisions of paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor regulations shall apply and are incorporated herein by reference.

         (46) INCOME: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value. Amounts which are distributed to Participants as Excess Contributions, Excess Deferrals, or excess amounts under Code Section 402(g) shall include Income for the Plan Year and for the period between the end of the Plan Year (or taxable year in the case of excess amounts under Code Section 402(g)) through the date of distribution, with such Income being calculated for the Plan Year by multiplying the Income for the Plan Year (or taxable year) by a fraction. The numerator of the fraction is the amount of Excess Deferrals or Excess Contributions, as the case may be, made for the Plan Year (or taxable year). The denominator of the fraction is the total account balance of the Employee attributable to Excess Deferrals or Excess Contributions as of the end of the Plan Year (or taxable year) reduced by the gain allocable to such amount for the Plan Year (or taxable year) and increased by the loss allocable to such total amount for the taxable year. Such Income shall be calculated for the period from the end of the Plan Year (or taxable year) through the date of distribution by multiplying the amount which is ten percent of the allocable Income for the Plan Year (or taxable year) by the number of calendar months that have elapsed since the end of such year. Distributions made on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month, and a distribution made after the fifteenth of the month shall be treated as having been made on the first day of the next subsequent month.

         (47) INVESTMENT MANAGER: A Fiduciary (other than the Trustee or Named Fiduciary) who:

                  (a) has the power to manage, acquire or dispose of any asset(s) of the Plan;

                  (b) is (i) registered as an investment adviser under the Investment Adviser Act of 1940, (ii) a bank as defined in that Act, or (iii) an insurance company qualified to perform services described in subparagraph (a) under the laws of more than one State; and

                  (c) has acknowledged that he or it is a Fiduciary with respect to the Plan.

         (48) KEY EMPLOYEE: Any employee or Partner of the Employer or any Aggregated Employer who is at any time during the Plan Year containing the Determination Date, or was during any of the four preceding Plan Years, any one or more of the following:

                  (a) A duly authorized officer of the Employer in regular and continued service having 415 Compensation during the Plan Year greater than fifty percent of the maximum dollar limitation under Code Section 415(b)(1)(A) in effect for the calendar year containing the

Determination Date, provided that if during such Plan Year the number of employees (whether or not Employees under the Plan) of the Employer plus all other Aggregated Employers is:

                           (i)      less than thirty, then no more than a total
of three individuals shall be considered officers for that Plan Year for the Employer and all Aggregated Employers,

                           (ii)     greater than thirty but less than five
hundred, then no more than a total of ten percent of the total employees shall be considered officers for that Plan Year for the Employer and all Aggregated Employers, or

                           (iii)    greater than five hundred, then no more
than a total of fifty employees shall be considered officers for that Plan Year for the Employer and all Aggregated Employers; or

                  (b) One of the ten employees (whether or not Employees under the Plan) owning the largest interest in the Employer and Aggregated Employers during such Plan Year (the Employer and Aggregated Employers being considered as one unit) if he has 415 Compensation during the Plan Year of more than the maximum dollar limitation under Code Section 415(c)(1)(A) in effect for the calendar year containing the Determination Date; provided that an employee need not be considered if he does not have an ownership interest of more than one-half of one percent in value, and if two employees have the same interest in the Employer and Aggregated Employer, then the employee having the greater 415 Compensation from the Employer and Aggregated Employers for the calendar year containing the Determination Date shall be treated as having a larger interest; or

                  (c)      A Five Percent Owner; or

                  (d) An owner of one percent of the outstanding stock (or an owner of stock possessing one percent of the total combined voting power) of the Employer or of any one of the Aggregated Employers (ownership in the Employer and Aggregated Employers not being considered together) for such Plan Year, if he has annual 415 Compensation during the Plan Year from the Employer and all Aggregated Employers totalling more than $l50,000.

For purposes of determining ownership under subSection s (b), (c) and (d) above, the constructive ownership rules of Code Section 3l8 shall apply as modified by Code Section 4l6(i). The beneficiary of a former Key Employee shall continue to be treated as such former Key Employee. If a maximum number of employees are to be considered officers under subSection (a) above, the officers having the largest annual 415 Compensation during such Plan Year shall be the officers considered under subSection (a).

         (49) LIMITATION YEAR: The Limitation Year shall be the twelve month period ending on each Anniversary Date.

         (50) MATERNITY LEAVE: Absence from work for maternity or paternity reasons by an individual (male or female) on account of and by reason of (a) the pregnancy of the individual, (b) the birth of a child of the individual,
(c) the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) caring for a child referred to above for a period beginning immediately following such birth or placement. A period of absence shall not be considered Maternity Leave for purposes of this Plan unless both (i) such absence began on or after the first day of the first Plan Year beginning after December 31, 1984, and (ii) the individual furnishes the Committee such timely information as the Plan reasonably may require to establish that the absence from work is for one of the reasons referred to above and the number of days for which there was such an absence. The determination of whether an individual has taken a Maternity Leave for purposes of this Plan shall not have any effect upon whether such absence from work is entitled to any other special treatment by the Employer for any other employment purposes, and the existence of these Maternity Leave provisions in the Plan shall not be in any way determinative of whether the Employer has any other maternity or paternity leave policy or the terms of that policy (if any).

         (51) NON-HIGHLY COMPENSATED EMPLOYEE: Any Participant who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

         (52) NONKEY EMPLOYEE: Any employee (or former employee) of the Employer or any Aggregated Employer who is not a Key Employee. The beneficiary of a Nonkey Employee or a former Nonkey Employee shall continue to be treated as such Nonkey Employee or former Nonkey Employee.

         (53) NORMAL RETIREMENT AGE: For any Participant who enters the Plan on or after January 1, 1988, the later of the date the Participant attains age sixty-five and the fifth anniversary of Participation in the Plan. For Participants who entered the Plan before January 1, 1988, the date the Participant attains age sixty-five.

         (54) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 3.1; provided, that for purposes only of making or transferring a rollover contribution to the Plan under Section 4.5, an Employee shall be considered a Participant once he has become an Employee who would be eligible to be a Participant but for the age or Service requirements of Section 3.1.

         (55) PARTICIPATION: The period commencing on the date the Employee becomes a Participant and ending on the date his employment with the Employer terminates.

         (56) PAYMENT STARTING DATE: The latest date until which the Plan may delay payment of benefits to a Participant in the absence of the Participant's consent to later payment. Such date shall be the sixtieth day after the close of the Plan Year in which the last of the following events occurs: (a) the Participant attains the earlier of age sixty-five or the Normal Retirement Age, (b) the tenth anniversary of the year in which the Participant commenced Participation in the Plan, or (c) the Participant terminates his Service with the Employer; provided further, that benefits also must commence not later than April 1 of the calendar year following the calendar year in which a Participant attains age seventy and one-half, even if he is still employed by the Employer, except as may otherwise be allowable under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 521 of the Deficit Reduction Act of 1984 (regarding special designations filed before January 1, 1984), and except as may otherwise be allowable under Section 1121(d) of the Tax Reform Act of 1986 (regarding Participants, other than certain Five Percent Owners, who reached age seventy and one-half before January 1, 1988 and certain collective bargaining agreements). If the amount of payment cannot be determined or the proper recipient located before the Payment Starting Date, retroactive payment may be made to such date in accordance with Treasury Regulation Section 1.401(a)-14(d).

         (57) PERIOD OF SEVERANCE: The period of time beginning on an Employee's Severance from Service Date and ending on the date the Employee again performs an Hour of Service.

         (58) PLAN: The Flagstar Thrift Plan (formerly called the Thrift Plan for Noncontract Employees of TW Services, Inc.), the Plan set forth herein, as amended from time to time.

         (59)     PLAN ADMINISTRATOR: The Committee appointed pursuant to
Section 8.2 or, in the absence of such appointment, the Employer.

         (60) PLAN YEAR: The consecutive twelve month period commencing on January 1 and ending on the following December 31.

         (61) PRESENT VALUE OF ACCRUED BENEFITS: With respect to any individual and as of any Determination Date, the sum of (a) his After-Tax Account and Pre-Tax Account balances on the most recent Valuation Date (which for the first Plan Year of the Plan shall include contributions made after the Determination Date which are allocated as of a date in the first Plan Year, but otherwise shall only include allocated contributions which actually were made after the Valuation Date if such contributions were made on or before the Determination Date) less any Employee After-Tax Contributions which were deductible under Code Section 219(e)(2), and (b) his Rollover Account balance (if any) as of the most recent Valuation Date to the extent it is attributable to any rollover contribution from a plan of an Aggregated Employer and/or any rollover contribution accepted on or before December 31, 1983. For purposes of determining whether the Plan is a Top-Heavy Plan, the Present Value of Accrued Benefits also shall include the amount of Plan distributions (whether made on or after the Effective Date and including distributions from a terminated plan which would have been required to be aggregated under the definition of Top-Heavy Plan) made within the five consecutive Plan Year period ending on the Determination Date to any Key Employee or Nonkey Employee or Beneficiary thereof (regardless of whether such individual is employed or has an accrued benefit as of the Determination Date); provided, that distributions of benefits paid on account of death shall be deemed to include only the present value of benefits existing immediately prior to death. For Plan Years beginning after December 31, 1984, if an individual has not performed an Hour of Service for any employer maintaining the Plan at any time during the five year period ending on the Determination Date, any account balance or accrued benefit for such individual shall be disregarded.

         (62) PRE-TAX ACCOUNT: The account maintained to record a Participant's Employee Pre-Tax Contributions and Employer Pre-Tax Matching Contributions and adjustments relating thereto.

         (63)     QUALIFIED DOMESTIC RELATIONS ORDER: An order as defined in
Section 6.8.

         (64) QUALIFIED JOINT AND SURVIVOR ANNUITY: An immediate annuity for the life of the Participant with a survivor annuity for the life of his Surviving Spouse which is fifty percent of the amount payable during the joint lives of the Participant and his spouse, which annuity is the actuarial equivalent of a single annuity for the life of the Participant (that is, has been purchased with the total of all vested account balances of the Participant). With respect to a Participant who is not married to a Surviving Spouse, a Qualified Joint and Survivor Annuity shall be an annuity for the life of the Participant.

         (65)     ROLLOVER ACCOUNT: The account established pursuant to Section
4.5 hereof to record permissible rollover contributions from another qualified plan or an Individual Retirement Account and adjustments relating thereto.

         (66) SERVICE: Effective January 1, 1990 Service shall be as follows:

                  (a) An Employee's period of employment with the Employer. Service shall be measured from the date an Employee first performs an Hour of Service for the Employer until his first Severance From Service Date. If an Employee returns to employment after his Severance From Service Date, Service also shall include the period of employment with the Employer measured from the date the Employee again performs an Hour of Service following re-employment and ending on his next Severance From Service Date; provided that, certain periods of Service may be disregarded as provided in Section 3.4.

                  (b) If an Employee terminates employment while an active Employee as a result of quitting, being discharged or retiring, and then performs an Hour of Service within twelve months from his Severance From Service Date, the Period of Severance shall be counted as Service.

                  (c) If an Employee terminates employment as a result of quitting, being discharged or retiring at a time when he was absent from Service for any other reason (e.g., leave of absence, layoff, sickness, holiday, vacation or disability) and then performs an Hour of Service within twelve months of the date on which the Employee was first absent from Service (e.g., due to leave of absence, lay off, sickness, holiday, vacation or disability), the Period of Severance shall be counted as Service.

                  (d) Service shall include all periods of Authorized Leave of Absence provided the Employee returns to the employ of the Employer upon expiration of the Authorized Leave of Absence.

                  (e) Service shall be expressed as whole years and fractional parts of a year. Thirty days of Service shall equal one month of Service and 12 months of Service or 365 days of Service shall equal one Year of Service.

                  (f) Service with the Employer also shall include Service with an Aggregated Employer for the period during which the employers are considered aggregated. Except as specifically indicated otherwise, Service for the purposes of vesting and eligibility shall include all Service with an Aggregated Employer on the date the employer became an Aggregated Employer.

                  (g) Service for any Employee as of January 1, 1989 shall not be less than years of Service which he would have been credited on December 31, 1988, under the Plan then in effect and Service for any Employee as of January 1, 1990 shall not be less than Years of Service which he would have been credited on December 31, 1989 under the Plan then in effect.

                  (h) Periods of employment before an interruption of full-time employment commencing before January 1, 1976 shall not be counted unless such periods would have been counted under the rules of the Plan in effect as of January 1, 1976.

                  (i) Notwithstanding the foregoing provisions, the Committee in its discretion (but subject to any specific directions that may be given by the Board of Directors of Flagstar) may grant Service credit to any group of persons who become Employees as a result of the acquisition of any asset, corporation or other trade or business, for so much of their service with a previous employer as the Committee may specify. All such decisions by the Committee and the reasons therefor shall be recorded in writing in the minutes of the meeting at which a decision thereon is reached.

                  (j) Service following re-employment shall be determined in accordance with Section 3.4. Service for Employees who transfer between classes of employment, between Related Employers (as defined in Section 13.3) and between Employers shall be determined in accordance with Section 13.3.

         (67) SEVERANCE FROM SERVICE DATE: The earlier of (a) the date an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the date an Employee separates from Service with the Employer or an Aggregated Employer and remains absent (with or without pay) for a reason other than quitting, retiring, being discharged or dying (e.g., leave of absence, layoff, sickness, holiday, vacation or disability.

         (68) SUPER TOP-HEAVY PLAN: The Plan will be a Super Top-Heavy Plan with respect to any Plan Year in which as of the Determination Date it is a Top-Heavy Plan in which the Present Value of Accrued Benefits for Key Employees exceeds ninety percent of the Present Value of Accrued Benefits for all Key Employees and Nonkey Employees who are or were Plan Participants. In determining whether a Plan is a Super Top-Heavy Plan, all the rules of determining whether the Plan is a Top-Heavy Plan shall be applied except that "ninety percent" shall be substituted for "sixty percent."

         (69) SURVIVING SPOUSE: The surviving spouse of a Participant, but only if the Participant and that spouse had been married throughout the one year period ending on the earlier of (a) the Participant's Payment Starting Date or (b) the date of the Participant's death. If a Participant marries within one year before his Payment Starting Date and the Participant and his spouse in such marriage have been married for at least a one year period ending on or before the date of his death, such Participant and his spouse also shall be treated as having been married throughout the one year period ending on the Participant's Payment Starting Date. A former spouse of a Participant will be treated as a Surviving Spouse to the extent it specifically is provided under a Qualified Domestic Relations Order as described in Article VI of this Plan and Code Section 414(p).

         (70) SUSPENSE ACCOUNT: The account maintained for the Trustee to record any part of the Employer Contribution which is an excess Annual Addition under Section 5.3 of the Plan and adjustments relating thereto.

         (71) TOP-HEAVY PLAN: The Plan will be a Top-Heavy Plan with respect to any Plan Year in which, as of the Determination Date, the Present Value of Accrued Benefits under the Plan for all Key Employees exceeds sixty percent of the Present Value of Accrued Benefits for all Key Employees and Nonkey Employees who are or were Plan Participants; provided, that if any individual is a Nonkey Employee with respect to any Plan Year but was a Key Employee with respect to any prior Plan Year, the Present Value of Accrued Benefits for such individual shall not be taken into account in determining whether the Plan is a Top-Heavy Plan. In determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with each plan of an Employer or Aggregated Employer in which a Key Employee is a participant and with each other plan of an Employer or Aggregated Employer which enables any such plan to meet the requirements of Code Sections 401(a)(4) or 410, and may be aggregated with any or all other plans of an Employer or Aggregated Employer if such aggregation group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account. If the Plan must or may be aggregated with any other plan, the top-heavy ratio for the aggregated group shall be determined by adding together the numerators for each plan, and then adding together the denominators for each plan.

         (72) TOP-HEAVY YEAR OF SERVICE: A Year of Service ending in a Plan Year for which the Plan is a Top-Heavy Plan.

         (73) TOP PAID GROUP: For any Plan Year, the group consisting of the top twenty percent of employees who performed services for the Employer during the Plan Year when ranked on the basis of 415 Compensation paid during such year, determined as provided in Code

Section 414(q) and regulations issued thereunder. All active employees and leased employees under Code Section 414(n) shall be counted in determining the Top Paid Group, without any exclusion for age or service or collective bargaining employees, except that employees who are non-resident aliens with no United States source income shall be excluded.

         (74) TRUST, TRUST FUND or TRUST AGREEMENT: The fund known as the Flagstar Thrift Plan Trust, maintained in accordance with the terms of the Flagstar Thrift Plan Trust Agreement, as from time to time amended, which is incorporated and made a part of this Plan.

         (75) TRUSTEE: The corporation or individuals appointed under the Trust Agreement to administer the Trust.

         (76) VALUATION DATE: The Anniversary Date in each Plan Year, December 31, plus any other interim dates during the Plan Year which the Committee designates as Valuation Dates. The Committee may develop reasonable rules and procedures for designating additional Valuation Dates, which rules and procedures may include using different Valuation Dates for different purposes under the Plan and valuing assets and allocating Income to Participant accounts as of different Valuation Dates depending on the investment vehicle in which the assets are invested. Additional Valuation Dates may be designated by the Committee at any time, and if designated shall apply for all purposes under the Plan (including pending distributions).

         (77)     YEAR OF SERVICE: Twelve months of Service as defined in
Section 2.1. Years of Service following re-employment shall be determined in accordance with Section 3.4.

    2.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

    2.3 Governing Law: This Plan and Trust shall be governed to the maximum extent by federal law under ERISA. To the extent not so preempted or otherwise governed by ERISA, the laws of the State of South Carolina shall control on all other matters.

    2.4 Effect of Restatement: If the Plan's restatement as of January 1, 1987 fails to qualify under the Code upon its submission to the Internal Revenue Service, the Employer may elect to make further amendments as requested by the Internal Revenue Service or, alternatively, to withdraw this restatement, and continue to operate the Plan under the documents in effect prior to the restatement.

                     ARTICLE III. PARTICIPATION AND SERVICE

    3.1  Participation:

         (a) Any Employee (which includes only those individuals classified by the Employer as salaried exempt or salaried non-exempt), other than a Highly Compensated Employee (or an Employee deemed to be a Highly Compensated Employee by the Committee), who was included under the prior provisions of the Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

         (b) Each other salaried Employee who is so classified (other than a Highly Compensated Employee) shall be eligible to participate as of the first Entry Date on or after the date on which he both attains age twenty-one and completes one Year of Service (provided that the Employee is still in the Employer's Service on such Entry Date). For this purpose, an Employee is considered to be in the Employer's Service on such Entry Date as long as the Entry Date does not fall during a Period of Severance.

         (c) Effective as of January 1, 1989, no Employee who is a Highly Compensated Employee shall be eligible to participate in the Plan. Highly Compensated Employees who participated in the Plan prior to January 1, 1989 shall revert to inactive status effective January 1, 1989 and as of that date shall no longer be eligible to make Employee Pre-Tax Contributions or Employee After-Tax Contributions, or to share in Employer Pre-Tax Matching Contributions or Employer After-Tax Matching Contributions.

    3.2 Service: A Participant's eligibility for benefits under the Plan shall be based on his period of Service, determined in accordance with the definition of Service in Section 2.1.

    3.3 Inactive Status: In the event that any Participant shall become a Highly Compensated Employee, his After-Tax Account and Pre-Tax Account shall be placed on inactive status.

    In such case, the Participant may no longer make Employee Pre-Tax Contributions or Employee After-Tax Contributions and shall not share in the Employer After-Tax Matching Contribution or in the Employer Pre-Tax Matching Contribution allocations for any such Plan Year, but he shall continue to receive Income allocations in accordance with Section 5.2(a). In the event such Participant ceases to be a Highly Compensated Employee in a subsequent Plan Year, his Pre-Tax Account and After-Tax Account shall revert to active status with full rights and privileges under this Plan resuming as of such Plan Year.

    3.4  Participation and Service Upon Reemployment:

         (a)      Participation Ceases Upon Termination of Employment:
Participation in the Plan shall cease upon termination of employment with the Employer. Such termination of employment may have resulted from retirement, death or voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer by the date on which an Authorized Leave of Absence expired.

         (b) Special Rules Regarding Reemployment: Upon the reemployment of any person after his Severance From Service Date, the following rules shall apply in determining his Participation in the Plan and his Service:

                  (1)      Plan Participation:

                           (i)      Employee Who Had Not Been a Participant: If
the reemployed Employee was not a Participant in the Plan during his prior period of employment he shall commence Participation after he has met the requirements of Section 3.1 as if he were a new Employee; provided, that any Service attributable to his prior period of employment shall be taken into account for such reemployed Employee unless the number of consecutive one-year Breaks in Service equals or exceeds the greater of (A) five or (B) the aggregate number of Years of Service before the consecutive Breaks in Service (such aggregate number not including Years of Service disregarded by reason of prior periods of Breaks in Service). Notwithstanding the foregoing, if an Employee is re-employed by the Employer after his Severance From Service Date and the Employee receives credit for Service during his Period of Severance as provided in Section 2.1(66)(b) or Section 2.1(66)(c) and the Employee satisfied the eligibility requirements of Section 3.1 during the Period of Severance, he shall be entitled to participate in the Plan on his date of re-employment; provided, that in no event shall an Employee be entitled to participate in the Plan prior to the Entry Date on which he would have participated in the Plan had he never separated from Service.

                           (ii)     Employee Who Had Been a Participant: If the
reemployed Employee was a Participant in the Plan during his prior period of employment or had completed the eligibility requirements but had not become a Participant, he shall be entitled to reparticipate in the Plan on his date of reemployment for all purposes; provided, that his ability to elect to make Employee Pre-Tax Contributions and Employee After-Tax Contributions shall be subject to the Plan's normal rules and procedures which may delay the election of making Employee Pre-Tax Contributions and Employee After-Tax Contributions to the next Change Date.

                   ARTICLE IV. CONTRIBUTIONS AND FORFEITURES

    4.1  Employer Matching Contributions and Employee Pre-Tax Contributions:
The Employer in its discretion may, for each year, contribute an amount as it may determine. Such amount shall not exceed the lesser of the following amounts:

         (a)      The total of:

                  (i) the amount which is elected to be deferred by Participants as Employee Pre-Tax Contributions under Section 4.3; plus

                  (ii) an amount equal to 25% of each Participant's Employee Pre-Tax Contributions which are not in excess of 6% of that Participant's Compensation, plus an additional 75% of the first $500 per year of each Participant's Employee Pre-Tax Contributions; plus

                  (iii) an amount equal to 25% of each Participant's Employee After-Tax Contributions which are not in excess of 10% of the Participant's Compensation (as provided in Section 4.2); or

         (b) Fifteen percent of all 415 Compensation (which excludes amounts deferred pursuant to Code Section 401(k)) paid or accrued in the Plan Year to all Participants in the employ of the Employer who are eligible to receive an allocation to their accounts in accordance with the provisions of
Section 5.2, plus any contribution carryover, pre-1987 limitation carryforward, or other amounts permitted (even if not deductible) under Code Section 404(a), and less any Employer contributions or Employee pre-tax contributions to any other profit sharing plan or Code Section 401(k) plan of the Employer.

    All contributions of the Employer shall be made in cash or other property permitted by ERISA, and shall be conditioned upon their deductibility under Code Section 404 and shall be paid to the Trustee, and payments shall be made not later than the date prescribed by law for filing the Employer's federal income tax returns, including extensions which have been granted for the filing of such tax returns; provided, that Employee Pre-Tax Contributions made pursuant to Participants' elections under Section 4.3 shall be paid to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets but not later than ninety days after the date on which the deferred amount otherwise would have been payable to the Participant (or such longer period permitted by the Commissioner or under ERISA). Contributions of the Employer which are determined to be nondeductible shall be returned to the Employer in accordance with the provisions of the Trust Agreement.

    4.2  Employee After-Tax Contributions by Participants:

         (a) Election: Participants are not required to make any contributions under this Plan; however, a Participant may in each Plan Year voluntarily contribute Employee After-Tax Contributions to the Trust Fund subject to the rules and regulations of the Committee (which rules and regulations may limit or prohibit Employee After-Tax Contributions, so long as such limitation or prohibitions are nondiscriminatory with respect to Non-Highly Compensated Employees and are not made contingent upon a Participant's Employee Pre-Tax Contributions), and to the limitations of this Section, Section 4.4 and Section 5.3 of this Plan. Notwithstanding the foregoing, effective on and after January 1, 1989, Highly Compensated Employees may not make Employee After-Tax Contributions to the Plan.

         A Participant's ability to make Employee After-Tax Contributions is limited as follows:

                  (i) Such Employee After-Tax Contributions in a Plan Year may not exceed 10% of the Participant's Compensation for that Plan Year;

                  (ii) The sum of a Participant's Employee After-Tax Contributions (or comparable contributions) under this Plan and all other defined contribution plans of the Employer for all years does not exceed 10% of his aggregate 415 Compensation since becoming a Participant; and

                  (iii) The Participant may not make Employee After-Tax Contributions in any month in which he has made Employee Pre-Tax Contributions.

A Participant's Employee After-Tax Contributions shall be credited to his After-Tax Account and may be made by payroll deduction of a whole percentage between one percent and ten percent of his Compensation, or by other methods and in other percentage amounts in accordance with rules established by the Committee. The value of a Participant's Employee After-Tax Contributions shall at all times be fully vested and nonforfeitable. A Participant's Employee After-Tax Contributions shall be transmitted to the Trustee by the Employer on the earliest date on which such contributions reasonably can be segregated from the Employer's general assets, but in any event within ninety days after the date on which each such contribution was made.

         (b)      Elections and Modification or Revocation of Elections:
Elections to make, withdraw, modify, discontinue or resume Employee After-Tax Contributions shall be in writing, signed by the Participant and on such form or forms as the Committee shall provide. Elections to begin to make Employee After-Tax Contributions by payroll deduction, to change the percentage of such payroll deductions or to discontinue such payroll deductions must be filed with the Committee and shall be effective as of the next Change Date; provided, that payroll deductions for Employee After-Tax Contributions may be increased, reduced or terminated no more often than once a calendar quarter.

         (c) Withdrawal and Distribution: A Participant may elect to have an in-service withdrawal from his After-Tax Account only in accordance with
Section 6.5. Upon termination of employment, the Employee After-Tax Contributions made by a Participant shall be distributed in accordance with
Article VI.

    4.3  Participant's Election to Make Employee Pre-Tax Contributions:

         (a) Election: By written election, made and filed with the Committee pursuant to the Committee's rules and regulations and prior to the Change Date at which such election is to take effect, a Participant may elect to have a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee's rules or regulations) of his Compensation contributed as an Employee Pre-Tax Contribution to the Plan; provided that, on and after January 1, 1989, Highly Compensated Employees may not make Employee Pre-Tax Contributions to the Plan. As an administrative matter, in calculating the amount to be withheld from a Participant's periodic pay as an Employee Pre-Tax Contribution, the Committee may adopt rules and procedures whereby the amount of periodic withholding is determined by using a dollar figure or by using a percentage of base pay or of some other amount which is not identical to Compensation; provided, that for purposes of applying the various nondiscrimination and other tests required by the Code, the definition of Compensation will still be utilized. Notwithstanding the foregoing, no Participant may make an Employee Pre-Tax Contribution in any month in which he has made an Employee After-Tax Contribution.

         (b)      General $7,000 Limitation on Employee Pre-Tax Contributions:
Notwithstanding the foregoing, for Plan Years beginning after December 31, 1986, no Participant's Employee Pre-Tax Contributions to this Plan and any other cash or deferred arrangement of any employer may exceed $7,000 for any taxable year (i.e., generally the calendar year) of the Participant. The foregoing $7,000 limitation shall be adjusted automatically each year to reflect cost-of-living adjustments announced by the Commissioner. Amounts contributed by a Participant in excess of such limit (plus Income attributable thereto through the most recent Valuation Date) may be distributed by the Plan to that Participant in accordance with Code Section 402(g)(2) on or before April 15 of the following calendar year; provided, that the Plan need not make such distribution unless so requested in writing by the affected Participant on or before March 1 of the following calendar year, but if not distributed, any amount contributed in excess of the amount permitted under Code Section 402(g) shall be considered an after-tax employee contribution, credited to the affected Participant's Employee After-Tax Contribution Account, and thereafter separately accounted for under the Plan. Such distributed or redesignated amounts nevertheless shall continue to be considered for Highly Compensated Employees (but not for Non-Highly Compensated Employees) for purposes of the Plan's Actual Deferral Percentage.

         (c)      Elections and Modification or Revocation of Elections:
Elections to make, withdraw, modify, discontinue or resume Employee Pre-Tax Contributions shall be in writing, signed by the Participant and on such form or forms as the Committee shall provide. Elections to make Employee Pre-Tax Contributions, to change the percentage of such payroll deductions or to discontinue such payroll deductions must be filed with the Committee and will be effective on the next Change Date; provided that the amount of payroll deductions for Employee Pre-Tax Contributions may be changed no more often than once a calendar quarter. The Committee may develop rules and procedures regarding Change Dates and the modification or revocation of elections, which rules and procedures may discriminate against Highly Compensated Employees.

         (d) Withdrawal and Distribution: A Participant may elect to have an in-service withdrawal from his Pre-Tax Account only in accordance with
Section 6.5. Upon termination of employment, the Pre-Tax Account shall be distributed in accordance with Article VI.

    4.4 Limitations on Employee Pre-Tax Contributions and on Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and Employee After-Tax Contributions:

         (a) Special Rules Limiting Employee Pre-Tax Contributions under Code Section 401(k):

                  (1) Upon receipt of all Employee Pre-Tax Contribution elections at the adoption of the Plan, and periodically thereafter (but no less frequently than as of the Anniversary Date each Plan Year), the Employer shall check the Actual Deferral Percentages against the tests set forth in Subsection
(5) below. The Committee shall formulate limits and rules regarding the percentage of Compensation which may be deferred by Participants to the extent it deems necessary or desirable in order to meet one of the tests. Any such limits and rules may discriminate against Participants who are Highly Compensated Employees.

                  (2) On and after January 1, 1989, Highly Compensated Employees may not make Employee Pre-Tax Contributions to the Plan and the Actual Deferral Percentage of any Highly Compensated Employee as of the last day of the Plan Year shall not exceed zero. In the event any such Highly Compensated Employee makes an Employee Pre-Tax Contribution, such employee shall receive as a cash distribution , the amount of such Employee Pre-Tax Contribution plus any Income attributable thereto (computed in accordance with the Commissioner's regulations). Any cash distributions under the foregoing sentence shall be treated as if they had never been deferred to the Plan under
Section 4.3.

                  (3) In the event that neither test in Subsection (5) is met as of the last day of any Plan Year, the Committee shall:

                           (i)      Request that the Employer make an
additional contribution to the Plan, which contribution shall be allocated among Pre-Tax Accounts in one of the following manners, as specified by the
Committee: (A) as if it were an additional Employer Pre-Tax Matching Contribution allocated based upon some stated amount of Employee Pre-Tax Contributions, either among all Participants or just among those Participants who are Non-Highly Compensated Employees; or (B) in the proportion that each Participant's Compensation bears to the total Compensation of all affected Participants, with such additional contribution either being made with respect to all Participants or just among those Participants who are Non-Highly Compensated Employees.

                           (ii)     In addition to or as an alternative to the
foregoing, the Committee may request that the Employer designate that all or part of the Employer Pre-Tax Matching Contribution which it will put into the accounts of either all Participants or just those Participants who are Non-Highly Compensated Employees be designated a "Qualified Non-elective Contribution" as described in regulations under Code Section 401(k) and be allocated to such Participants' Pre-Tax Accounts.

                           (iii)    In addition to or as an alternative to the
foregoing, the Committee may in its discretion require that Participants who are Highly Compensated Employees be required to amend their Employee Pre-Tax Contribution percentage elections and/or to elect to receive as a cash distribution under Code Section 401(k)(8) Excess Deferrals already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts); and/or to recharacterize a portion of their Employee Pre-Tax Contributions as an Employee After-Tax Contribution. If any Employee Pre-Tax Contributions are distributed pursuant to this Section , any Employer Pre-Tax Matching Contributions allocated to the Participant's Pre-Tax Account by reference to those Employee Pre-Tax Contributions also must be distributed (if such Employer Pre-Tax Matching Contributions are vested), or forfeited (if such Employer Pre-Tax Matching Contributions are not vested) as required to comply with Section 401(a) of the Commissioner's regulations. In all events, the Committee's determination as to which Participants will be affected under this subparagraph (iii) shall be determined by reducing the deferrals of Participants who are Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest such percentage during that Plan Year. Any cash distributions under the foregoing sentence shall be treated as if they had never been deferred to the Plan under Section 4.3.

                  (4) The timing of any corrective measures under Subsection (3) above should be as follows: (i) any additional amounts contributed pursuant to Subsection (3)(i) or (ii) above shall be deposited in the affected Participants' Pre-Tax Accounts no later than the date prescribed by law for filing the Employer's federal income tax returns, including extensions which have been granted for the filing of such tax return; (ii) any cash distribution of Excess Deferrals pursuant to Subsection (3)(iii) above must be made to the appropriate Highly Compensated Employees after the close of the Plan Year in which the Excess Deferral arose and within twelve months after the close of that Plan Year; and (iii) any Employee Pre-Tax Contributions recharacterized as Employee After-Tax Contributions pursuant to Subsection
(3)(iii) must be recharacterized within two and one-half months after the close of the Plan Year to which the recharacterization reflects.

                  (5) As of each Anniversary Date (and more frequently as deemed necessary by the Committee), all Participants who were directly or indirectly eligible to make an Employee Pre-Tax Contribution for all or a portion of the Plan Year shall be separated into the Highly Compensated Employee group (including Family Members of Highly Compensated Employees) and the Non-Highly Compensated Employee group. One of the following two tests must be satisfied as of each Anniversary Date for there not to be a further Employer Contribution and/or amendment of salary deferral elections and/or required cash election and/or recharacterization by Highly Compensated Employees under SubSection (3) above:

                              TEST I - the Actual Deferral Percentage for the Highly Compensated Employee group is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employee group for the same Plan Year multiplied by 1.25.

                              TEST II - the excess of the Actual Deferral
                              Percentage for the Highly Compensated Employee group over the Non-Highly Compensated Employee group for the same Plan Year is not more than two percentage points, and the Actual Deferral Percentage for the Highly Compensated Employee Group is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employee group multiplied by 2.0.

Notwithstanding the foregoing, the use of Test II shall be limited to the extent necessary in order to avoid any restrictions on the use of this "alternative limitation" which have been promulgated by the Commissioner, as further described in Subsection (b)(6) below.

                  Effective for Plan Years beginning on and after January 1, 1989, the Actual Deferral Percentage for Highly Compensated Employees (determined under the then current Code Section 401(k) and regulations thereunder) under the Plan shall always be zero.

                  (6) Each group's Actual Deferral Percentage and Test I and Test II shall be determined in accordance with Code Section 401(k) and any related rules or regulations of the Commissioner.

         (b) Special Rules Limiting Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and Employee After-Tax
Contributions:

                  (1) At the adoption of the Plan, and periodically thereafter (but not less frequently than as of the Anniversary Date each Plan
Year), the Employer shall check the Actual Contribution Percentages against the tests set forth in Subsection (5) below. The Committee may formulate limits and rules regarding the contribution and/or allocation of any Employee After-Tax Contributions, Employer Pre-Tax Matching Contributions and Employer After-Tax Matching Contributions to the extent it deems necessary or desirable in order to meet one of the tests. Any such limits and rules may discriminate against Participants who are Highly Compensated Employees.

                  (2) On and after January 1, 1989, Highly Compensated Employees may not make Employee After-Tax Contributions and shall not share in any Employer Pre-Tax Matching Contributions or Employer After-Tax Matching Contributions. Therefore, the Actual Contribution Percentage of any Highly Compensated Employee as of the last day of the Plan Year shall not exceed zero. In the event any such Highly Compensated Employee makes an Employee After-Tax Contribution after January 1, 1989, such Employee shall receive as a cash distribution the amount of such Employee After-Tax Contribution, plus any Income attributable thereto (computed in accordance with the Commissioner's regulations). In the event the Employer mistakenly makes Employer Pre-Tax Matching Contributions or Employer After-Tax Matching Contributions to the Plan on behalf of a Highly Compensated Employee after January 1, 1989, such contribution shall be returned to the Employer in accordance with the provision of the Trust regarding contributions made by mistake. Any cash distributions under the foregoing sentence shall be treated as if they had never been deferred to the Plan.

                  (3) In the event that neither test in Subsection (5) is met as of the last day of any Plan Year, the Committee shall:

                           (i)      Request that the Employer make an
additional Employer Pre-Tax Matching Contribution (or Employer After-Tax Matching Contribution) to the Plan, which contribution shall be allocated among Pre-Tax Accounts (or After-Tax Accounts) as an additional Employer Pre-Tax Matching Contribution (or Employer After-Tax Matching Contribution) allocated based upon some stated amount of Employee Pre-Tax Contributions (or Employee After-Tax Contributions) either among all Participants or just among those Participants who are Non-Highly Compensated Employees.

                           (ii)     In addition to or as an alternative to the
foregoing, the Committee may, in its discretion, require that Participants who are Highly Compensated Employees be required to amend their Employee After-Tax Contribution percentage elections; and/or to elect to receive as a cash distribution under Code Section 401(m)(6) any Excess Contributions of Employee After-Tax Contributions and/or vested Employer Pre-Tax Matching Contributions and/or vested Employer After-Tax Matching Contributions already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts). In all events, the Committee's determination as to which Participants will be affected shall be determined under this subparagraph (ii) by reducing the contributions by or on behalf of Participants who are Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest such percentage during that Plan Year. Any cash distributions under the foregoing sentence shall be treated as if they had never been contributed to the Plan under Section 4.1 or 4.2.

                  (4) The timing of any corrective measures under Subsection (3) above shall be as follows: (i) any additional amount to be contributed pursuant to Subsection (3)(i) above shall be deposited in the affected Participants' Pre-Tax Accounts (or After-Tax Accounts) no later than the date prescribed by law for filing the Employers' federal income tax return, including extensions which have been granted for the filing of such tax return; and (ii) any cash distribution of Excess Contributions of Employee After-Tax Contributions and/or Employer Pre-Tax Matching Contributions and/or Employer After-Tax Matching Contributions pursuant to Subsection (3)(ii) above must be made to the appropriate Highly Compensated Employees after the close of the Plan Year in which the Excess Contribution arose and within twelve months after the close of that Plan Year.

                  (5) As of each Anniversary Date (and more frequently as deemed necessary by the Committee), all Participants shall be divided into the Highly Compensated Employee group (including Family Members of Highly Compensated Employees) and the Non-Highly Compensated Employee group. One of the following two tests must be satisfied as of each Anniversary Date for there not to be a further Employer Pre-Tax Matching Contribution or Employer After-Tax Matching Contribution and/or amendment of Employee After-Tax Contribution elections and/or required cash election by Highly Compensated Employees under SubSection (3) above:

                           TEST I - the Actual Contribution Percentage for the Highly Compensated Employee group is not more than the Actual Contribution Percentage of the Non-Highly Compensated Employee group multiplied by 1.25.

                           TEST II - the excess of the Actual Contribution Percentage for the Highly Compensated Employee group over the Non-Highly Compensated Employee group is not more than two percentage points, and the Actual Contribution Percentage for the Highly Compensated Employee group is not more than the Actual Contribution Percentage of the Non-Highly Compensated Employee group multiplied by 2.0.

Notwithstanding the foregoing, the use of Test II shall be limited to the extent necessary in order to avoid any restrictions on the use of this "alternative limitation" which have been promulgated by the Commissioner, as described in Subsection (6) below.

                  Effective for Plan Years beginning on and after January 1, 1989, the Actual Contribution Percentage for Highly Compensated Employees (determined under the then current Code Section 401(m) and regulations thereunder) under the Plan shall always be zero.

                  (6) Restriction on Multiple Use of Test II: The following restrictions shall apply in any case where the Plan is required to use Test II for computing both the maximum ADP and ACP limitations for Highly Compensated Employees. In such case, the sum of the ADP and ACP for Highly Compensated Employees may not exceed the greater of (i) or (ii) below:

                           (i)      the sum of:

                                    (A)      1.25 times the greater of the ADP
or the ACP for Non-Highly Compensated Employees, plus

                                    (B)      2.0 times the lesser of the ADP or
the ACP for Non-Highly Compensated Employees, provided that this figure may not exceed the lesser of the ADP or the ACP for Non-Highly Compensated Employees by more than two percentage points.

                           (ii)     the sum of:

                                    (A)      1.25 times the lesser of the ADP
or the ACP for Non-Highly Compensated Employees, plus

                                    (B)      2.0 times the greater of the ADP
or the ACP for Non-Highly Compensated Employees, provided that this figure may not exceed the greater of the ADP or the ACP for Non-Highly Compensated Employees by more than two percentage points.

In the event that such aggregate limitation is exceeded, correction shall be made by reducing the ACP for Highly Compensated Employees in accordance with this SubSection (b) to the extent necessary to meet this aggregate limitation.

                  (7) Each group's Actual Contribution Percentage and Test I and Test II shall be determined in accordance with Code Section 401(m) and any related rules and regulations of the Commissioner.

    4.5  Rollover Contributions:

         (a) In General: Subject to all the provisions of this Plan, a Participant, including any other Employee who is considered a Participant under
Section 2.1(27), may direct the appropriate fiduciary of any qualified retirement plan of another employer to distribute or transfer directly to the Trustee any portion or all of such Participant's interest in the distributing or transferring plan, exclusive of contributions made by the Participant thereunder except that a Participant may rollover into this Plan employee contributions deductible under Code Section 219(e)(2) to the extent such amounts are thereafter accounted for separately and also may rollover elective contributions considered employer contributions under Code Section 401(k). Alternatively, the Participant may personally present such amount to the Trustee within sixty days of receipt thereof as a distribution from another qualified retirement plan. In addition, an Employee who has become a Participant who has established an Individual Retirement Account solely for 32e purpose of serving as a repository for distributions from the qualified retirement plan of a former employer, and who has not made any contributions to such Individual Retirement Account on his own behalf also may transfer or present within sixty days of receipt part or all of the assets of such Individual Retirement Account to the Trustee.

         Upon the receipt of such a rollover contribution, the Trustee shall establish a Rollover Account for the Participant on whose behalf the distribution was received. The value of the Rollover Account so established shall be fully vested and nonforfeitable at all times.

         (b) Requirements and Conditions With Respect to Rollover Contributions:
Rollover contributions shall further be subject to the following conditions:

              (1) No Interim Withdrawals: No withdrawals from Rollover Accounts shall be permitted until such time as the Participant is otherwise eligible to receive his vested interest attributable to Employee Pre-Tax Contributions.

              (2) Certification: The Participant shall at the Committee's request present a written certification in a form acceptable to the Committee to the effect that: The amount received as a rollover contribution is attributable only to amounts to the Participant's credit in a qualified retirement plan or rollover Individual Retirement Account; no portion of such amount consists of contributions made by the Participant other than employee contributions deductible under Code ss.219(e)(2) and elective contributions considered employer contributions under ss.401(k); specifying any amounts transferred which are subject to any restrictions under Code ss.401(a)(9) or ss.402(c)(4) or otherwise; and if such amount is being paid by the Participant personally, it was received within the prior sixty calendar days.

              (3) Other Limitations: No rollover contribution shall be accepted
(i) directly or indirectly from an Individual Retirement Account to which the Participant contributed on his own behalf; or (ii) which consists in whole or in part of insurance contract(s) with respect to which future premium payments are or may become due, unless there are sufficient other assets being transferred so as to make maintenance of such contract(s) feasible without violation of any limitation on assets which may be applied for that purpose; or (iii) which consists of amounts not eligible for rollover treatment under Code ss.402(c)(4) because such amounts were part of a series of payments or required to be distributed under Code ss.401(a)(9).

              (4) No Transfer Allowed from Plan Subject to Code ss.417: No direct or indirect transfer will be permitted into this Plan from (i) a plan which is a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code ss.412 (e.g., a money purchase or target benefit pension plan), or (iii) any other defined contribution plan that does not meet the requirements of Code ss.401(a)(11)(B)(iii)(I) and (II) regarding all death benefits being paid to a Surviving Spouse absent spousal consent and regarding the Participant's ability to elect a life annuity form of payment. Rollovers into this Plan which are not direct or indirect transfers (i.e., which have actually been distributed to the Participant by the other plan) will be permitted with respect to benefits attributable to such a plan.

              (c) Directed Rollover Option: Effective January 1, 1993, a distribution from this Plan may be directly rolled over to another plan pursuant to the provisions of Subsection 6.4(g).

                ARTICLE V. ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have a Pre-Tax Account, an After-Tax Account, and a Rollover Account. Subaccounts also may be maintained pursuant to rules and regulations of the Committee to reflect collective investment subaccounts, segregated subaccounts and any other subaccounts deemed necessary or desirable by the Committee. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid.

         5.2 Account Adjustments: The accounts of Participants, Former Participants and Beneficiaries and the Suspense Account shall be adjusted in accordance with the following:

              (a) Income: As of each Valuation Date, the Income of the Trust Fund since the last Valuation Date shall be allocated among the Suspense Account and the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their accounts on the Valuation Date in proportion to the balances in such accounts immediately following the prior Valuation Date, but after first reducing each such account balance by the amount of any distributions, withdrawals, directed investments, and loans from the account since the prior Valuation Date, and after increasing the balance in each Pre-Tax Account, After-Tax Account and Rollover Account since the prior Valuation Date by a weighted proportion of any Employee Pre-Tax Contributions, Employee After-Tax Contributions, Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and rollover contributions since the last Valuation Date weighted in accordance with the Trustee's customary and reasonable accounting procedures. The interest paid by a Participant since the prior Valuation Date in respect of a loan from his accounts as provided in
Section 6.6 or in any loan procedures pursuant to Section 6.6 shall be segregated and credited to such Participant's accounts under the rules for such accounts. The Income since the prior Valuation Date attributable to any investment of any directed investment account or collective investment subaccount which has been established in accordance with the Trust also shall be allocated to such account as of each Valuation Date, or at such other times (including any distribution date), as may be appropriate under the Trustee's normal procedures for such accounts. All valuations shall be based on the fair market value of assets in the Trust Fund on the Valuation Date. Notwithstanding the foregoing, in the event that the Plan's assets are invested among collective investment funds, the foregoing allocation of Income shall be adjusted to reflect the segregation of each such collective investment fund.

              (b) Employee After-Tax Contributions: Subject to Section 4.2 (including the requirement that a Participant's Employee After-Tax Contributions may not exceed ten percent of the Participant's Compensation for the Plan Year), a Participant's Employee After-Tax Contributions for the Plan Year shall be allocated to his After-Tax Account when received by the Trustee, or when recharacterized as such under Section 4.4; provided, that effective January 1, 1989, no Employee After-Tax Contribution shall be permissible in the case of a Highly Compensated Employee. Any contribution erroneously made for such a Highly Compensated Employee shall be returned to the extent permitted by the Code.

              (c) Employee Pre-Tax Contributions: A Participant's Employee Pre-Tax Contributions under Section 4.3 during the Plan Year, and other amounts contributed by the Employer to the Pre-Tax Accounts of Participants pursuant to
Section 4.4(a)(3)(i), shall be allocated to his Pre-Tax Account when received by the Trustee (less amounts required to be recharacterized as Employee After-Tax Contributions or to be withdrawn as cash under Section 4.4). Notwithstanding the foregoing, effective January 1, 1989, Highly Compensated Employees shall not be permitted to make Employee Pre-Tax Contributions or any other contributions to the Plan. Any contributions erroneously made for such a Highly Compensated Employee shall be returned to the extent permitted by the Code.

              (d) Employer Contributions: Effective January 1, 1991, as of each Valuation Date (or more frequently in the Committee's discretion exercised in a manner that is not discriminatory with respect to different Participants), the Employer Pre-Tax Matching Contributions and the Employer After-Tax Matching Contributions for the Plan Year shall be allocated among those Participants employed by the Employer at any time during the period from the last allocation date. Prior to January 1, 1991, Participants who were not employed on the Valuation Date (or other allocation date) were not eligible for an allocation of Employer Pre-Tax Matching Contributions or Employer After-Tax Matching Contributions. Notwithstanding the foregoing, effective January 1, 1989, no allocation shall be made for a Participant whose Pre-Tax Account and After-Tax Account were placed on inactive status for such Plan Year under Section 3.3 by virtue of the Participant's becoming a Highly Compensated Employee. Allocations of Employer contributions shall be made in accordance with the following formula (subject to subsection (e) below):

                     (1) Each eligible Participant's Pre-Tax Account shall receive as an Employer Pre-Tax Matching Contribution, a portion of the Employer contribution which is equal to 25% of the total Employee Pre-Tax Contributions made by the Participant since the last allocation date which are equal to or less than six percent of that Participant's Compensation since the last allocation date, plus an additional 75% of the first $500 per year of that Participant's Employee Pre-Tax Contributions.

                     (2) Each eligible Participant's After-Tax Account shall receive as an Employer After-Tax Matching Contribution, a portion of the Employer contribution which is equal to 25% of the total Employee After-Tax Contributions made by the Participant since the last allocation date.

              (e) Minimum Contributions and Forfeitures for a Top-Heavy Plan:
For any Plan Year in which the Plan is a Top-Heavy Plan, the allocation formula will be changed to the extent necessary so that each Participant who is a Nonkey Employee and who has not separated from Service on the Anniversary Date will receive a total allocation as an Employer contribution to his account which is equal to the lesser of the following percentages of his 4l5 Compensation for that Plan Year: (i) three percent or (ii) the highest percentage provided under the Plan during that Plan Year on behalf of a Key Employee (with the percentage being determined for each Key Employee by using that part of his 4l5 Compensation which is not in excess of $150,000, or

$200,000 for Plan Years beginning before January 1, 1994, or other higher amount applicable under Code ss.401(a)(17) and, effective for Plan Years beginning after December 31, 1988, by taking into account all Employee Pre-Tax Contributions under Code ss.401(k) and matching contributions for that Key Employee); provided, that the minimum contribution may be less than three percent only if the Plan is not used by a defined benefit plan (whether active or wasting) to meet the participation tests of Code ss.ss.401(a)(4) or 410. Effective for Plan Years beginning after December 31, 1988, amounts contributed at a Participant's election under Code ss.401(k) and any matching contributions allocated to Nonkey Employees which are necessary in order to satisfy the requirements of Code ss.ss.401(k) and 401(m) may not be offset against the aforesaid minimum contribution for a Participant, but amounts contributed by the Employer as qualified non-elective contributions under Code ss.401(m)(4)(C) and matching contributions not necessary to satisfy Code ss.401(k) or (m) may be offset. In all cases, Employer contributions and forfeitures allocated to a Participant from any other tax-qualified defined contribution plan of the Employer and any Aggregated Employer required or permitted to be aggregated as described in the definition of Top-Heavy Plan in Section 2.1 which meet the top-heavy minimum contribution shall be offset. In the case of a Participant covered both by tax-qualified defined contribution plan(s) and tax-qualified defined benefit plan(s) of the Employer and any Aggregated Employer required or permitted to be aggregated as described in the definition of Top-Heavy Plan in
Section 2.1, each Participant shall receive an aggregate minimum benefit and contribution at least equal (using a comparability analysis) to the minimum defined benefit (as defined in the Employer's defined benefit plan) in any Plan Year in which the Plan is a Top-Heavy Plan.

              (f) Rollover Contributions: A Participant's rollover contributions for the Plan Year shall be allocated to his Rollover Account when received by the Trustee.

         5.3 Maximum Additions:

              (a) 415 Limitation: Notwithstanding anything contained herein to the contrary, the total Additions made to the Pre-Tax Account and After-Tax Account (or comparable accounts) of a Participant in the Plan and all other defined contribution plans (whether or not terminated) of the Employer and any Aggregated Employer for any Limitation Year shall not exceed the "4l5 Limitation" which is the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code ss.415(b)(1)(A) for that Plan Year) or (ii) twenty-five percent of the Participant's 4l5 Compensation for such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive twelve month period, the
(a)(i) amount will be multiplied by a fraction whose numerator is the number of months in the short Limitation Year and whose denominator is twelve; and the
(a)(ii) amount will be based upon the Participant's 4l5 Compensation for the short Limitation Year.

              (b) Return of Employee Pre-Tax Contributions and Employee After-Tax Contributions: The Trustee will return any Employee Pre-Tax Contributions (within the meaning of Code ss.402(g)) and Employee After-Tax Contributions made by a Participant (plus earnings and gains attributable thereto) to the extent necessary to reduce the total Additions for that Plan Year so as not to exceed the 4l5 Limitation on Annual Additions.

              (c) Suspense Account: If as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's annual Compensation, or in determining the amount of Employee Pre-Tax Contributions within the meaning of Code ss.402(g) that may be made within the limits of Code ss.415 (or under other limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in this Plan pursuant to Commissioner's Regulation ss.l.4l5-6), the Annual Additions for a Participant would exceed the 4l5 Limitation, then amounts in excess of the 4l5 Limitation shall be treated in accordance with this subparagraph. Any excess amounts in a Participant's account shall be used to reduce Employer contributions for the next Limitation Year (and succeeding years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts shall be transferred to and held unallocated in a Suspense Account for the Limitation Year and allocated and reallocated as necessary to prevent the relevant 4l5 Limitations from being exceeded in the next Limitation Year (and succeeding Limitation Years as necessary) to all the remaining Participants in the Plan. Furthermore, the excess amounts in the Suspense Account must be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years as necessary) for all Participants in the Plan. In no event may any excess amounts which are due to Employer contributions (other than amounts that are Employee Pre-Tax Contributions within the meaning of Code ss.402(g)) be distributed out to Participants or Former Participants.

              (d) Aggregate Limitations:

                     (1) For Plan Years beginning prior to January 1, 1983, but only if the Plan was in existence on July 1, 1982:

                            (i) If an Employee is a Participant in one or more
defined benefit plans and one or more defined contribution plans ever maintained by the Employer and any Aggregated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.4 in any Limitation Year.

                            (ii) The term defined benefit plan fraction in any
Limitation Year shall mean a fraction the numerator of which is the sum of the projected annual benefits (as defined below) payable to the Participant (determined as of the last day of the current Limitation Year) under all defined benefit plans of the Employer and any Aggregated Employer, and the denominator of which is the projected annual benefit payable to the Participant (determined as of the last day of the current Limitation Year) if the Plan(s) provided the maximum annual benefit under the relevant 415 Limitation. For the purposes of this subsection, a Participant's "projected annual benefit" is equal to the annual benefit (i.e., the benefit payable annually in the form of a straight life annuity, but excluding benefits attributable to Employee After-Tax Contributions or rollover contributions, if any) to which the Participant in a defined benefit plan would be entitled under the terms of the plan assuming that the Participant will continue employment until reaching the later of the plan's normal retirement age or his current age, that the Participant's 415 Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the later of the normal retirement age or his current age, and that all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

                              (iii) The term defined contribution plan fraction
in any Limitation Year shall mean a fraction the numerator of which is the sum of the Annual Additions made to the Participant's account(s) as of the last day of the current Limitation Year and for all prior Limitation Years under all defined contribution plans of the Employer and any Aggregated Employer, and the denominator of which is the sum of the maximum Annual Additions under the relevant 4l5 Limitations which could have been made to the Participant's account(s) for the current Limitation Year and for each prior Limitation Year in which the Participant was an Employee of the Employer and any Aggregated Employer (regardless of whether a plan was in existence during the years).

                              (iv) Annual Additions in the numerator of the
defined contribution plan fraction shall not exceed the aggregate maximum Annual Additions in the denominator of the defined contribution plan fraction in any Limitation Year beginning prior to January 1, 1976.

                     (2) For all Plan Years ending prior to January 1, 1987, if the Plan was adopted after July 1, 1982; and for Plan Years beginning on or after January 1, 1983, and ending prior to January 1, 1987, if the Plan was in existence on July 1, 1982:

                              (i)  If an Employee is a Participant in one or
more defined benefit plans and one or more defined contribution plans ever maintained by the Employer and any Aggregated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0 in any Limitation Year.

                              (ii) The term defined benefit plan fraction in any
Limitation Year shall mean a fraction the numerator of which is the sum of the projected annual benefits (as defined below) payable to the Participant as of the last day of the current Limitation Year under all defined benefit plans of the Employer and any Aggregated Employer, and the denominator of which is the lesser of: (A) the product of 1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional benefit requirements of subsection (v) below or in the case of any Super Top-Heavy Plan) multiplied by $90,000 (or such greater amount as shall be authorized by the Internal Revenue Service under cost-of-living or other statutory adjustments which shall automatically be applied on January 1 of each year when effective, or such greater or lesser amount as may be required to actuarially adjust such $90,000 limitation so it is equivalent to a benefit beginning at age sixty-two in the case of a benefit beginning before age sixty-two, or equivalent to a benefit at age sixty-five in the case of a benefit beginning after age sixty-five), or (B) the product of 1.4 multiplied by the amount which is equal to one hundred percent of the Participant's average 415 Compensation for the three highest consecutive calendar years of Participation. For the purposes of this subsection, a Participant's "Projected Annual Benefit" is equal to the annual benefit (i.e., the benefit payable annually in the form of an equivalent straight life annuity beginning no earlier than age sixty-two or later than age sixty-five, but excluding benefits attributable to Employee After-Tax Contributions or rollover contributions, if any) to which the Participant in a defined benefit plan would be entitled under the terms of the plan assuming that the Participant will continue employment until reaching the later of the plan's normal retirement age or his current age, that the Participant's 415 Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the later of the plan's normal retirement age or his current age, and that all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future years. Furthermore, actuarial adjustments for form of benefit or for benefits beginning before age sixty-two shall use an interest rate assumption which is not less than the greater of five percent or the rate specified by the plan, and actuarial adjustments for benefits beginning after age sixty-five shall use an interest rate which is not greater than the lesser of five percent or the rate specified by the plan. None of the aforesaid actuarial adjustments shall be taken into account before the year for which such adjustments take effect.

                              (iii) The term defined contribution plan fraction
in any Limitation Year shall mean a fraction the numerator of which is the sum of the Annual Additions made to the Participant's account(s) as of the last day of the current Limitation Year and for all prior Limitation Years under all defined contribution plans of the Employer and any Aggregated Employer (less any amount which may be subtracted therefrom by virtue of the Commissioner's regulations adopted under the Tax Equity and Fiscal Responsibility Act of 1982), and the denominator of which is the sum of the lesser of the following amounts determined for each year and for each prior Year of Service: (A) the product of
1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional minimum benefit requirements of subsection (v) below or any Super Top-Heavy
Plan) multiplied by the dollar limitation in effect under Code ss.415(c)(1)(A) for such year determined without regard to Code ss.415(c)(6),or (B) 1.4 multiplied by the amount which is equal to twenty-five percent of the Participant's 415 Compensation for such Limitation Year; provided, at the election of the Committee, in any year beginning after December 31, 1982 where the plan was in existence on or before July 1, 1982, the denominator of the defined contribution fraction with respect to a Participant for all years ending before January 1, 1983, shall be an amount equal to the product of the amount determined to be the denominator under the foregoing sentence multiplied by a fraction the numerator of which is the lesser of $51,875 or 1.4 multiplied by twenty-five percent of the Participant's 415 Compensation for the year ending in 1981, and the denominator of which is the lesser of $41,500 or twenty-five percent of the Participant's 415 Compensation for the year ending 1981.

                              (iv) Annual Additions in the numerator of the
defined contribution plan fraction shall not exceed the aggregate maximum Annual Additions in the denominator of the defined contribution plan fraction in any Limitation Year beginning prior to January 1, 1976.

                              (v) In computing the defined benefit plan fraction
and the defined contribution plan fraction in subsections (ii) and (iii) above, the number 1.0 shall not be substituted for 1.25 in computing the denominator in the case of a Top-Heavy Plan (other than a Super Top-Heavy Plan) if each Nonkey Employee who is a Participant receives a certain minimum benefit or contribution under a plan of the Employer or any Aggregated Employer.

The minimum benefit for these purposes in the case of a defined benefit plan shall be the product of the Participant's high consecutive five year 415 Compensation (not including 415 Compensation in Plan Years beginning before January 1, 1984, or 415 Compensation for Plan Years beginning after the close of the last Plan Year in which the Plan was not a Top-Heavy Plan) times the lesser of (A) three percent per Top-Heavy Year of Service, or (B) the sum of twenty percent plus one percent per each of the first ten Top-Heavy Years of Service. The minimum contribution for these purposes in the case of a defined contribution plan shall be a total allocation of Employer contribution and forfeitures of four percent of the 415 Compensation for each Participant who is a Nonkey Employee (but this four percent figure shall be reduced to the extent necessary in any Plan Year so that it is no more than the largest percentage provided for any Key Employee during that Plan Year, with the Key Employees' percentages being determined by using only that part of their 415 Compensation that is not in excess of $200,000). In the case of a Nonkey Employee covered both by defined contribution plan(s) and defined benefit plan(s) of the Employer and any Aggregated Employer, the Nonkey Employee must receive an aggregate benefit and contribution at least equal to the minimum defined benefit described above.

                     (3) For all Plan Years beginning after December 31, 1986:

                              (i) If an Employee is a Participant in one or more
defined benefit plans and one or more defined contribution plans ever maintained by the Employer and any Aggregated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0 in any Limitation Year.

                              (ii) The term defined benefit plan fraction in any
Limitation Year shall mean a fraction the numerator of which is the sum of the projected annual benefits (as defined below) payable to the Participant as of the last day of the current Limitation Year under all defined benefit plans of the Employer and any Aggregated Employer, and the denominator of which is the lesser of: (A) the product of 1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional benefit requirements of subsection (v) below or in the case of any Super Top-Heavy Plan) multiplied by $90,000 (or such greater amount as shall be authorized by the Internal Revenue Service under cost-of-living or other statutory adjustments which shall automatically be applied on January 1 of each year when effective, or such greater or lesser amount as may be required to actuarially adjust such $90,000 limitation so it is equivalent to a benefit beginning at the Social Security Retirement Age, as defined below), or (B) the product of 1.4 multiplied by the amount which is equal to one hundred percent of the Participant's average 415 Compensation for the three highest consecutive Years of Service (or actual number of years of employment if less than three Years of Service).

         For purposes of this subsection, a Participant's "Projected Annual Benefit" is equal to the annual benefit (i.e., the benefit payable annually in the form of an equivalent straight life annuity beginning at the Social Security Retirement Age, but excluding benefits attributable to Employee After-Tax Contributions or rollover contributions, if any) to which the Participant in a defined benefit plan would be entitled under the terms of the plan assuming that the

Participant will continue employment until reaching the later of the plan's normal retirement age or his current age, that the Participant's 415 Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the later of the plan's normal retirement age or his current age, and that all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future years.

         Actuarial adjustments for form of benefit or for benefits beginning before the Social Security Retirement Age shall use an interest rate assumption which is not less than the greater of five percent or the rate specified by the plan, and otherwise shall be made in the manner prescribed by the Commissioner to be consistent with the reduction for old-age insurance benefits beginning prior to the Social Security Retirement Age. Actuarial adjustments for benefits beginning after the Social Security Retirement Age shall use an interest rate which is not greater than the lesser of five percent or the rate specified by the plan. None of the aforesaid actuarial adjustments shall be taken into account before the year for which such adjustments take effect. For purposes of this subsection, "Social Security Retirement Age" shall mean the retirement age under ss.216(1) of the Social Security Act, except that such ss.216(1) shall be applied without regard to the age increase factor and as if the early retirement age under ss.216(1)(2) were age 62.

                              (iii) The term defined contribution plan fraction
in any Limitation Year shall mean a fraction the numerator of which is the sum of the Annual Additions made to the Participant's account(s) as of the last day of the current Limitation Year and for all prior Limitation Years under all defined contribution plans of the Employer and any Aggregated Employer (less any amount which may be subtracted therefrom by virtue of the Commissioner's regulations adopted under the Tax Equity and Fiscal Responsibility Act of 1982), and the denominator of which is the sum of the lesser of the following amounts determined for each year and for each prior Year of Service: (A) the product of
1.25 (or 1.0 in the case of a Top-Heavy Plan which does not meet the additional minimum benefit requirements of subsection (v) below or any Super Top-Heavy
Plan) multiplied by the dollar limitation in effect under Code ss.415(c)(1)(A) for such year determined without regard to Code ss.415(c)(6), or (B) 1.4 multiplied by the amount which is equal to twenty-five percent of the Participant's 415 Compensation for such Limitation Year; provided, at the election of the Committee, in any year beginning after December 31, 1982 where the plan was in existence on or before July 1, 1982, the denominator of the defined contribution fraction with respect to a Participant for all years ending before January 1, 1983, shall be an amount equal to the product of the amount determined to be the denominator under the foregoing sentence multiplied by a fraction the numerator of which is the lesser of $51,875 or 1.4 multiplied by twenty-five percent of the Participant's 415 Compensation for the year ending in 1981, and the denominator of which is the lesser of $41,500 or twenty-five percent of the Participant's 415 Compensation for the year ending 1981.

                              (iv) Annual Additions in the numerator of the
defined contribution plan fraction shall not exceed the aggregate maximum Annual Additions in the denominator of the defined contribution plan fraction in any Limitation Year beginning prior to January 1, 1976.

                              (v) In computing the defined benefit plan fraction
and the defined contribution plan fraction in subsections (ii) and (iii) above, the number 1.0 shall not be substituted for 1.25 in computing the denominator in the case of a Top-Heavy Plan (other than a Super Top-Heavy Plan) if each Nonkey Employee who is a Participant receives a certain minimum benefit or contribution under a plan of the Employer or Aggregated Employer. The minimum benefit for these purposes in the case of a defined benefit plan shall be the product of the Participant's high consecutive five year 415 Compensation (not including 415 Compensation in Plan Years beginning before January 1, 1984, or 415 Compensation for Plan Years beginning after the close of the last Plan Year in which the Plan was not a Top-Heavy Plan) times the lesser of (A) three percent per Top-Heavy Year of Service, or (B) the sum of twenty percent plus one percent per each of the first ten Top-Heavy Years of Service. The minimum contribution for these purposes in the case of a defined contribution plan shall be a total allocation of Employer contribution and forfeitures of four percent of the 415 Compensation for each Participant who is a Nonkey Employee (but this four percent figure shall be reduced to the extent necessary in any Plan Year so that it is no more than the largest percentage provided for any Key Employee during that Plan Year, with the Key Employees' percentages being determined by using only that part of their 415 Compensation that is not in excess of $150,000, or $200,000 for Plan Years beginning prior to January 1, 1994). In the case of a Nonkey Employee covered both by defined contribution plan(s) and defined benefit plan(s) of the Employer and any Aggregated Employer, the Nonkey Employee must receive an aggregate benefit and contribution at least equal to the minimum defined benefit described above.

                              (vi) Notwithstanding the foregoing, in the case of
any individual who is a participant as of the first day of the first plan year beginning after December 31, 1986 in a defined benefit plan which was in existence on May 6, 1986, and with respect to which the requirements of Code ss.415 have been met for all plan years, if such individual's current accrued benefit under the plan exceeds the limitation of Code ss.415(b) as amended by the Tax Reform Act of 1986, then for purposes of Code ss.415(b) and (e), the limitation of Code ss.415(b)(1)(A) with respect to such individual shall be equal to such individual's accrued benefit at the close of the last plan year beginning prior to January 1, 1987 when expressed as an annual benefit within the meaning of Code ss.415(b)(2) (but without taking into account any changes in the terms or conditions of the plan after May 5, 1986 or any cost-of-living adjustment occurring after May 5, 1986). Furthermore, in the case of a plan which satisfied the requirements of Code ss.415 for its last plan year beginning prior to January 1, 1987, in accordance with regulations that may be promulgated by the Commissioner, an amount may be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Code ss.415(e)(1) does not exceed 1.0 for such year.

                              ARTICLE VI. BENEFITS

         6.1 Normal and Early Retirement or Disability: If a Participant has attained Normal Retirement Age or Early Retirement Age or if his employment is terminated at an earlier age because of Disability, he shall be fully vested in the amount allocated to each of his accounts and shall be entitled to receive such amount following the termination of his employment payable in accordance with Section 6.4. If a Participant elects to receive full or partial payment before termination of employment but on or after Normal Retirement Age, then any payments after termination of employment following Normal Retirement Age shall be deemed to be on account of the Participant's separation from Service.

         6.2  Death and Designation of Beneficiary:

              (a) Death Benefits: In the event that the termination of employment of a Participant is caused by his death, the entire amount then allocated to each of his accounts shall be fully vested and shall be payable to his Beneficiary after receipt by the Committee of an acceptable proof of death in accordance with this Section. In the event that the Participant's death occurs after his termination of employment but before he has received all of his Plan benefits, the vested amount then allocated to each of his accounts as provided in Section 6.3 shall be payable to his Beneficiary after receipt by the Committee of an acceptable proof of death in accordance with this Section.

              (b) Designation of Beneficiary: Subject to the spousal consent requirements of Section 6.2(c) and 6.7, each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits; provided, that a Participant's or Former Participant's Beneficiary in all cases shall be his Surviving Spouse as defined in Section 2.1, unless either (i) the present value of the Participant's nonforfeitable account balance is not more than $3,500 as of the Payment Starting Date, or (ii) there is no such Surviving Spouse at the time of death or
(iii) the Surviving Spouse consents to the appointment of another Beneficiary pursuant to a waiver of spousal rights as provided in Subsection (c) below. Each beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime, and shall be subject to and conditioned upon any and all provisions of federal law (including, but not limited to, the Retirement Equity Act of 1984) regarding the choice of Beneficiary. Each beneficiary designation filed with the Committee will cancel all beneficiary designations previously filed with the Committee. If any Participant fails to designate a Beneficiary in the manner provided above, or if the designated Beneficiary dies before the deceased Participant or before complete distribution of the Participant's benefits and a contingent Beneficiary has not been designated, then, and in any such event, the person(s) who shall constitute the Beneficiary shall be the estate of the deceased Participant.

              (c) Requirements of Surviving Spouse Consent to Alternative
Beneficiary: A Participant's or Former Participant's Surviving Spouse or spouse may consent to the designation of another Beneficiary if such consent is in a writing which is signed by the Participant's or Former Participant's Surviving Spouse or spouse, acknowledges the effect of the consent, and is witnessed by a notary public. The spouse's consent must either acknowledge the specific non-spouse Beneficiary or explicitly permit any non-spouse Beneficiary, and such Beneficiary may not subsequently be changed to another non-spouse Beneficiary unless the spouse's consent again is obtained in the form prescribed above, or unless the spouse's prior consent expressly permitted new designations by the Participant without the requirement of further consent by the spouse. Any consent necessary under this Section will be valid only with respect to the spouse who signs the consent, but shall be irrevocable by that spouse as to the specified non-spouse Beneficiary. However, a Participant or Former Participant may revoke a spouse's waiver (and thereby cause the spouse to become a Beneficiary) at any time before the commencement of benefits by filing a new Beneficiary designation form, even without the consent of the spouse or Surviving Spouse, and the number of such revocations by a Participant or Former Participant shall not be limited. Notwithstanding the foregoing written consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, or if a Participant has a court order that he either is legally separated or has been abandoned within the meaning of local law, then a valid spousal consent will be deemed to have been made.

         6.3 Termination for Other Reasons: If a Participant's employment with the Employer is terminated before Normal or Early Retirement Age for any reason other than Disability or death, the Participant (or his Beneficiary under Section 6.2 in the event of the Participant's death prior to his receipt of all his Plan benefits) shall be entitled to the entire amount credited to each of his accounts payable in accordance with Section 6.4; provided, however, that the Participant shall not be entitled to a distribution of his benefits if his employment is reinstated by the Employer before such payment would otherwise be made.

         6.4  Payment of Benefits:

              (a) Participant's Claim for Benefits: Upon a Participant's entitlement to payment of benefits under Section 6.1 or 6.3, or a Beneficiary's entitlement to payment under Section 6.2, he shall file with the Committee his written request as to time and manner of payment on such form or forms, and subject to such conditions, as the Committee shall provide.

              (b) Committee's Determination: Subject to the provisions of subsections (c) through (g) below, and also subject to the Qualified Joint and Survivor Annuity and related spousal consent requirements of Sections 6.2 and 6.7, the Committee shall determine when payment of a Participant's benefits is to commence and the method by which his benefits will be paid, and shall direct the Trustee accordingly. The Committee shall act in accordance with this Plan in making any determinations under this section and shall not be bound by a Participant's request under this section.

              (c) When Benefit Payments Commence:

                     (1) Payment of a Participant's benefits must commence no later than the Payment Starting Date (as defined in Section 2.l of the Plan), unless the Participant elects later payment (subject to the provisions of subsection (e) below) or is deemed to have elected to defer payment of benefits by failing to give consent to a distribution in excess of $3,500 as provided in the Commissioner's Regulation ss.1.411(a)-11(c)(7).

                     (2) Unless the Participant has consented to earlier payment, a distribution will be deferred until the earliest of his attainment of age sixty-five or Normal Retirement Age, or his death; provided, that if the total of his vested benefits in all accounts does not exceed $3,500 or such other greater cash-out amount as may be provided under the Commissioner's rulings and regulations, the Committee shall require a mandatory cash-out and provide for distribution of vested benefits in a lump sum as of the earliest date permitted under Section 6.4(c)(3) below. For purposes of this mandatory cash-out provision, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance on the date of his termination of employment.

                            Within a period of no less than thirty days and no
more than ninety days prior to a distribution, the Committee shall provide the Participant written notice of his rights to consent to a distribution and the Participant must consent in writing to the distribution in accordance with Treasury Regulation ss.1.411(a)-11(C); provided that, if the distribution is one to which Section 6.7 does not apply, subject to the rules relating to the timing of distributions in Section 6.4(c)(3) below, such distribution may commence less than thirty days after such notice is given, provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                     (3) Distributions to any Participant, Beneficiary, or Alternate Payee may be made as soon as administratively practicable following the next allocation date after the date of the Participant's separation from Service and the Committee's receipt and processing of the distribution forms, or earlier distribution date permitted to an Alternate Payee, valued as of the Valuation Date immediately preceding the distribution date.

                            Notwithstanding the foregoing, in any event where
the Trustee has determined that the value of the Trust has declined since the last Valuation Date in a manner which would cause the distribution of Plan assets based on the prior Valuation Date to injure other Plan Participants, then distributions under this Plan will be delayed (except to the extent required in Code ss.401(a)(9) and the regulations thereunder) until the next Valuation Date as of which a distribution would not cause harm to other Plan Participants.

                     (4) To the extent a Participant's death benefits are to be distributed to his Surviving Spouse, the Surviving Spouse shall have the election to receive such benefits within a reasonable time after the Participant's death, which time period must be no less favorable than any other time period applicable to other distributions under the Plan.

                      (5) Notwithstanding the foregoing, in all events, the commencement of benefit payments shall be subject to Subsection (e) below.

         (d) Method of Payment: Subject to Subsection (e) below and to the Qualified Joint and Survivor Annuity and spousal consent requirements of Section
6.7 and also subject to any Beneficiary's right to waive his right to receive Plan benefits, a Participant may direct the Committee to distribute his benefits in any one or more of the following methods:

                      (1) In a lump sum; or

                      (2) In periodic payments computed in accordance with Subsection (e) below and not in excess of that permitted by Subsection (e) below; or

                      (3) By purchase of an immediate or deferred annuity for his life, or over the joint lives of him and a designated Beneficiary in accordance with the Commissioner's Regulations under Code ss.401(a)(9); or

                      (4) In any combination of (1), (2), and (3).

Notwithstanding the above, unless the Participant's total vested benefits are equal to or less than $3,500, (or such other greater amount as may be provided under the Commissioner's regulations for mandatory cash-outs) or the Participant otherwise elects with his spouse's consent in accordance with the Qualified Joint and Survivor Annuity requirements of Section 6.7, if a Participant elects to have his benefits paid in the form of an annuity, then such Participant's benefits will be paid in the form of a Qualified Joint and Survivor Annuity. In the event of periodic payments under subsection (2) above, the unpaid balance at the end of each Plan Year shall receive an Income allocation.

         (e) When Distribution Must be Completed and Minimum Amount of Periodic
Payments:

                      (1) Before Death of Participant: Anything to the contrary in this Plan notwithstanding, the entire interest of a Participant or Former Participant in the Plan either (i) must be distributed to him not later than April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (or, in the case of a Participant or Former Participant other than a Five Percent Owner who reached age seventy and one-half before January 1, 1988, not later than April 1 of the calendar year following the later of such year or the calendar year he retires); or (ii) will be distributed, commencing not later than the date specified in subsection (i) above, over the life of such Participant or Former Participant or the lives of him and a designated beneficiary, or over a specified period not in excess of his life expectancy or the life expectancies of him and a designated beneficiary (provided, that if the Participant's spouse is not the designated beneficiary, then the method of distribution selected must assure that more than fifty percent of the present value of the amount available for distribution is paid within the Participant's life expectancy). In any case where the Participant's entire interest is distributed other than in a lump sum, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy for purposes of this paragraph shall be computed by the use of the return multiples contained in ss.1.72-9 of the Commissioner's Regulations if the designated beneficiary is the Participant's spouse. If the beneficiary is not the Participant's spouse, the amount to be distributed each year must be at least equal to an amount equal to the quotient obtained by dividing the Participant's entire interest by the lesser of (i) the life expectancy as computed under the foregoing sentence or
(ii) the applicable divisor from the table in Proposed Regulation ss.1.401(a)(9)-2, Q&A4. For purposes of this computation, the life expectancy (other than in the case of a life annuity) may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse beneficiary may not be recalculated.

                      (2) After Death of Participant (or Surviving Spouse):
If a Participant or Former Participant dies after distribution of his or her interest has commenced, the remaining portion of his interest will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's or Former Participant's death. If a Participant or Former Participant dies before distribution of his interest in that Plan has commenced, then distribution of such interest of the Participant or Former Participant must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's or Former Participant's death, except to the extent that the distributions are in accordance with (i) and (ii) below:

                            (i) If any portion of the Participant's or Former
Participant's interest is payable to or for the benefit of a designated beneficiary, distributions may be made in substantially equal installments over the life expectancy of such designated beneficiary commencing no later than on or before December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died (or such later date as may be prescribed by the Commissioner's Regulation); provided that,

                            (ii) If the designated beneficiary is the
Participant's or Former Participant's surviving spouse, the date distributions are required to begin under Subsection (i) above shall be not earlier than the later of the date required by Subsection (i) above or December 31 of the calendar year in which the Participant or Former Participant would have attained age seventy and one-half, and if the surviving spouse dies before payment to such spouse begins, subsequent distributions shall be made as if the spouse had been the Participant or Former Participant.

For purposes of the preceding sentence, payments will be calculated by use of the return multiples specified in ss.1.72-9 of the Commissioner's Regulations. Life expectancy of a Participant's or Former Participant's surviving spouse may be calculated annually; however, the life expectancy of any other designated Beneficiary shall be calculated at the time payment first commences without further recalculation. For purposes of this subparagraph (e)(2), any amount paid to a child of a Participant or Former Participant will be treated as if it had been paid to the

Participant's or Former Participant's surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                      (3) Forms of Benefit: Nothing in this Section shall be construed as permitting distribution in a form other than one permitted under the other Sections of this Article VI.

                      (4) Commercial Annuity: If the Participant's benefits are distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code ss.401(a)(9) and the regulations thereunder.

                      (5) Pre-TEFRA Designations:  Notwithstanding Subsections
(e)(1) and (e)(2) above, distributions before and after death will be permitted which do not satisfy the requirements of (e)(1) and/or (e)(2) if such distributions are made pursuant to a method designated in a signed writing by the Participant or Former Participant (or the beneficiary of a deceased Participant or Former Participant) prior to January 1, 1984, and such designation would not have disqualified the Plan under Code ss.401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984. A designation under this section only applies to Participants and Former Participants having benefits accrued under the Plan as of December 31, 1983 (but also will apply to benefits accrued after that date for such a Participant or Former Participant). The designation by a Participant or Former Participant (or beneficiary of a Former Participant), in order to be effective, must specify the time distribution will commence and the period over which distributions will be made. In the case of any distribution upon death of the Participant or Former Participant, the designation must include the beneficiaries of the Participant or Former Participant (listed in order of priority) in addition to the foregoing specifications of time and period. Unless paid to a Surviving Spouse pursuant to a Qualified Joint and Survivor Annuity, the method of distribution selected under this subparagraph (5) must assure that more than fifty percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant or Former Participant. A distribution which commenced before January 1, 1984 but continues after December 31, 1983, will be presumed to have been designated by the Participant or Former Participant (or beneficiary thereof) if such method of distribution was specified in writing and otherwise satisfied the foregoing requirements. If a designation is changed in any way (other than a mere substitution or addition of another beneficiary not named in the designation, which substitution or addition does not alter, directly or indirectly, the period over which distributions were to be made), any subsequent designation must satisfy the requirements of Code ss.401(a)(9) as then amended.

                      (6) Commissioner's Regulations: This subsection (e) shall be construed in accordance with the Commissioner's Regulations promulgated under Code ss.401(a)(9).

         (f) Form of Payment: The amount which a Participant, Former Participant, or Beneficiary is entitled to receive at any time and from time to time may be paid in cash, Employer Stock or in other traded securities, or in any combination thereof, provided no discrimination in value results therefrom.

         (g) Direct Rollover Option: This Subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Subsection, a Distributee who otherwise has become entitled to a distribution under the Plan may elect, at the time and in the manner prescribed by the Committee to have any portion of that distribution which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee may establish rules whereby rollovers are not permitted in cases where the anticipated annual distribution is less than $200, in cases where the Participant wishes to have a portion of the distribution paid to him but the entire distribution is $500 or less, where the Participant seeks a rollover to more than one Eligible Retirement Plan, and in other limited circumstances permitted by the Commissioner.

         6.5  Withdrawals by Participants:

             (a) Withdrawals of Employer After-Tax Matching Contributions: A Participant in the employ of the Employer may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, elect to withdraw in one lump sum payment the value of all of the Employer After-Tax Matching Contributions (including Income thereon) then held in his After-Tax Account; provided, that no such withdrawal may be made to a Participant unless he has completed at least sixty months of Participation in the Plan or those Employer After-Tax Matching Contributions have been held by the Plan for at least two full years.

             (b) Withdrawals of Employee After-Tax Contributions: A Participant in the employ of the Employer may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, elect to withdraw from his After-Tax Account all or any portion of the value of his Employee After-Tax Contributions (including Income thereon), subject to the following rules and restrictions.

                     (1) If a Participant receives a withdrawal of his Employee After-Tax Contributions, then he shall not be eligible to make Employee After-Tax Contributions for twelve months after the date of the withdrawal unless the Employee After-Tax Contributions have been held by the Plan for at least two full years;

                     (2) A withdrawal of a Participant's Employee After-Tax Contributions may only be made once during any one calendar year, and shall be limited to the aggregate amount of Employee After-Tax Contributions (less previous withdrawals of such contributions), including any increase in value attributable to Income thereon and may include appreciation due to increase in the value of withdrawn Employee After-Tax Contributions that were invested immediately prior to the time of withdrawal in Employer Stock, to the extent such appreciation is due to investment in such Employer Stock.

                     (3) The Committee shall develop rules and procedures for adjusting the amount that may be withdrawn in cases where the value of a Participant's Employee After-Tax Contributions has declined since the time they were contributed.

         (c) Withdrawals of Employer Pre-Tax Matching Contributions: A Participant in the employ of the Employer may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, elect to withdraw from such Participant's Pre-Tax Account all or a portion of the value of his Employer Pre-Tax Matching Contributions made prior to December 31, 1987 (and Income thereon) subject to the following rules and restrictions.

                     (1) A withdrawal of such Employer Pre-Tax Matching Contributions may only be made once per calendar quarter.

                     (2) No Employer Pre-Tax Matching Contribution may be withdrawn by a Participant who has not attained age 59 1/2 unless such Employer Pre-Tax Matching Contribution was contributed to the Plan no less than two years prior to the last day of the calendar quarter preceding the date of request for withdrawal.

Employer Pre-Tax Matching Contributions (and Income thereon) made after December 31, 1987 or attributable to the Employer's match of 75% of the first $500 of a Participant's Employee Pre-Tax Contributions also may be withdrawn but only to the extent the Participant would qualify for a withdrawal of Employee Pre-Tax Contributions under Paragraph (d) below.

         (d) Withdrawals of Employee Pre-Tax Contributions and Rollover
Contributions:

                     (1) Withdrawal at Age 59 1/2: A Participant in the employ of the Employer who has reached age 59 1/2 may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, elect to withdraw all or any part of his Employee Pre-Tax Contributions (plus Income thereon) then held in his Pre-Tax Account or his Rollover Contributions (plus Income thereon) then held in his Rollover Account.

                     (2) Hardship Withdrawals: A Participant in the employ of the Employer may, by written application made on such form or forms as may be prescribed by the Committee and delivered to the Committee, request a withdrawal of the value of all or a portion of his Employee Pre-Tax Contributions (plus a portion of the Income thereon) then held in his Pre-Tax Account or his Rollover Contributions (plus Income thereon) then held in his Rollover Account subject to the following rules and restrictions.

                            (i) The Participant must demonstrate to the
Committee that such withdrawal is necessary by reason of his Hardship (as defined below);

                            (ii) Hardship withdrawals shall not be permitted
with respect to a Participant's Employee Pre-Tax Contributions (and Income thereon) except to the extent that such withdrawal is equal to or less than the total of (A) the value of the Employee Pre-Tax Contributions made through December 31, 1988 (including Income thereon through December 31, 1988) plus (B) the amount of Employee Pre-Tax Contributions made following December 31, 1988 (not including Income thereon) and not including any qualified non-elective contributions or qualified matching contributions to the extent required by the Commissioner's regulations;

                            (iii) Only one Hardship withdrawal shall be
permitted in any one calendar quarter;

                            (iv) The Participant must demonstrate that the
distribution is necessary to satisfy a financial need as provided in Section 6.5(d)(4) below;

                             (v) In no event may the amount distributed exceed
the amount necessary to satisfy the Hardship (as defined below); and

                             (vi)  No Hardship withdrawals may be made under the
Plan until the Participant has obtained all other distributions, withdrawals, and nontaxable loans available under the Plan and all other plans of the Employer.

              (3) Definition of Hardship: The determination of Hardship shall be made by the Committee using uniform, non-discriminatory and objective standards and shall be limited to genuine financial emergencies when the Participant has an immediate and heavy financial need of the funds and the funds are not reasonably available from other resources of the Participant.

The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Hardships justifying withdrawal shall be limited solely to:

                      (i) the costs directly related to the purchase of a primary home for the Participant (not including mortgage payments);

                     (ii) the need to prevent the eviction of a Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

                     (iii) paying tuition and related educational fees for the next twelve months of post-secondary education of the Participant, his spouse, children or dependents;

                     (iv) providing income for medical expenses described in Code ss.213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code ss.152) or necessary for these persons to obtain such medical care; or

                     (v) other hardships deemed immediate and heavy financial needs under IRS regulations,

provided, that the interpretation of Hardship shall in all cases be consistent with final regulations issued under Code ss.401(k).

              (4) Distribution Necessary to Satisfy Financial Need: In order to obtain a Hardship distribution, the Participant must submit documentation that the financial need cannot be relieved

                     (i) through reimbursement or compensation by insurance or otherwise,

                     (ii) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need,

                     (iii) by cessation of Employee Pre-Tax Contributions or Employee After-Tax Contributions under the Plan, or

                     (iv) by other distributions or nontaxable (at the time of the loan) loans from this Plan or other plans maintained by the Employer or by any other employer or by borrowing from commercial sources on reasonable commercial terms.

         Prior to October 1, 1994, a Participant requesting a Hardship withdrawal, in lieu of submitting the documentation required under subsections
(i) through (iv), could agree that

                            (A) he shall not be eligible to make Employee
Pre-Tax Contributions to this Plan or employee contributions to any other plan maintained by the Employer (including nonqualified plans, stock option or purchase plans, and any similar plans; but not including any contribution to a health, cafeteria or other welfare plan, or any mandatory employee contribution portion of a defined benefit plan), for twelve months after receipt of the Hardship withdrawal, and

                            (B) he may not make Employee Pre-Tax Contributions
during his taxable year (generally, the calendar year) immediately following the taxable year in which he received the Hardship distribution which are in excess of the $7,000 (as adjusted) limit under Code ss.402(g) reduced by the amount of his Employee Pre-Tax Contributions for the taxable year of the Hardship distribution.

              (e) Procedures for Distribution of Withdrawals: Applications for withdrawals pursuant to Section 6.5 shall be submitted in writing on such form or forms as may be prescribed by the Committee and delivered to the Committee, and otherwise shall be made in accordance with the normal administrative procedures of the Committee. Approved withdrawals shall be distributed as soon as practicable, subject to the terms of any security or contract in which any assets are invested. The proceeds of each such withdrawal shall be charged with any transfer taxes, postage, commissions, Trustee transfer charges, and all other direct expenses arising from such withdrawal.

              (f) All withdrawals shall be in the form of a lump sum payment and shall not be available in the form of an annuity.

         6.6 Loans to Participants: Loans shall be available to Participants and Beneficiaries on a reasonably equivalent basis and in accordance with written procedures and rules adopted by the Committee which shall be considered a part of this Plan. Any amendments to such written procedures and rules also shall be in writing, shall be adopted by the Committee, and shall be considered a part of this Plan.

         6.7  Requirement of Qualified Joint and Survivor Annuity:

              (a) Applicability of this Section: The provisions of this Section shall take precedence over any other conflicting provisions of the Plan. The requirements of this Section shall apply only to any Participant who is credited with one or more Hours of Service with the Employer on or after August 23, 1984.

              (b) Qualified Joint and Survivor Annuity as Normal Form of
Benefit: If a Participant or Former Participant has elected a form of payment under Section 6.4 or 6.5 which includes a life annuity, then such a Participant's or Former Participant's vested benefits shall be paid in the form of a Qualified Joint and Survivor Annuity, unless an optional form of benefit is selected pursuant to a Qualified Waiver (as described in Subsection (c) below) made within the ninety-day period ending on the first date as of which an amount is paid as an annuity or in any other form.

              For purposes of this Section 6.7, "vested benefits" shall include benefits derived from a Participant's pre-tax or Employee After-Tax Contributions to the Plan, if any. Any annuity contract distributed pursuant to this section must be nontransferable and the terms of such contract must comply with the requirements of this Plan.

              Notwithstanding the foregoing, the Committee may provide that distribution be made in a form other than a Qualified Joint and Survivor Annuity if the present value of the Participant's or Former Participant's vested benefits is equal to or less than $3,500 (or such other amount provided under the Commissioner's regulations on mandatory cash-outs), so long as annuity payments to such Participant (or his Beneficiary) have not already begun, regardless of whether the Participant's or Former Participant's spouse has consented.

         (c)  Notice and Waivers:

              (1) Notice of Qualified Joint and Survivor Annuity Requirements Prior to Commencement of Benefits: If a Participant or Former Participant has elected payment of benefits in a form which includes a life annuity, then within a period of no less than thirty days and no more than ninety days prior to the commencement of benefits (or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant or Former Participant to such benefit), the Committee shall provide each Participant and Former Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's or Former Participant's right to waive the Qualified Joint and Survivor Annuity form of benefit and the effect of such a waiver; (iii) the rights of a Participant's or Former Participant's spouse; and (iv) the right to revoke a previous waiver and the effect of the revocation of a previous election.

              (2) Requirements of Waiver: No waiver of a Qualified Joint and Survivor Annuity shall be effective unless it is in writing and consented to in writing by the Participant's or Former Participant's spouse (or Surviving Spouse in the case of the waiver of a designation of Beneficiary under Section 6.2(b)). Such spousal consent must acknowledge the effect of the consent and must specifically designate the non-spouse beneficiary or alternate form of benefits, which designation may not be changed without further spousal consent in the form prescribed by this paragraph; provided, that further spousal consent to changes shall not be necessary if the initial consent of the spouse expressly permits the Participant to change such designation without any requirements of further consent by the spouse. Any spousal consent must be witnessed by a Plan representative or notary public. Any consent necessary under this Section will be valid only with respect to the spouse who signs the consent, but shall be irrevocable by that spouse as to any specified beneficiary and/or form of benefit to the extent indicated in the consent form. However, a Participant or Former Participant may revoke a spouse's waiver (and thereby cause the benefits to be distributed in the form of a Qualified Joint and Survivor Annuity) at any time before the commencement of benefits by filing a new benefit election form designating the spouse as beneficiary and/or electing a Qualified Joint and Survivor Annuity form of benefit, even without the consent of the spouse or Surviving Spouse. The number of such revocations by a Participant or Former Participant shall not be limited.

              (3) Waiver Deemed Made if No Spouse or Spouse Not Locatable or as Otherwise Permitted by Regulations: Notwithstanding the foregoing written consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, or if such spousal consent otherwise is not required under the Commissioner's regulations, a valid waiver will be deemed to have been made.

         6.8  Distributions Pursuant to Qualified Domestic Relations Orders:

              (a) Payments to an Alternate Payee Under a Qualified Domestic Relations Order: On and after January 1, 1985, the Committee shall pay benefits to the Alternate Payee(s) in accordance with the terms of this Section, any government regulations adopted under ERISA ss.206, and the applicable provisions of any Qualified Domestic Relations Order entered by a court of competent jurisdiction on or after January 1, 1985. In the case of a Domestic Relations Order entered by a court of competent jurisdiction before January 1, 1985, the Committee (1) shall treat such order as a Qualified Domestic Relations Order under this Section if the Committee is paying benefits pursuant to such order on January 1, 1985 and (2) may, in its discretion, treat any other such order as a Qualified Domestic Relations Order under this Section even if such order does not meet the requirements therefor.

              (b) Plan Procedures Relative to Qualified Domestic Relations
Orders:

                     (1) Notification: Following its receipt of any Domestic Relations Order, the Committee shall promptly notify in writing the affected Participant or Former Participants and Alternate Payee(s) of its receipt of the order, and shall furnish such persons a copy of the order and of these Plan procedures (and any other procedures which may have been adopted by the Committee) for determining whether the order is a Qualified Domestic Relations Order. This notice and all other notices pursuant to this Section will be sent to the address included in the Domestic Relations Order (or to such other address as is known to the Committee or as may thereafter be specified in writing by the addressee). Any Alternate Payee shall be permitted to designate a representative for receipt of copies of notices that are to be sent to the Alternate Payee. Such notice shall set a time and date no less than fifteen days nor more than thirty days from the date the notice is mailed on which the Committee will meet to determine whether the order is a Qualified Domestic Relations Order, and shall inform the Participant or Alternate Payee that he may present written or oral comments at that time with regard to such determination.

                     (2) Determination of Committee: On the date specified in the above notice, the Committee shall examine the Domestic Relations Order in light of any comments received and in light of applicable law and regulations, and shall make one of three determinations: (i) that the order is a Qualified Domestic Relations Order; (ii) that the order is not a Qualified Domestic Relations Order; or (iii) that the determination of whether the order is a Qualified Domestic Relations Order should be submitted to and made by a court of competent jurisdiction. If, within eighteen months from the date on which the first payment of benefits would be required to be made under such order, it is determined by the Committee or court of competent jurisdiction that the order (or modification thereof) is a Qualified Domestic Relations Order, the Committee shall pay any separately accounted for amounts (plus adjustments required by the order) to the specified Alternate Payee, and thereafter shall pay the Alternate Payee the amount specified by the Qualified Domestic Relations Order. If, within the aforesaid eighteen month period, it is determined by the Committee or a court of competent jurisdiction that the order is not a Qualified Domestic Relations Order, or the question of whether the order is a Qualified Domestic Relations Order is not determined by the Committee or a court of competent jurisdiction, then the Committee shall pay any amounts (plus any Income or allocated interest or earnings thereon) separately accounted for below to the Participant, Former Participant or other person or persons who would have been entitled thereto if there had been no Domestic Relations Order. Any determination other than that an order is a Qualified Domestic Relations Order after the close of the aforesaid eighteen month period shall be applied prospectively only.

                     (3) Separate Accounting of Participant's and Alternate Payee's Benefits: During any period in which the Participant otherwise would have had a right to payment of Plan benefits and in which the issue of whether an order is a Qualified Domestic Relations Order is being determined, the Committee shall separately account for (but need not physically escrow) the amounts as to which the Participant or Former Participant otherwise would have had a right to payment during such period and which amounts would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Amounts determined to be payable to an Alternate Payee in accordance with a Qualified Domestic Relations Order (or otherwise separately accounted for by this subsection) shall not be considered to be part of the Participant's account with respect to any other spouse or beneficiary of the Participant.

                     (4) Effect Upon Any Joint and Survivor Annuity Provisions of the Plan: If the Plan provides for payment in the form of a Qualified Joint and Survivor Annuity, a former spouse of a Participant shall be treated as a Surviving Spouse of such Participant (and any spouse of the Participant shall not be treated as a spouse for such purposes) to the extent provided in any Qualified Domestic Relations Order.

                     (5) Expenses of Domestic Relations Order: All unreasonable or unusual fees and expenses incurred by the Plan, the Committee and/or the Trustee in evaluating and effecting a Domestic Relations Order shall be charged to the Accounts of the Participant with respect to whom the Domestic Relations Order was received; provided, that if a separate account is established for an Alternate Payee pursuant to a Qualified Domestic Relations Order, such unreasonable and unusual fees and expenses shall be charged equally to the Participant's Plan accounts and the Alternate Payee's Plan accounts. Such fees and expenses may include, but need not be limited to, attorneys' fees, accountants' fees, court costs, mailing expenses and other expenses attributable to the Domestic Relations Order.

              (c) Notification of Pending Order: In the event the Committee is notified in writing by the attorney representing a potential Alternate Payee that the attorney has commenced legal action in a court of competent jurisdiction and has requested a Qualified Domestic Relations


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



Order or will request an Order in connection with such legal action, the Committee may delay any distribution from the Plan for which the Participant is eligible until such time as the court makes a disposition with respect to the Order or the pending action or such earlier time as the Participant and potential Alternate Payee otherwise agree in writing.

              (d) Definitions:

                     (1) Alternate Payee: Any spouse, former spouse, child or other dependent of a Participant or Former Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant or Former Participant.

                     (2) Domestic Relations Order: Any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a State's domestic relations law or community property law.

                     (3) Qualified Domestic Relations Order: A Domestic Relations Order which:

                         (i)  Creates or recognizes the existence of an
Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the Plan benefits payable with respect to a Participant or Former Participant; and

                         (ii) In the order clearly specifies (A) the name and
last known mailing address (if any) of the Participant or Former Participant, and of each Alternate Payee covered by the order, (B) the amount or percentage of the Participant's or Former Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or period to which such order applies, and (D) each plan to which such order applies; and

                         (iii) Does not require the Plan to provide any type or
form of benefit, or any option, not otherwise provided by the Plan; and

                         (iv)  Does not require the Plan to provide increased
benefits, determined on the basis of actuarial value; and

                          (v)  Does not require the payment of benefits to an
Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order; and

                          (vi) In the case of any payment before a Participant
has separated from Service, does not require payment to the Alternate Payee before the earlier of (A) the date


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



the Participant or Former Participant is entitled to a distribution under the Plan, or (B) the date the Participant or Former Participant could begin receiving benefits if he separated from Service; and

                          (vii) In the case of an order which requires
benefits to be paid to an Alternate Payee as if the Participant had retired on the date payment is to begin under such order, only takes into account the present value of benefits actually accrued using, in the event the Plan is a defined benefit plan, the interest rate specified in the Plan for determining actuarial equivalence, (or five percent if no interest rate is specified); and

                          (viii) Requires payment in a form provided by the
Plan, except that in no event may payment be in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent spouse.








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



                             ARTICLE VII. TRUST FUND

         7.1 Trust Fund: All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. The Trust Fund shall be governed by a separate Trust document which is incorporated and made a part of this Plan.

         7.2  Collective Investment Subaccounts:

              (a) Collective Investment Funds: The Trustee may develop, pursuant to any general investment guidelines or funding policy provided by the Committee, separate Trustee-sponsored or Investment Manager-sponsored collective investment funds (which, without limitation, may consist of pooled funds under the Trust, a fund composed of Employer Stock, or funds in which only the Trust may invest) among which Plan Participants may direct investment of any amounts in their accounts pursuant to such uniform and non-discriminatory rules as the Committee may adopt, less loans under Section 6.6. The Committee may select, replace and change the available collective investment funds consistent with the investment guidelines and funding policy. To the extent practicable, a Participant's directions regarding investments shall apply uniformly to all of a Participant's accounts as of the time that the direction is implemented so that such direction shall apply consistently both to amounts attributable to contributions by the Participant and amounts attributable to contributions by the Employer. Investments of each such collective investment fund shall be managed and otherwise shall be the responsibility of the Trustee (or Investment Manager appointed by the Committee to manage the fund), and separate records shall be maintained to record the performance and Income of each such fund. The Committee shall develop guidelines for collective investments, which guidelines may apply to all Plan Participants or only to certain groups of Participants designated on the basis of age, years of Participation, type of account (for example, After-Tax Accounts or Rollover Accounts or accounts relating to a predecessor plan), or other basis, so long as such different groupings do not discriminate in favor of Highly Compensated Employees or violate regulations under Code ss.401(a)(4).

              (b) Subaccounts: The Committee shall cause separate subaccounts to be maintained to reflect each Participant's direction among each collective investment fund, and each such subaccount shall be adjusted each Valuation Date to reflect its share of the Income of the collective investment fund of which it is a part. Distributions and forfeitures from accounts of a Participant, and contributions allocated to the accounts of a Participant shall be allocated by the Trustee among the Participant's collective investment subaccounts pursuant to the most recent direction of the Participant, subject to the reasonable rules and procedures of the Committee and Trustee.

              (c) Direction: Direction among such collective investment funds by a Participant shall be given in writing to the Committee on such forms and pursuant to other reasonable rules and procedures of the Committee and Trustee as to time, percentage and amount. Any such direction once made shall remain in effect as to contributions, forfeitures and distributions for that Plan Year and succeeding Plan Years, unless the Participant shall file a timely application made in accordance with applicable Committee and Trustee rules and procedures which effectively redesignates the investment of his account. In the event a Participant shall fail for any reason to make an effective direction of his accounts at a time when different collective investment funds are available, then the amounts in his accounts shall be deemed to have been designated to a fund or funds as selected by the Trustee to apply in such instances, subject to any funding policy statement or any other restrictions or guidelines provided by the Committee and to the standards that would be followed by a prudent fiduciary in similar circumstances.

         7.3 Special Provisions Regarding Investment of Trust Assets in Employer Stock:

              (a) Investment in Employer Stock: Subject to Participant direction under Section 7.2, the Trustee may invest in Employer Stock and/or other securities of the Employer which are "qualifying employer securities" under ss.406(d) of ERISA in that such securities are stock (or otherwise an equity security) or bonds, debenture, notes or certificates or other evidence of indebtedness which is described in paragraph (1), (2) or (3) of Code ss.503(e) (the foregoing other securities hereinafter referred to as "Employer Securities"). Notwithstanding the foregoing, a Participant may not direct the investment of new contributions (whether Employee contributions or Employer contributions) to his account in Employer Stock or Employer Securities to the extent that such new investment exceeds 25% of such new contributions. Additionally, a Participant may not transfer assets from other subaccounts to investments in Employer Stock or Employer Securities to the extent such transfer causes his account's total investment in Employer Stock and Employer Securities to exceed 25% of the total value of his Account.

              (b) Contribution and Purchase of Stock: The Trust may receive Employer Stock or other Employer Securities by way of Employer contribution, or it may purchase such Employer Stock or other Employer Securities (regardless of whether it had been held as treasury stock, or was previously authorized but unissued, or had been owned by individuals, including Participants).

              (c) Purchase Price of Employer Stock: The Trust acquisition of Employer Stock or other Employer Securities shall be at not more than its fair market value, as determined by its current established market for the Employer Stock or other Employer Security, or (if such acquisition or sale is from or to a "disqualified person" under Code ss.4975 and there is no established market providing a fair market value) the independently appraised value as of the date of the transaction.

              (d) Compliance with Securities Laws: In the event the Trustee invests any part of the Trust's assets in Employer Stock or any other Employer Securities, and the Committee thereafter directs the Trustee to dispose of such investment, or any part thereof, under


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



circumstances which, in the opinion of the counsel for the Trustee, require a notice of filing and/or registration of the Employer Stock or other Employer Securities under the Securities Act of 1933 (or rulings and regulations thereunder) and/or qualification of the Employer Stock or other Employer Securities under the "blue sky laws" of any state or states, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect notice filing, registration and/or qualification. The Committee may adopt rules limiting the ability of Participants who are directors, officers and owners subject to the "short-swing profit" rules of Section 16(b) of the Securities Exchange Act to invest Plan assets in Employer Stock or other Employer Securities and also may limit such Participants' ability to elect transactions under the Plan that will include the buying or selling of Employer Stock or other Employer Securities consistent with the requirements for exemption from Rule 16(b)(3).

              (e) Tender Offers and Other Reorganizations: In the event the consummation of a tender offer, merger, recapitalization, reorganization, liquidation or exchange transaction relating to Employer Stock or other Employer Securities and the receipt by the Plan of cash proceeds as a result of such consummation, Participants may be solicited one or more times for a special transfer of the cash proceeds generated from the aforementioned transactions into other investment vehicles offered under the Plan and Trust. Participants who fail to make a timely election regarding such a transfer shall have such cash proceeds invested in a fund designated by the Trustee. This special transfer may be made applicable to cash proceeds from all categories of Employer Stock.

              If at any time under applicable law or other circumstances Employee contributions or related Employer contributions cannot be invested in Employer Stock, the Trustee may invest the accounts in cash and such interest-bearing securities as the Trustee considers advisable, until such funds are again permitted to be invested in Employer Stock. At such time, Participants may be solicited one or more times to permit them to redesignate the investment vehicle into which these funds will be invested. Those Participants who do not respond in a timely manner to such solicitation shall have these assets invested in a fund designated by the Trustee.

              Promptly at the time Employee contributions or related Employer contributions again can be invested in Employer Stock, Participants shall be so notified; further, to the extent required by applicable law, Participants shall be notified that any prior election regarding investment of funds in Employer Stock is not effective, shall be provided a prospectus or any other required documents, and shall be asked to provide the Employer with new instructions regarding investment of contributions in Employer Stock; provided, however, any Participant who has previously instructed the Employer to invest his or her contributions in Employer Stock and who does not provide the Employer with subsequent instructions, will have such contributions invested in a fund designated by the Trustee.

              (f) Voting Rights: All voting and related stockholder rights (including the right to tender in the event of a tender offer and any conversion rights) shall be passed through to Participants in proportion to the relevant Employer Stock or Employer Securities held by each Participant's account. The Trustee shall vote Employer Stock or Employer Securities in


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



accordance with voting instructions solicited from Participants in whose accounts there is any Employer Stock or other Employer Securities. Voting rights and related stockholder rights with respect to Employer Stock and Employer Securities held by the Plan which are not allocated to any particular Participant's account and/or as to which the Trustee has not received any Participant direction as to its vote shall be exercised solely by the Trustee.










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



                          ARTICLE VIII. ADMINISTRATION


         8.1  Allocation of Responsibility Among Fiduciaries for Plan
Administration: The Fiduciaries shall have only those powers, duties, responsibilities, and obligations as are specifically given them under this Plan and the Trust Agreement.

              (a) Employer Responsibilities: In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1.

              (b) Flagstar Responsibilities: Flagstar shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, this Plan.

              (c) Committee Responsibilities: The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust.

              (d) Trustee Responsibilities: The Trustee (subject to such directions as may be given by the Committee and/or any Investment Manager) shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust.

              (e) Investment Manager Responsibilities: If any Investment Manager is appointed as described above, then it shall have the sole responsibility for the management of the Trust assets under its control.

Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information, or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information, or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, and responsibilities and not for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         8.2 Appointment of Committee: The Plan shall be administered by a Committee consisting of at least one person who shall be appointed by and serve at the pleasure of the Board of Directors of Flagstar. All usual and reasonable expenses of the Committee (including, without limitation, fees for legal services, accounting services and investment related services) may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Provided however, except as otherwise provided under ERISA and regulations thereunder, no person who is an Employee of the Employer shall receive any compensation from the Trust Fund with respect to his services for the Committee (although such compensation may be paid to that person by the Employer), but may be reimbursed from the Trust Fund or by the Employer for reasonable costs and expenses incurred in connection therewith. Any administrative expenses paid to the Trust Fund shall not be considered an Employer contribution. In the absence of the appointment of a Committee, the Employer shall be the Plan Administrator whose duties shall include all those duties given to the Committee under this Plan.

         8.3 Claims Procedure: The Committee shall make all determinations as to the right of any person to a benefit. All claims for benefits shall be presented by the Participant or his Beneficiary to the Committee on application forms provided by the Committee. Such Participant or Beneficiary will subsequently be notified in writing of acceptance or denial in whole or in part of his claim. In the event of denial, the notification shall specify the reason(s) for denial, refer to Plan provisions on which the denial is based, include a description of any additional material or information necessary and an explanation of why it is necessary, and advise the Participant or Beneficiary of the procedure for appeal of such denial. The Participant or Beneficiary whose claim has been denied shall file a written notice of desire to appeal the denial within sixty days of notification of claim denial by the Committee, including all of the facts upon which the appeal is based. The Committee shall arrange a conference with the claimant within thirty days after the date of the appeal; if the claim cannot be resolved at such conference, a hearing will be held before the Committee within sixty days of the date of appeal. At the hearing, the Participant or Beneficiary, or his representative may present relevant evidence, written issues and comments. Within sixty days after the hearing, the Committee shall render a determination upon the appealed claim, accompanied by a written statement as to the reasons therefor. The determination so rendered shall be final and binding upon all parties.

         8.4 Records and Reports: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and government regulations issued thereunder relating to records of Participants' Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registrations with the Internal Revenue Service; and annual reports to the Department of Labor.

         8.5 Other Committee Powers and Duties: The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

              (a) To construe and interpret the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed), decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

              (b) To prescribe requirements, guidelines and procedures to be followed by Participants or Beneficiaries in making elective salary deferrals and in filing applications for benefits, loans or withdrawals;

              (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

              (d) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

              (e) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

              (f) To receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

              (g) To appoint or employ individuals to assist in the administration of the Plan and Trust, and any other agents it deems advisable, including any Investment Manager, legal and actuarial counsel;

              (h) To develop and carry out a funding and/or investment policy in cooperation with the Trustee (and an Investment Manager, if any) consistent with the aims and objectives of the Plan.

         The Committee shall have no power to add to, subtract from, or modify any of the explicit terms of the Plan, or to change or add to any specific benefits provided by the Plan, or to waive or fail to apply any specific requirements of eligibility for a benefit under the Plan. However, any construction or interpretation of the Plan's provisions or decisions as to benefits under this Plan which is adopted by the Committee in good faith shall be binding upon all parties to or Beneficiaries of the Plan, subject only to any administrative intra-Plan rights of review provided by this Plan's claim procedure.

         8.6 Rules and Decisions: The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

         8.7 Committee Procedures: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting; provided, that the Committee may adopt rules whereby one or more Committee members may act for the Committee either with respect to all Committee duties or only as to specific Committee duties.


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



A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer, and the Trustee, shall not be responsible for any such action or failure to act.

         8.8 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

         8.9 Application and Forms for Benefits: The Committee may require a Participant to complete and file with the Committee an application for a benefit on forms approved by the Committee, and to furnish any other pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.

         8.10 Facility of Payment: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

         8.11 Inability to Locate Participant, Surviving Spouse or Beneficiary:
In the event that a Participant, Surviving Spouse or beneficiary entitled to receive Plan benefits fails to respond or cannot be located by the Committee within six months following the sending of notice by certified mail to his last known address, his Plan benefits shall be declared by the Committee to be forfeited and shall be used to reduce the Employer contribution on the next Valuation Date. If the Participant, Surviving Spouse or beneficiary is later located or makes a claim for benefits, any amount treated as a forfeiture by reason of this Section shall be reinstated by the Committee from a special Employer contribution or from forfeitures (if any) available in the year of reinstatement.

         8.12 Omission of Eligible Employee: If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code by such Employer.

         8.13 Inclusion of Ineligible Employee: If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the appropriate Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

         8.14 Bonding: Every Fiduciary (including any Committee and any employee of the Employer who handles the Plan's contributions, distributions or assets), except a bank or an insurance company, unless exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than ten percent of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. If the amount handled cannot be determined with reasonable accuracy, then it may be deemed to be the total amount of Plan assets at the end of the preceding Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in ss.412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Committee, be paid from the Trust Fund or by the Employer.

         8.15 Indemnification: The Employer shall indemnify and save harmless the Committee members to the maximum extent permitted under ERISA against any and all claims, losses, damages, expenses and liabilities the Committee may incur in the exercise and performance of its duties hereunder, unless such actions are determined to be due to gross negligence or willful misconduct.

         8.16 Plan Administrator's Discretion to Interpret the Plan: It is the Plan settlor's original intention that the Committee, as Plan Administrator under this Plan (which term includes for these purposes all related documents, including, but not limited to, insurance or trust documents), in addition to the authority granted in Section 8.5 above, has discretionary authority to interpret and construe this Plan's provisions as necessary to determine eligibility for benefits and otherwise to construe disputed, doubtful or uncertain terms under the Plan.


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



                            ARTICLE IX. MISCELLANEOUS

         9.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

         9.2 Rights to Trust Assets: No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

         9.3 Nonalienation of Benefits: The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The preceding sentence shall not apply to (a) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to an order which is determined under Section 6.8 to be a Qualified Domestic Relations Order as defined in Code ss.414(p), which was entered into on or after January 1, 1985 or (b) any other alienation permitted under Code ss.401(a)(13) or rules and regulations thereunder. Provided, that a Beneficiary who has been designated in accordance with Article VI to receive benefits in the event of a Participant's death may elect to disclaim all or any part of such benefits in favor of another designated Beneficiary.

         9.4 Discontinuance of Employer Contributions: In the event of permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall, as of the date of such discontinuance, become nonforfeitable.

                  ARTICLE X. AMENDMENTS AND ACTION BY EMPLOYER

         10.1 Amendments: Flagstar reserves the right to make from time to time any amendment or amendments to this Plan which does not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries; provided, however, that Flagstar may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. The procedure followed for making any amendment shall consist of the preparation of a written Plan amendment and its execution by one or more officers of Flagstar. Such amendment may, but need not, be authorized (or later ratified) by Flagstar's Board of Directors. The Trustee's signature on the Plan's documents (including any Plan amendments) shall not be necessary and shall only indicate the Trustee's receipt of those documents.

         Notwithstanding the above, no amendment made by Flagstar shall:

              (a) Reduce the vested percentages (determined without regard to such amendment as of the later of the date the amendment was adopted or the date the amendment was effective) of any Participant; or decrease the balance in any Participant's account; or eliminate an optional form of benefit in violation of Code ss.411(d)(6) and regulations thereunder, with respect to benefits attributable to Service prior to the amendment;

              (b) Provide for the use of any portion of the Trust Fund for any purpose other than the exclusive benefit of Participants and Beneficiaries, or provide that any portion of the Trust Fund shall ever revert to or be used by the Employer, except as otherwise provided in the Trust Agreement; or

              (c) Increase the duties or liabilities of the Employer, the Committee or Trustee without its written consent.

         10.2 Special Rules Regarding Amendments Relating to Vesting: In the event the vesting provisions of the Plan are amended, each Participant in the Plan who has three (or five in the case of a Participant who does not have at least one Hour of Service with the Employer for Plan Years beginning after December 31, 1988) or more Years of Service shall be given an election to have the nonforfeitable percentage of his accounts determined without regard to such amendment. The election period will begin the date the amendment is adopted and will end on the last to occur of (a) sixty days after the day the amendment is adopted, (b) sixty days after the day the amendment becomes effective, and (c) sixty days after the date the Participant is given written notice of the amendment and of the election by the Employer or the Committee. If the election, as herein provided, is not given to any such Participant, his nonforfeitable percentages under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.

         10.3 Action by Employer: Any action by the Employer (or Flagstar) under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by said Board or having apparent authority by virtue of his corporate office to take such action.

                    ARTICLE XI. SUCCESSOR EMPLOYER AND MERGER
                            OR CONSOLIDATION OF PLANS

         11.1 Successor Employer: In the event of the dissolution, merger, consolidation, or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties, and responsibilities of the Employer under the Plan.

         11.2 Plan Assets in the Event of Merger or Consolidation of Plans: In the event of any merger or consolidation of the Plan with (or transfer in whole or in part of the assets and liabilities of the Trust Fund to) another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

              (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

              (b) Resolutions of the Board of Directors of Flagstar or the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

              (c) Such other plan and trust are qualified under Code ss.401(a) and ss.501(a).

                          ARTICLE XII. PLAN TERMINATION

         12.1 Right to Terminate: In accordance with the procedure set forth in this Article, Flagstar may terminate the Plan at any time. In the event of the dissolution, merger, consolidation, or reorganization of Flagstar, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to Flagstar in accordance with Section 11.1.

         12.2 Partial Termination: Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the affected Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the amount necessary to pay the proportionate interest of such Employees who are Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of all affected Employees in accordance with Section 12.3.

         12.3 Liquidation of the Trust Fund: Upon partial or complete termination of the Plan, the accounts of all employees affected thereby shall become fully vested and nonforfeitable, and the Committee shall direct the Trustee to distribute (or transfer directly in accordance with Section 6.4(g)) the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants, and Beneficiaries in proportion to their respective account balances; provided, however, that any amounts properly allocated to the Plan's Suspense Account, pursuant to Section
5.3 of the Plan, shall upon termination of the Plan revert to the Employer. For purposes of calculating forfeitures with respect to any Former Participants who were not employed on the Plan's termination date, but who still had account balances in the Plan immediately prior to the Plan's termination, such Former Participants' vested percentages shall be calculated in accordance with the Plan's vesting schedule immediately prior to the Plan's termination. Any amounts not vested with respect to such Former Participants shall be treated as a forfeiture under the Plan, and such Former Participants shall be treated as if they had incurred five consecutive Breaks in Service as of the date of Plan termination.

         12.4 Manner of Distribution: To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, as the Plan Administrator (in its discretion) may determine. All noncash distributions shall be valued at fair market value at date of distribution.

                       ARTICLE XIII. RELATED CORPORATIONS

         13.1 Joinder: Any corporation which is related to the Employer by stock ownership may adopt this Plan and Trust by action of its Board of Directors.

         13.2 Contributions: Each corporation which joins the Plan and Trust and thereby becomes an Employer hereunder shall make its own contributions to the Plan, except to the extent otherwise permitted under the Code; provided that, such contributions shall be made so as to avoid having separate benefit structures.

         13.3 Treatment of Employee Transfers:

              (a) Transfer to or From a Noncovered Class of Employee:

                     (1) Transfer to a Noncovered Class of Employee: In the event that any Plan Participant's classification by the Employer is changed from salaried to hourly or from a Non-Highly Compensated Employee to a Highly Compensated Employee or the Participant is otherwise transferred or reclassified from a class of employment for an Employer which is covered by the definition of Employee to a class of employment for an Employer which is not covered by the definition of Employee (or which otherwise is not eligible to participate in the Plan), the transferred individual's Participation in the Plan shall be placed on inactive status. An individual's Hours of Service for the Employer while a member of a noncovered class of employee shall be considered Service for eligibility and vesting purposes under the Plan.

                     (2) Transfer From a Noncovered Class of Employee: In the event that any individual's classification by the Employer is changed from hourly to salaried or from a Highly Compensated Employee to a Non-Highly Compensated Employee or the individual otherwise is transferred from a class of employment for an Employer which is not covered by the definition of Employee (or which otherwise is not eligible to participate in the Plan) to a class of employment for the Employer which is covered by the definition of Employee, the Employee shall become a Participant in the Plan on the next succeeding Entry Date after meeting the age, Service and any other Participation requirements. Service for the Employer (whether earned while an Employee covered as a Participant under the Plan or while a member of a noncovered class of employee) shall be considered Service for eligibility and vesting purposes under the Plan.

              (b) Transfer To or From a Related Employer:

                     (1) Transfer to a Related Employer: In the event that any individual is transferred from the employ of an Employer of the Plan to the employ of an employer that is not an Employer of the Plan but that is a Related Employer (as defined below), all Service with the Related Employer shall be considered Service for eligibility and vesting purposes under the Plan. The Committee may adopt rules allowing for such an Employee's vested accounts under the Plan to be transferred to any qualified defined contribution retirement plan maintained by such Related Employer.

                     (2) Transfer From a Related Employer: In the event that an individual is transferred from the employ of a Related Employer (as defined below) to the employ of an Employer of the Plan, all Service with the Related Employer shall be considered Service for eligibility and vesting purposes under the Plan. The Committee may adopt rules allowing for such individual to transfer to this Plan the individual's vested account balances under any qualified defined contribution retirement plan maintained by such Related Employer.

                     (3) Definition of Related Employer: For purposes of this Section, the term Related Employer means an employer required to be aggregated with the Employer under Subsection b, c, m or o of Code ss.414. If at any time a Related Employer is no longer required to be aggregated with the Employer under Subsection b, c, m or o of Code ss.414, that employer will no longer be considered a Related Employer for purposes of determining an employee's Service under the Plan. In computing Service with a Related Employer, only time while such entity is a Related Employer shall be included.

              (c) Transfer Between Employers of the Plan: In the event that an individual is transferred from one Employer of the Plan to another Employer of the Plan while remaining in a class of employment covered by the definition of Employee and otherwise eligible to participate in the Plan, such transfer will have no effect on computation of the Employee's Service for any purposes. All Service with any Employer while a covered Participant shall count as Service under the Plan.

         13.4 Commingling of Funds: Notwithstanding that the Plan may for some purposes be considered the separate Plan of each Employer or that contributions are made separately, the assets of the Plan and Trust may be invested and commingled as a single fund without allocation on the books and records of the Trustee.

         13.5 Special Provisions Regarding Canteen Group Employees: Effective June 17, 1994 (the "Transition Date"), IM Vending Inc., Canteen Corporation and the subsidiaries of Canteen Corporation (collectively, the "Canteen Group") were sold to an entity outside of the Flagstar Corporation controlled group.

         Effective May 6, 1994, Employees classified as Canteen Food and Vending Employees who would have become Participants in the Plan on or after May 6, 1994 were no longer eligible to become Participants in the Plan. Effective as of the Transition Date and thereafter, the Canteen Group is not a Plan sponsor or participating Employer under the Plan and active employees of the Canteen Group as of the Transition Date (including any Employees of Flagstar Corporation or any of its affiliates who were transferred to and employed by the Canteen Group as of the Transition Date) and any Employees of Flagstar Corporation or any of its affiliates who were classified as Canteen Food & Vending Employees as of the Transition Date and who were subsequently transferred to the Canteen Group ("Canteen Group Employees") are not permitted to make contributions under the Plan or eligible to receive Employer contributions under the Plan.

         Effective as of the Transition Date, Canteen Group Employees were considered terminated employees under the Plan with respect to their After-Tax and Rollover Accounts and were eligible for a distribution from such accounts as provided in the Plan then in effect. In accordance with Code Section 401(k)(10), Canteen Group Employees were given the right to elect to receive a lump sum distribution of their entire Pre-Tax Account as of the Transition Date. A Canteen Group Employee is considered a terminated employee as of the Transition Date with respect to his Pre-Tax Account and eligible for a distribution from such account only if the Canteen Group Employee elects to receive such a lump sum distribution of his Pre-Tax Account (or is subject to the mandatory cash-out rules). A Canteen Group Employee who does not elect to receive a lump sum distribution of his Pre-Tax Account and who is not subject to the mandatory cash-out rules shall be considered a terminated employee eligible for a distribution of his Pre-Tax Account as otherwise provided in Section 6.4 when he separates from service with the Canteen Group. Notwithstanding the mandatory cash-out rules, a Canteen Group Employee whose account balance does not exceed $3500 may elect to postpone distribution of his account from the Plan.

         Notwithstanding the foregoing, the sale of the Canteen Group had no effect for Plan purposes on the amount of benefits, terminated status or form or timing of distributions for former employees of the Canteen Group who were not active employees of the Canteen Group as of the Transition Date.

         13.6 Special Provisions Regarding TW Recreational Services, Inc.
Employees: Effective November 30, 1994, Employees classified as TW Recreational Services, Inc. Employees who would have become Participants in the Plan on or after November 30, 1994 were no longer eligible to become Participants in the Plan.

         IN WITNESS WHEREOF, Flagstar Corporation (for itself and the Employers who have adopted this Plan) has caused this Plan to be properly executed on the 23rd day of December, 1994.

                                    FLAGSTAR CORPORATION
                                    ("Employer")



                                    By:  /s/ Stephen Wood
                                       --------------------------------------
                                    Its:  Vice President
                                        -------------------------------------

(Corporate Seal)

ATTEST:


/s/ George E. Moselay
----------------------------------
     Secretary

                                   APPENDIX A
                          Affiliated Employers Who Have
                        Adopted the Flagstar Thrift Plan
                              as of January 1, 1994


Canteen Corporation (and its subsidiaries)*
Canteen Management Services, Inc.
Flagstar Enterprises, Inc.
Flagstar Systems, Inc.
Quincy's Realty, Inc.
Quincy's Restaurants, Inc.
Spardee's Realty, Inc.
Spartan Management, Inc.
Spartan Realty, Inc.
TW Recreational Services, Inc.
Volume Services, Inc.


*No longer Plan sponsors effective on and after June 17, 1994.

                                AMENDMENT NO. ONE
                                     TO THE
                              FLAGSTAR THRIFT PLAN
                             AS AMENDED AND RESTATED
                                 JANUARY 1, 1987


         THIS AMENDMENT, made and executed the 12th day of December, 1995, by Flagstar Corporation for itself and its affiliates which have joined as participating employers under this Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Flagstar Thrift Plan (the "Plan") for the benefit of its eligible employees (including eligible employees of Canteen Management Services, Inc., Flagstar Enterprises, Inc., Flagstar Systems, Inc., Quincy's Realty, Inc, Quincy's Restaurants, Inc., Spardee's Realty, Inc., Spartan Management, Inc., Spartan Realty, Inc., TW Recreational Services, Inc. and Volume Services, Inc.) and Flagstar Corporation has reserved the right to amend the same from time to time.

         B. Flagstar Corporation desires to amend the Plan in the manner hereinafter set forth in connection with the sale of TW Recreational Services, Inc.

         THEREFORE, the Plan is amended as follows:

         1. Effective as of the Transition Date, a new Section 2.1(75A) shall be added to the Plan to read as follows:

                  "(75A) TWRS: TW Recreational Services, Inc."

         2. Effective as of the Transition Date, a new Section 2.1(75B) shall be added to the Plan to read as follows:

                  "(75B) TWRS EMPLOYEES: Active employees of TWRS on the TWRS Transition Date."

         3. Effective as of the Transition Date, a new Section 2.1(75C) shall be added to the

Plan to read as follows:

                  "(75C) TWRS TRANSITION DATE: The "Closing Date" as that term is defined in the Stock Purchase Agreement between Canteen Holdings, Inc., Flagstar Corporation, Flagstar Companies, Inc., AMFAC Parks, Inc. and Northbrook Corporation dated July 14, 1995 which describes the sale of TWRS to a buyer unrelated to Flagstar Corporation or any of its affiliates, such date to be on or about December 12, 1995."

         4. Section 3.1 shall be amended by adding a new sentence to the end thereof to read as follows:

                  "Notwithstanding the foregoing, effective on and after the Transition Date, in connection with the sale of TWRS, no Employee who is a TWRS Employee shall be eligible to participate in the Plan."

         5. Effective as of the TWRS Transition Date, Section 13.6 of the Plan shall be amended in its entirety to read as follows:

                  "13.6 Special Provisions Regarding TW Recreational Services, Inc. Employees: Effective November 30, 1994, Employees classified as TWRS Employees who would have become Participants in the Plan on or after November 30, 1994 are no longer eligible to become Participants in the Plan. Effective as of the TWRS Transition Date and thereafter, TWRS is not a Plan sponsor or participating Employer under the Plan and TWRS Employees shall no longer be permitted to make Employee Pre-Tax Contributions or Employee After-Tax Contributions under the Plan or be eligible to receive Employer contributions under the Plan. New loans shall not be available to TWRS Employees after the Transition Date unless the loan request was approved by the Committee on or before the Transition Date.

                  "Effective as of the TWRS Transition Date, TWRS Employees shall be considered terminated employees under the Plan with respect to their After-Tax and Rollover Accounts and shall be eligible for a distribution from such accounts as provided in Section 6.3 and Section
         6.4. In accordance with Code Section 401(k)(10), TWRS Employees shall be given the right to elect to receive a lump sum distribution of their entire Pre-Tax Accounts as of the TWRS Transition Date. A TWRS Employee is considered a terminated employee as of the TWRS Transition Date with respect to his Pre-Tax Account and eligible for a distribution from such account only if the TWRS Employee elects to receive such a lump sum distribution of his Pre-Tax Account (or is subject to the mandatory cash-out rules). A TWRS Employee who does not elect to receive a lump sum distribution of his Pre-Tax Account and who is not subject to the mandatory cash-out rules shall be considered a terminated employee eligible for a distribution of his Pre-Tax Account as otherwise provided in Section 6.3 and Section 6.4 when he separates from service with TWRS.

                  "Notwithstanding the foregoing, the sale of TWRS shall have no effect for Plan purposes on the amount of benefits, terminated status or form or timing of distributions for former employees of TWRS who are not active employees of TWRS as of the TWRS Transition Date."

         6. The foregoing Amendments shall be effective as of the TWRS Transition Date.

         IN WITNESS WHEREOF, the Employer has caused the Amendment to be properly executed on the 12th day of December, 1995.

                                    FLAGSTAR CORPORATION


                                    By: /s/ Rhonda J. Parish
                                       -----------------------------------------
                                    Title: Rhonda J. Parish, Senior Vice
                                          --------------------------------------
                                                  President, General Counsel
                                                  and Secretary


The signature of TW Recreational Services, Inc. while not necessary under the terms of the Plan and Trust shall indicate receipt of this Amendment and agreement with the actions taken by this Amendment.

                                    TW RECREATIONAL SERVICES, INC.


                                    By: /s/ Rhonda J. Parish
                                       -----------------------------------------
                                    Title: Rhonda J. Parish
                                          --------------------------------------
                                           Vice President, General Counsel
                                           and Secretary

                                AMENDMENT NO. TWO
                                     TO THE
                              FLAGSTAR THRIFT PLAN
                             AS AMENDED AND RESTATED
                                 JANUARY 1, 1987

         THIS AMENDMENT, made and executed the _______ day of ________________, 1996, by Flagstar Corporation for itself and its affiliates which have joined as participating employers under this Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Flagstar Thrift Plan (the "Plan") for the benefit of eligible employees and has reserved the right to amend the same from time to time.

         B. Flagstar Corporation desires to amend the Plan in the manner hereinafter set forth in connection with a change in service providers for the Plan and a switch to daily valuations.

         THEREFORE, the Plan is amended as follows:

         1. Section 2.1(58) of the Plan shall be amended to read as follows:

                                    "(58) PLAN: Flagstar 401(k) Plan (formerly
                  called the Flagstar Thrift Plan and, prior to that, the Thrift Plan for Noncontract Employees of TW Services, Inc.), the Plan set forth herein, as amended from time to time."

         2.       Section 2.3 of the Plan shall be amended to read as follows:

                           "2.3 Governing Law: This Plan shall be governed to
                  the maximum extent by federal law under ERISA. To the extent not so preempted or otherwise governed by ERISA, the laws of the state of South Carolina shall control on all matters."

         3. The first sentence of Section 4.3(c) shall be amended to read as follows:

                  "Elections to make, withdraw, modify, discontinue or resume Employee Pre-Tax Contributions shall be made by any method authorized by the Committee, including but not limited to telephonic or electronic communication."

         4. The third sentence of the first paragraph of Section 4.5(a) shall be amended to read as follows:

                  "In addition, an Employee who has become a Participant who has established an Individual Retirement Account solely for the purpose of serving as a repository for distributions from the qualified retirement plan of a former employer, and who has not made any contributions to such Individual Retirement Account on his own behalf also may transfer or present within sixty days of receipt part or all of the assets of such Individual Retirement Account to the Trustee."

         5.       Section 6.5(b)(2) shall be amended to read as follows:

                                    "(2)     A withdrawal of a Participant's
                  Employee After-Tax Contributions may only be made once during any one calendar quarter, and shall be limited to the aggregate amount of Employee After-Tax Contributions (less previous withdrawals of such contributions), including any increase in value attributable to Income thereon and may include appreciation due to increase in the value of withdrawn Employee After-Tax Contributions that were invested immediately prior to the time of withdrawal in Employer Stock, to the extent such appreciation is due to investment in such Employer Stock."

         6. The fourth sentence of Section 7.2(a) shall be amended to read as follows:

                  "Investments of each such collective investment fund shall be managed and otherwise shall be the responsibility of Flagstar (or the Investment Manager appointed by the Committee to manage the fund), and separate records shall be maintained to record the performance and Income of each such fund."

         7. The second and third sentences of Section 7.2(c) shall be amended to read as follows:

                  "Any such direction once made shall remain in effect as to contributions, forfeitures and distributions for that Plan Year and succeeding Plan Years, unless the Participant shall file a timely application made in accordance with applicable Committee rules and procedures which effectively redesignates the investment of his account. In the event a Participant shall fail for any reason to make an effective direction of his accounts at a time when different collective investment funds are available, then the amounts in his accounts shall be deemed to have been designated to a fund or funds as selected by the Committee to apply in such instances, subject to any funding policy statement or any other restrictions or guidelines provided by the Committee and to the standards that would be followed by a prudent fiduciary in similar circumstances."

         8. The second and third sentences of Section 7.3(a) shall be deleted in their entirety.

         9. The first sentence of Section 7.3(d) shall be amended to read as follows:

                  "In the event the Trustee invests any part of the Trust's assets in Employer Stock or any other Employer Securities, and the Committee thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which require a notice of filing and/or registration of the Employer Stock or other Employer Securities under the Securities Act of 1933 (or rulings and regulations thereunder) and/or qualification of the Employer Stock or other Employer Securities under the "blue sky laws" of any state or states, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect notice filing, registration and/or qualification."

         10. The third sentence of Section 7.3(f) shall be amended to read as follows:

                  "Voting rights and related stockholder rights with respect to Employer Stock and Employer Securities held by the Plan which are not allocated to any particular Participant's account and/or as to which the Trustee has not received any Participant direction as to its vote shall not be voted."

         11.      A new Section 9.5 shall be added to the Plan as follows:

                           "9.5 Compensation and Expenses: The Trustee,
                  Investment Manager and recordkeeper of the Plan ("Service Providers") will receive reasonable compensation as may be agreed upon from time to time between Flagstar or the Committee and such Service Providers. To the extent permitted by law, such compensation shall be paid from the Trust Fund unless paid by the Employer."

         12. The foregoing Amendments shall be effective as of July 1, 1996.

         IN WITNESS WHEREOF, the Employer has caused the Amendment to be properly executed on the ____________ day of __________________, 1996.


                                             FLAGSTAR CORPORATION



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                               AMENDMENT NO. THREE
                                     TO THE
                              FLAGSTAR 401(K) PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1987


         THIS AMENDMENT, made and executed the 29th day of December, 1997 by FLAGSTAR CORPORATION, for itself and its affiliates which have adopted the Flagstar 401(k) Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Flagstar 401(k) Plan (the "Plan") for the benefit of eligible employees and Flagstar Corporation has reserved the right to amend the same from time to time.

         B. Flagstar Corporation desires to amend the Plan in the manner hereinafter set forth.

         THEREFORE, the Plan is amended as follows:

         1. Effective January 1, 1997, Section 2.1(30) of the Plan shall be amended to read as follows:

                           "(30) EMPLOYER: Flagstar Corporation, a corporation
                  organized and existing under the laws of the State of Delaware, or its successor or successors that assume Plan liabilities pursuant to Article XI and any related corporation or entity which adopts this Plan with the consent of Flagstar Corporation. Adopting Employers as of January 1, 1997 are listed on Appendix A. Appendix A may be updated from time to time by an authorized officer of Flagstar Corporation."

         2. Effective January 1, 1997, a new Section 2.1(41A) shall be added to the Plan to read as follows:

                           "(41A) FORFEITURE: The portion of a Participant's
                  Pre-Tax Account and After-Tax Account which is forfeited under
                  Section 6.3 because of termination of employment before full vesting."

         3. Effective January 1, 1997, Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1     Employer Matching Contributions and Employee
                  Pre-Tax Contributions: Each individual Employer in its discretion may, for each year, contribute an amount as it may determine; provided, that to the extent permitted by the Code and regulations thereunder, an Aggregated Employer may make an Employer's contribution and the limitations on deductibility shall be determined on an aggregate controlled group basis. Such amount shall not exceed the lesser of the following amounts:

                                    (a)      The amount which is elected to be
                  deferred by Participants as Employee Pre-Tax Contributions under Section 4.3; plus any additional amount contributed as an Employer contribution by each individual Employer in its discretion; or

                                    (b)      Fifteen percent of all 415
                  Compensation paid or accrued in the Plan Year to all Participants in the employ of the Employer who are eligible to receive an allocation to their accounts in accordance with the provisions of Section 5.2, plus any contribution carryover, pre-1987 limitation carryforward, or other amounts permitted (even if not deductible) under Code Section 404(a), and less any Employer contributions or Employee pre-tax contributions to any other profit sharing plan or Code Section 401(k) plan of the Employer.

                           "All contributions of the Employer shall be made in
                  cash or other property permitted by ERISA, and shall be conditioned upon their deductibility under Code Section 404 and shall be paid to the Trustee, and payments shall be made not later than the date prescribed by law for filing the Employer's federal income tax returns, including extensions which have been granted for the filing of such tax returns; provided, that Employee Pre-Tax Contributions made pursuant to Participants' elections under Section 4.3 shall be paid to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets but not later than the fifteenth business day of the month following the month in which the Employee Pre-Tax Contributions are received or withheld by the Employer (or such other period permitted by the Commissioner or under ERISA). Contributions of the Employer which are determined to be nondeductible shall be returned to the Employer in accordance with the provisions of the Trust Agreement."

         4. Effective January 1, 1997, a new Section 4.6 shall be added to the Plan to read as follows:

                           "4.6     Disposition of Forfeitures: Upon termination
                  of employment, a Participant's Forfeiture, if any, shall be maintained in his Pre-Tax Account and/or After-Tax Account, as applicable, until his Forfeiture Date, which is the earlier of
                  (A) the date on which he has received a distribution of the entire non-forfeitable portion of his account (or deemed distribution in the case of a Participant without any vesting, which deemed distribution date shall be the date of his termination of employment with the Employer) or (B) the last day of the Plan Year in which the Participant incurs five consecutive one-year Breaks in Service, and shall continue to receive Income allocations pursuant to Section 5.2(a) until such time. If the terminated Participant returns to the employ of the Employer before his Forfeiture Date, the undistributed amount in his Pre-Tax Account and/or After-Tax Account, including any Forfeiture still maintained in either such account, plus Income allocations, shall upon reparticipation become the beginning balance in such account. If the terminated Participant does not return before his Forfeiture Date, any vested amount remaining in the terminated Participant's accounts will be distributed to him as hereinafter provided; and his Forfeiture, plus Income allocations shall become available as of such Forfeiture Date for use as provided in Section 5.2(g) as a current or subsequent Employer contribution. If a terminated Participant who is less than one hundred percent vested in his Pre-Tax Account and/or After-Tax Account is reemployed after five consecutive one-year Breaks in Service, but before distribution of his vested account balance, any portion of his accounts that has not been distributed will be segregated in the records of the Trust and separately accounted for until such time as the Participant is one hundred percent vested in his accounts."

         5. Effective January 1, 1997, a new Section 4.7 shall be added to the Plan to read as follows:

                           "4.7     Pay Back Provision: If a terminated
                  Participant who is less than one hundred percent vested in the Plan receives a distribution of his entire nonforfeitable benefit derived from Employee Pre-Tax Contributions and/or Employer Pre-Tax Matching Contributions and/or Employer After-Tax Matching Contributions and such Former Participant returns to the employ of the Employer, then such reemployed Participant shall be given an opportunity to repay the full amount of any such prior distribution of amounts derived from Employee Pre-Tax Contributions and Employer Pre-Tax Matching Contributions and/or Employer After-Tax Matching Contributions as provided below. If such a reemployed Employee repays such amounts from his Pre-Tax Account and After-Tax Account before the earlier of five years after the first date on which he is subsequently reemployed by the Employer or the close of the first period of five consecutive one-year Breaks in Service commencing after distribution (or, in the case of a distribution from the Plan other than by reason of separation from Service, five years after the date of the distribution), then his prior account balance shall be restored to the amount which was allocated to such accounts on the date of distribution. In the case of a reemployed Former Participant who had no vested interest in either his Pre-Tax Account or After-Tax Account at the time of his previous separation from Service and who therefore was deemed to have received a distribution, if such Former Participant is reemployed before he has incurred five consecutive one-year Breaks in Service, then repayment of his Pre-Tax Account and After-Tax Account shall be deemed to be made on the date following the Anniversary Date following reemployment.

                  "If the Plan is required to restore forfeited amounts by virtue of a pay back under this Section, such restoration shall be made no later than the end of the Plan Year following the Plan Year of repayment, and the Committee may choose among any or a combination of the following permissible sources for restoration: Income of the Plan, Forfeitures which become available that Plan Year, or additional Employer contributions (which Employer contributions shall be in addition to those required or permitted by Section 4.1 of the Plan)."

         6. Effective January 1, 1997, Section 5.2(d) of the Plan shall be amended to read as follows:

                           "(d)     Employer Contributions: As of each Valuation
                  Date (or more frequently in the Committee's discretion exercised in a manner that is not discriminatory with respect to different Participants), the Employer Pre-Tax Matching Contributions and the Employer After-Tax Matching Contributions for the Plan Year shall be allocated in accordance with the formula determined in writing by each individual Employer in its discretion among those Participants employed by such Employer at any time during the period from the last allocation date.

                  "Prior to January 1, 1991, Participants who were not employed on the Valuation Date (or other allocation date) were not eligible for an allocation of Employer Pre-Tax Matching Contributions or Employer After-Tax Matching Contributions.

                  "Notwithstanding the foregoing, effective January 1, 1989, no allocation shall be made for a Participant whose Pre-Tax Account and After-Tax Account were placed on inactive status for such Plan Year under Section 3.3 by virtue of the Participant's becoming a Highly Compensated Employee."

         7. Effective January 1, 1997, Section 5.2 of the Plan shall be amended to add a new subsection (g) to the end thereof to read as follows:

                           "(g)     Forfeitures: Forfeitures assessed against
                  Participants' accounts as provided in Section 4.6 shall be retained in a Forfeitures account and shall be available for reallocation as provided in this Section. As of each Valuation Date (or, if earlier, the Plan's termination date), Forfeitures which have become available for reallocation since the prior Valuation Date shall be used to reduce current or future Employer contributions to be made under subsection (d) above."

         8. Effective January 1, 1997, Section 6.3 of the Plan shall be amended to read as follows:

                           "6.3     Termination for Other Reasons: If a
                  Participant's employment with the Employer is terminated before Normal or Early Retirement Age for any reason other than Disability or death, the Participant (or his Beneficiary under Section 6.2 in the event of the Participant's death prior to his receipt of all his Plan benefits) shall be entitled to the sum of the amounts determined under (a) and
                  (b) below:

                                    (a)      The amount credited to his Pre-Tax
                  Account attributable to his Employee Pre-Tax Contributions, the amount credited to his After-Tax Account attributable to his Employee After-Tax Contributions, and the entire amount credited to his Rollover Account, plus

                                    (b)      The vested percentage of the amount
                  credited to his Pre-Tax Account attributable to Employer Pre-Tax Matching Contributions and the vested percentage of the amount credited to his After-Tax Account attributable to Employer After-Tax Matching Contributions, with such vested percentages to be determined in accordance with the applicable schedule provided in Appendix B.

                  "The percentage of the Participant's Pre-Tax Account and After-Tax Account which is not vested shall be a Forfeiture subject to the provisions of Section 4.6. Payment of benefits due under this Section 6.3 shall be made in accordance with
                  Section 6.4; provided, however, that the Participant shall not be entitled to a distribution of his benefits if his employment is reinstated by the Employer before such payment would otherwise be made."

         9. Effective as of the date specified therein, a new Section 13.7 shall be added to the Plan to read as follows:

                           "13.7    Special Provisions Regarding Volume
                  Services, Inc. Employees: Effective upon the sale of Volume Services, Inc. ("VSI") to a buyer unrelated to Flagstar Corporation or any of its affiliates (in accordance with the Stock Purchase Agreement by and among Canteen Holdings, Inc., Flagstar Corporation, Flagstar Companies, Inc. and VSI Acquisition II Corporation dated November 22, 1995) and thereafter, VSI is no longer a Plan sponsor or participating Employer under the Plan and VSI Employees shall no longer be permitted to make Employee Pre-Tax Contributions or Employee After-Tax Contributions under the Plan or be eligible to receive Employer contributions under the Plan. New loans shall not be available to VSI Employees after the sale of VSI unless the loan request was approved by the Committee on or before the sale of VSI.

                           "Effective upon the sale of VSI as described above,
                  VSI Employees shall be considered terminated employees under the Plan with respect to their After-Tax Accounts, Rollover Accounts and the portion of their Pre-Tax Accounts attributable to Employer Pre-Tax Matching Contributions and shall be eligible for a distribution from such accounts as provided in Section 6.3 and Section 6.4. In accordance with Code Section 401(k)(10), upon the sale of VSI, VSI Employees shall be given the right to elect to receive a lump sum distribution of the portion of their Pre-Tax Accounts attributable to Employee Pre-Tax Contributions. A VSI Employee is considered a terminated employee as of the sale with respect to the portion of his Pre-Tax Account attributable to Employee Pre-Tax Contributions and eligible for a distribution of such amount from his Pre-Tax Account only if the VSI Employee elects to receive such a lump sum distribution from his Pre-Tax Account (or is subject to the mandatory cash-out rules). A VSI Employee who does not elect to receive a lump sum distribution of the portion of his Pre-Tax Account attributable to Employee Pre-Tax Contributions and who is not subject to the mandatory cash-out rules shall be considered a terminated employee eligible for a distribution of the portion of his Pre-Tax Account attributable to Employee Pre-Tax Contributions as otherwise provided in Section 6.3 and Section
                  6.4 when he separates from service with VSI.

                           "Notwithstanding the foregoing, the sale of VSI shall
                  have no effect for Plan purposes on the amount of benefits, terminated status or form or timing of distributions for former employees of VSI who are not active employees of VSI as of the sale of VSI."

         10. This Amendment shall be effective as of the dates specified herein and each provision of this Amendment shall apply only to an employee who has an Hour of Service on or after the effective date of such provision of this Amendment.

         IN WITNESS WHEREOF, Flagstar Corporation, for itself and its affiliates which have adopted this Plan, has caused this Amendment to be properly executed on the 29th day of December, 1997.


                                    FLAGSTAR CORPORATION
[Corporate Seal]


                                    By: /s/ Stephen Wood
                                       -----------------------------------------
                                    Its: Senior Vice President
                                        ----------------------------------------

ATTEST:


By: /s/ J.S. Melton
   ---------------------------------
Its: Assistant Secretary
    --------------------------------

                                   APPENDIX A

                          AFFILIATED EMPLOYERS WHO HAVE
                  ADOPTED THE FLAGSTAR CORPORATION 401(K) PLAN
                              AS OF JANUARY 1, 1997

Flagstar Enterprises, Inc.
Flagstar Systems, Inc.
Quincy's Realty, Inc.
Quincy's Restaurants, Inc.
Spardee's Realty, Inc.
Spartan Management, Inc.
Spartan Realty, Inc.
Carrows California Family Restaurants, Inc.*
Carrows Restaurants, Inc.*
Coco's Restaurants, Inc.*
jojo's California Family Restaurants, Inc.* jojo's Restaurants, Inc.*


*Joined as sponsoring Employers effective January 1, 1997.

                                   APPENDIX B

                                VESTING SCHEDULES


VESTING SCHEDULE FOR EMPLOYEES OF CARROWS CALIFORNIA FAMILY RESTAURANTS, INC., CARROWS RESTAURANTS, INC., COCO'S RESTAURANTS, INC., JOJO'S CALIFORNIA FAMILY RESTAURANTS, INC., OR JOJO'S RESTAURANTS, INC. WHO BECOME PARTICIPANTS ON OR AFTER JANUARY 1, 1997. For each Employee of Carrows California Family Restaurants, Inc., Carrows Restaurants, Inc., Coco's Restaurants, Inc., jojo's California Family Restaurants, Inc., or jojo's Restaurants, Inc. who becomes a Participant on or after January 1, 1997, the vested percentage of

         (1) the portion of his Pre-Tax Account attributable to Employer Pre-Tax Matching Contributions, and

         (2) the portion of his After-Tax Account attributable to Employer After-Tax Matching Contributions shall be determined in accordance with the following schedule:

                                   Vested             Forfeited
         Years of Service        Percentage           Percentage
         ----------------        ----------           ----------
         Less than 5                  0%                  100%
         5 or more                  100%                    0%

VESTING SCHEDULE FOR ALL EMPLOYEES OF ALL OTHER EMPLOYERS. For each other Employee of any other Employer who is a Participant with at least one Hour of Service with the Employer after December 31, 1986, the vested percentage of

         (1) the portion of his Pre-Tax Account attributable to Employer Pre-Tax Matching Contributions, and

         (2) the portion of his After-Tax Account attributable to Employer After-Tax Matching Contributions shall be 100%.

TOP-HEAVY RULES. If the Plan becomes a Top-Heavy Plan, with respect to any Participant who completes at least one Hour of Service after the Plan becomes a Top-Heavy Plan (including amounts attributable to Employer contributions and Forfeitures allocated before the Plan became a Top-Heavy Plan), the vested percentage of the amount then credited to his Pre-Tax Account attributable to Employer Pre-Tax Matching Contributions and the vested percentage of the amount then credited to his After-Tax Account attributable to Employer After-Tax Matching Contributions shall be determined in accordance with the following "Top-Heavy" schedule (unless another vesting schedule is permitted by Code Section 416 which fully vests in a less rapid manner, in which event such other permissible vesting schedule hereby is instead incorporated by reference):


                                   Vested             Forfeited
         Years of Service        Percentage           Percentage
         ----------------        ----------           ----------
         Less than 1                   0%                 100%
         1 but less than 2            10%                  90%
         2 but less than 3            20%                  80%
         3 but less than 4            40%                  60%
         4 but less than 5            60%                  40%
         5 or more                   100%                   0%

If the Plan ceases to be a Top-Heavy Plan, the Plan's vesting schedule automatically will be changed to the non-Top-Heavy vesting schedule.

AMENDMENTS TO VESTING SCHEDULE. Notwithstanding any amendment (or automatic change by virtue of the Plan becoming or ceasing to be a Top-Heavy Plan) of the Plan's vesting schedule, with respect to any Participant who had been covered under the prior provisions of the Plan, the vested percentage of the amount credited to the Participant's Pre-Tax Account attributable to Employer Pre-Tax Matching Contributions and the vested percentage of the amount credited to the Participant's After-Tax Account attributable to Employer After-Tax Matching Contributions (such amounts being determined as of the later of (i) the date the amendment or change is adopted or (ii) the date it becomes effective) shall not be less than the vested percentage of such previously allocated amounts which the Participant would have had, had the provisions of the Plan as in effect immediately prior to the effective date continued without change. In addition, in the event the vesting provisions of the Plan are amended (or are changed automatically by virtue of the Plan becoming or ceasing to be a Top-Heavy Plan), each Participant in the Plan who has had three (or five in the case of a Participant who does not have at least one Hour of Service with the Employer for Plan Years beginning after December 31, 1988) or more Years of Service shall be permitted to make an election as provided under Section 10.2 of this Plan.

                               AMENDMENT NO. FOUR
                                     TO THE
                              FLAGSTAR 401(k) PLAN
                             AS AMENDED AND RESTATED
                              AS OF JANUARY 1, 1987


         THIS AMENDMENT, made and executed the day of , 1998, by ADVANTICA RESTAURANT GROUP, INC. (formerly Flagstar Companies, Inc.) for itself and its affiliates which have adopted the Flagstar 401(k) Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Flagstar 401(k) Plan (the "Plan") for the benefit of eligible employees, and Advantica Restaurant Group, Inc. has reserved the right to amend the same from time to time.

         B. Advantica Restaurant Group, Inc. desires to amend the Plan in the manner hereinafter set forth in connection with (i) recent changes in the law, (ii) a change in corporate name and structure, and (iii) the sale of Flagstar Enterprises, Inc. and Spardee's Realty, Inc.

         THEREFORE, the Plan is amended as follows:

         1.       Effective for Plan Years beginning after December 31, 1996,
Section 2.1(1) of the Plan shall be amended to read as follows:

                  "(1)     ACTUAL CONTRIBUTION PERCENTAGE or ACP:

                           (a) With respect to Participants who are members of the Highly Compensated Employee group, for any Plan Year beginning after December 31, 1996, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in such group) of:

                                    (i)      the sum of the Employer Pre-Tax
                  Matching Contributions, Employer After-Tax Matching Contributions and any Employee After-Tax Contributions made under the Plan for such Plan Year on behalf of each Eligible Participant that is a Highly Compensated Employee (plus, such other Employee Pre-Tax Contributions or qualified non-elective contributions under this or any other plan of the Employer or Aggregated Employer as may be permitted under the Commissioner's regulations), to

                                    (ii)     each such Eligible Participant's
                  Compensation for such Plan Year.

                           (b) With respect to Participants who are members of the Non-Highly Compensated Employee group, for any Plan Year beginning after December 31, 1996, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in such group) of:

                                    (i)      the sum of the Employer Pre-Tax
                  Matching Contributions, Employer After-Tax Matching Contributions and any Employee After-Tax Contributions made under the Plan for the preceding Plan Year on behalf of each Eligible Participant that is a Non-Highly Compensated Employee (plus, such other Employee Pre-Tax Contributions or qualified non-elective contributions under this or any other plan of the Employer or Aggregated Employer as may be permitted under the Commissioner's regulations), to

                                    (ii)     each such Eligible Participant's
                  Compensation for the preceding Plan Year.

                           (c) Notwithstanding the foregoing, Advantica Restaurant Group, Inc. may elect to determine the Actual Contribution Percentage of each Non-Highly Compensated Employee on the basis of the Plan Year rather than the preceding Plan Year, provided that if such an election is made, it may not be changed except in accordance with the Commissioner's rules and regulations.

                           (d) If other plans of the Employer or any Aggregated Employer have employee contributions or matching contributions under Code Section 401(m), then all such plans shall be treated as one plan for purposes of calculating the Participants' ACP (using for this purpose each such plan's definition of ACP), but such aggregation shall take place only to the extent that such plans are treated as one plan for purposes of Code Section 410(b). Furthermore, for purposes of determining the ACP of any Highly Compensated Employee, all plans of the Employer and any Aggregated Employer to which Employer Pre-Tax Matching Contributions, Employer After-Tax Matching Contributions and any Employee After-Tax Contributions are made shall be treated as one plan.

                           (e) For Plan Years beginning before December 31, 1996, the ACP of Participants shall be determined in accordance with the prior provisions of the Plan then in effect."

         2.       Effective for Plan Years beginning after December 31, 1996,
Section 2.1(2) of the Plan shall be amended to read as follows:

                  "(2)     ACTUAL DEFERRAL PERCENTAGE or ADP:

                           (a) With respect to Participants who are members of the Highly Compensated Employee group, for any Plan Year beginning after December 31, 1996, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in such group) of:

                                    (i)      the amount of Employee Pre-Tax
                  Contributions made under the Plan for such Plan Year on behalf of each Eligible Participant that is a Highly Compensated Employee (plus such other matching contributions and other qualified non-elective contributions allocated to the Participant's Pre-Tax Account, as may be permitted under the Commissioner's regulations), to

                                    (ii)     each such Eligible Participant's
                  Compensation for the Plan Year.

                           (b) With respect to Participants who are members of the Non-Highly Compensated Employee group, for any Plan Year beginning after December 31, 1996, the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in such group) of:

                           (i) the amount of Employee Pre-Tax Contributions made under the Plan for the preceding Plan Year on behalf of each Eligible Participant that is a Non-Highly Compensated Employee (plus such other matching contributions and other qualified non-elective contributions allocated to the Participant's Pre-Tax Account, as may be permitted under the Commissioner's regulations), to

                                    (ii)     each such Eligible Participant's
                  Compensation for the preceding Plan Year.

                           (c) Notwithstanding the foregoing, Advantica Restaurant Group, Inc. may elect to determine the Actual Deferral Percentage of each Non-Highly Compensated Employee on the basis of the Plan Year rather than the preceding Plan Year, provided that if such an election is made, it may not be changed except in accordance with the Commissioner's rules and regulations.

                           (d) If other plans of the Employer or any Aggregated Employer have cash or deferred arrangements under Code
         Section 401(k), then all such plans shall be treated as one plan for purposes of calculating Participants' ADP, but only to the extent that such plans are treated as one plan for purposes of Code Secttion 410(b). Furthermore, for the purpose of determining the ADP of any Highly Compensated

         Employee, all plans of the Employer and any Aggregated Employer which have cash or deferred arrangements under Code Section 401(k) shall be treated as one plan.

                           (e) For Plan Years beginning before December 31, 1996, the ADP of Participants shall be determined in accordance with the provisions of the Plan then in effect."

         3. Effective for Plan Years beginning after December 31, 1996, the last two sentences of Section 2.1(15)(b) of the Plan relating to family aggregation rules shall be deleted.

         4. Effective January 7, 1998, Section 2.1(30) of the Plan shall be amended to read as follows:

                           "(30) EMPLOYER: Advantica Restaurant Group, Inc., a
                  corporation organized and existing under the laws of the State of Delaware, or its successor or successors that assume Plan liabilities pursuant to Article XI and any related corporation or entity which adopts this Plan with the consent of Advantica Restaurant Group, Inc. Adopting Employers as of April 1, 1998 are listed on Appendix A. Appendix A may be updated from time to time by an authorized officer of Advantica Restaurant Group, Inc."

         5. Effective January 7, 1998, Section 2.1(41) of the Plan shall be amended to read as follows:

                           "(41) FLAGSTAR: Effective January 7, 1998, all
                  references in the Plan to Flagstar shall be read instead to mean Advantica Restaurant Group, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors. Effective ___________________, Flagstar Corporation (formerly known as TW Services, Inc.) merged into Flagstar Companies, Inc., which became known as Advantica Restaurant Group, Inc."

         6.       Effective for Plan Years beginning after December 31, 1997,
Section 2.1(43) of the Plan shall be amended to read as follows:

                           "(43) 415 COMPENSATION: Effective for Plan Years
                  beginning after December 31, 1997, the total of all amounts paid to a Participant by the Employer within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 ("Box 1" compensation on 1997 Form W-2) for the Plan Year, plus elective or salary reduction contributions to a cash or deferred arrangement, cafeteria plan, simplified employee pension or tax-sheltered annuity pursuant to Code Sections 401(k), 125, 408(k) or 403(b)."

         7.       Effective for Plan Years beginning after December 31, 1996,
Section 2.1(44) of the Plan shall be amended to read as follows:

                           "(44)    HIGHLY COMPENSATED EMPLOYEE: Effective for
                  Plan Years beginning after December 31, 1996, any Employee of the Employer who is a "highly compensated employee" as defined in Code Section 414(q) and the regulations thereunder; provided that, for purposes of eligibility to participate under the Plan, the Committee may deem additional Employees to be Highly Compensated Employees. With respect to any Plan Year, such definition generally shall include any Employee who:

                                    (a)      was a Five Percent Owner at any
                  time during the Plan Year or the preceding Plan Year; or

                                    (b)      received 415 Compensation from the
                  Employer and all Aggregated Employers in excess of $80,000 (or greater amount authorized by the Commissioner) during the preceding Plan Year.

                           "A former employee also shall be considered a Highly
                  Compensated Employee if the former employee was a Highly Compensated Employee for the year of separation from Service or for any Plan Year ending on or after the employee attains age fifty-five."

         8.       Effective for Plan Years beginning after December 31, 1996,
Section 2.1(51) of the Plan shall be amended to read as follows:

                           "(51)    NON-HIGHLY COMPENSATED EMPLOYEE: Effective
                  for Plan Years beginning after December 31, 1996, any Participant who is not a Highly Compensated Employee."

         9. Effective January 7, 1998, Section 2.1(58) of the Plan shall be amended to read as follows:

                           "(58)    PLAN: Advantica 401(k) Plan, the Plan set
                  forth herein, as amended from time to time. Prior to January 7, 1998, the Plan was known as the Flagstar 401(k) Plan, and prior to that, the Plan was known as the Flagstar Thrift Plan, and prior to that, the Plan was known as the Thrift Plan for Noncontract Employees of TW Services, Inc."

         10. Effective October 13, 1996, Section 2.1(66) of the Plan shall be amended to add a new subsection (k) to the end thereof to read as follows:

                           "(k) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

         11. Effective October 13, 1996, Section 2.1(67) of the Plan shall be amended to add a new sentence to the end thereof to read as follows:
"Notwithstanding the foregoing, or any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

         12. Effective January 7, 1998, Section 2.1(74) of the Plan shall be amended to read as follows:

                           "(74)    TRUST, TRUST FUND or TRUST: The fund known
                  as the Advantica 401(k) Plan Trust maintained in accordance with the terms of the Trust Agreement, as from time to time amended, which is incorporated and made a part of this Plan. Prior to January 7, 1998, the Trust was known as the Flagstar 401(k) Plan Trust and prior to that, the Trust was known as the Flagstar Thrift Plan Trust and prior to that, the Trust was known as the Thrift Plan for Noncontract Employees of TW Services, Inc. Trust."

         13. Effective April 1, 1998, Section 3.1 of the Plan shall be amended by adding a new sentence to the end thereof to read as follows:

                  "Notwithstanding the foregoing, effective on and after April 1, 1998, in connection with the sale of FEI to a buyer unrelated to the Employer, no Employee who is a FEI Employee shall be eligible to participate in the Plan."

         14. Effective for Plan Years beginning after December 31, 1996, the sentence immediately preceding the last sentence of Section 4.4(a)(3)(iii) of the Plan shall be amended to read as follows:

                  "In all events, the Committee's determination as to which Participants will be affected under this subparagraph (iii) shall be determined by reducing the deferrals of Participants who are Highly Compensated Employees in order of their Employee Pre-Tax Contributions, beginning with the Highly

                  Compensated Employee with the greatest dollar amount of Employee Pre-Tax Contributions during that Plan Year."

         15. Effective for Plan Years beginning after December 31, 1996, the sentence immediately preceding the last sentence of Section 4.4(b)(3)(ii) of the Plan shall be amended to read as follows:

                  "In all events, the Committee's determination as to which Participants will be affected shall be determined under this subparagraph (ii) by reducing the contributions by or on behalf of Participants who are Highly Compensated Employees in order of such contributions, beginning with the Highly Compensated Employee with the greatest dollar amount of such contributions during that Plan Year."

         16. Effective January 1, 1997, the heading of Section 5.3(d)(3) of the Plan shall be amended to read as follows:

                           "(3)     For all Plan Years beginning after December
                  31, 1986 but before January 1, 2000:"

         17.      Effective for Plan Years beginning after December 31, 1999,
Section 5.3(d) of the Plan shall be deleted.

         18. Effective January 1, 1997, Section 6.4(e)(1) of the Plan shall be amended to read as follows:

                           "(1)     Before Death of Participant:

                                    (i)      For Participants who attain age
                           seventy and one-half after December 31, 1998:
                           Anything to the contrary in this Plan
                           notwithstanding, the entire interest of such Participant or Former Participant in the Plan either:

                                             (A)      must be distributed to him
                           not later than April 1 of the calendar year following the calendar year in which occurs the later of (I) termination of employment (except that this clause shall not apply in the case of a Five Percent Owner) and (II) attainment of age seventy and one-half; or

                                             (B)      will be distributed,
                           commencing as of the date specified in subsection (A) above, over the life of such Participant or Former Participant or the lives of him and a designated beneficiary, or over a specified period not in excess of his life expectancy or the life expectancies of him and a designated beneficiary (provided, that if the Participant's spouse is not the designated beneficiary, then the method of distribution selected must assure that more than fifty percent of the present value of the amount available for distribution is paid within the Participant's life expectancy).

                                    (ii)     For Participants who attain age
                           seventy and one-half on or before December 31, 1998:
                           Anything to the contrary in the Plan notwithstanding, but only to the extent required or allowed by relevant Internal Revenue Service rules or regulations, a Participant (including a Participant who already has commenced required minimum distributions) who attains age seventy and one-half on or before December 31, 1998 and has not terminated employment who would be required to receive distributions pursuant to this subsection (1) as in effect prior to January 1, 1997 may elect to defer commencement of benefits hereunder until no later than April 1 of the calendar year following the calendar year in which the Participant terminates employment.

                                    (iii)    General Rules: In any case where
                           the Participant's entire interest is distributed other than in a lump sum, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy of the purposes of this paragraph shall be computed by the use of the return multiples contained in Section 1.72-9 of the Commissioner's regulations if the designated beneficiary is the Participant's spouse. If the beneficiary is not the Participant's spouse, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the lesser of (A) the life expectancy as computed under the foregoing sentence or (B) the applicable divisor in Proposed Regulation
                           Section 1.401(a)(9)-2, Q&A 4. For purposes of this computation, the life expectancy (other than in the case of a life annuity) may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse beneficiary may not be recalculated."

         19. Effective April 1, 1998, a new Section 13.8 shall be added to the Plan to read as follows:

                           "13.8    Special Provisions Regarding Employees of
                  Flagstar Enterprises, Inc. and Spardee's Realty, Inc.:
                  Effective April 1, 1998, Employees of Flagstar Enterprises, Inc. and Spardee's Realty, Inc.

                  (collectively, "FEI") who would have become Participants in the Plan on or after April 1, 1998 are no longer eligible to become Participants in the Plan. Effective April 1, 1998 and thereafter, FEI is not a Plan sponsor or participating Employer under the Plan and FEI Employees shall no longer be permitted to make Employee Pre-Tax Contributions or Employee After-Tax Contributions under the Plan or be eligible to receive Employer contributions under the Plan. [OPTION: NEW LOANS SHALL NOT BE AVAILABLE TO FEI EMPLOYEES AFTER APRIL 1, 1998 UNLESS THE LOAN REQUEST WAS APPROVED BY THE COMMITTEE BEFORE APRIL 1, 1998.]

                           "Effective April 1, 1998, FEI Employees shall be
                  considered terminated employees under the Plan with respect to their After-Tax Accounts, Rollover Accounts and the portion of their Pre-Tax Accounts attributable to Employer Pre-Tax Matching Contributions (other than Employer Contributions designated as "qualified matching contributions" or "qualified nonelective contributions") and shall be eligible for a distribution from such accounts as provided in Section 6.3 and
                  Section 6.4. In accordance with Code Section 401(k)(10), FEI Employees shall be given the right to elect as of April 1, 1998 to receive a lump sum distribution of the portion of their Pre-Tax Accounts attributable to Employee Pre-Tax Contributions (which also shall include for purposes of this Section 13.8 Employer contributions designated as "qualified matching contributions" or "qualified nonelective contributions"). A FEI Employee is considered a terminated employee as of April 1, 1998 with respect to the portion of the FEI Employee's Pre-Tax Account attributable to Employee Pre-Tax Contributions and eligible for a distribution from such account of such amount only if the FEI Employee elects to receive such a lump sum distribution of this amount from the FEI Employee's Pre-Tax Account (or is subject to the mandatory cash-out rules). A FEI Employee who does not elect to receive a lump sum distribution of the portion of the FEI Employee's Pre-Tax Account attributable to Employee Pre-Tax Contributions and who is not subject to the mandatory cash-out rules shall be considered a terminated employee eligible for a distribution of the FEI Employee's Pre-Tax Account as otherwise provided in Section 6.3 and Section 6.4 when the FEI Employee separates from service with FEI.

                           "Notwithstanding the foregoing, the sale of FEI shall
                  have no effect for Plan purposes on the amount of benefits, terminated status or form or timing of distributions for former employees of FEI who are not active employees of FEI as of April 1, 1998."

         20. Effective January 1, 1998, any provision of the Plan which relates to the mandatory cash-out rules set forth in Internal Revenue Code
Section 411(a)(11) and related regulations shall be amended such that all references to the $3,500 cash-out limit shall be changed to $5,000.

         IN WITNESS WHEREOF, Advantica Restaurant Group, Inc., for itself and its affiliates which have adopted this Plan, has caused the Amendment to be properly executed on the ____ day of __________, 1998.

                                    ADVANTICA RESTAURANT GROUP,
                                    INC. (FORMERLY FLAGSTAR COMPANIES, INC.)


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                   ********

The signature of Flagstar Enterprises, Inc. and Spardee's Realty, Inc. while not necessary under the terms of the Plan and Trust shall indicate receipt of this Amendment and agreement with the actions taken by this Amendment.

                                    FLAGSTAR ENTERPRISES, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    SPARDEE'S REALTY, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                   APPENDIX A

                          AFFILIATED EMPLOYERS WHO HAVE
                        ADOPTED THE ADVANTICA 401(K) PLAN
                               AS OF APRIL 1, 1998

Flagstar Systems, Inc.
Quincy's Realty, Inc.
Quincy's Restaurants, Inc.
Spartan Management, Inc.
Spartan Realty, Inc.
Carrows California Family Restaurants, Inc.
Carrows Restaurants, Inc.
Coco's Restaurants, Inc.
jojo's California Family Restaurants, Inc.
jojo's Restaurants, Inc.

                               AMENDMENT NO. FIVE
                                     TO THE
                              ADVANTICA 401(k) PLAN
                             AS AMENDED AND RESTATED
                              AS OF JANUARY 1, 1987


         THIS AMENDMENT, made and executed the 9th day of June, 1998, by ADVANTICA RESTAURANT GROUP, INC. for itself and its affiliates which have adopted the Advantica 401(k) Plan (collectively, the "Employer");

                              W I T N E S S E T H:

         A. The Employer previously has entered into the Advantica 401(k) Plan (the "Plan") for the benefit of eligible employees, and Advantica Restaurant Group, Inc. has reserved the right to amend the same from time to time.

         B. Advantica Restaurant Group, Inc. desires to amend the Plan in the manner hereinafter set forth in connection with the sale of Quincy's Restaurants, Inc. and Quincy's Realty, Inc. (collectively, "Quincy's"), causing Quincy's no longer to be employers related to the Employer under the Plan.

         THEREFORE, the Plan is amended as follows:

         1. Section 3.1 of the Plan shall be amended by adding a new sentence to the end thereof to read as follows:

                  "Notwithstanding the foregoing, in connection with the sale of Quincy's Restaurants, Inc. and Quincy's Realty, Inc. (collectively, "Quincy's") to a buyer unrelated to the Employer, no Employee who is an Employee of Quincy's shall be eligible to participate in the Plan, effective on the Quincy's Closing Date (as defined in Section 13.9 of the Plan)."

         2. A new Section 13.9 shall be added to the Plan to read as follows:

                           "13.9 Special Provisions Regarding Employees of
                  Quincy's Restaurants, Inc. and Quincy's Realty, Inc.:
                  Effective on the Closing Date (as that term is defined in the Stock Purchase Agreement among Buckley Acquisition Corporation, Spartan Holdings, Inc. and Advantica Restaurant Group, Inc., dated May 13, 1998) of the sale of Quincy's Restaurants, Inc. and Quincy's Realty, Inc. (collectively, "Quincy's," and such effective date to be the "Quincy's Closing Date"), Quincy's no longer will be Related Employers and therefore, under the terms of the Plan, no longer will be a Plan sponsor or participating Employer under the Plan. Employees of Quincy's who would have become Participants in the Plan on or after the Quincy's Closing Date no longer shall be eligible to become Participants in the Plan. Employees of Quincy's no longer shall be permitted to make Employee Pre-Tax Contributions or Employee After-Tax Contributions under the Plan or be eligible to receive Employer contributions under the Plan. New loans shall not be available to Employees of Quincy's unless the loan request was approved by the Committee before May 19, 1998.

                           "Effective as of the Quincy's Closing Date, Employees
                  of Quincy's shall be considered terminated employees under the Plan with respect to their After-Tax Accounts, Rollover Accounts and the portion of their Pre-Tax Accounts attributable to Employer Pre-Tax Matching Contributions (other than Employer contributions designated as "qualified matching contributions" or "qualified nonelective contributions") and shall be eligible for a distribution from such accounts as provided in Section 6.3 and Section 6.4. In accordance with Code Section 401(k)(10), Employees of Quincy's shall be given the right to elect as of the Quincy's Closing Date to receive a lump sum distribution of the portion of their Pre-Tax Accounts attributable to Employee Pre-Tax Contributions (which also shall include for purposes of this Section 13.9 Employer contributions designated as "qualified matching contributions" or "qualified nonelective contributions" or loans attributable thereto). An Employee of Quincy's will be considered a terminated employee as of the Quincy's Closing Date with respect to the portion of such Employee's Pre-Tax Account attributable to Employee Pre-Tax Contributions and eligible for a distribution from such account of such amount only if the Employee of Quincy's elects to receive such a lump sum distribution of this amount from such Employee's Pre-Tax Account (or is subject to the mandatory cash-out rules). An Employee of Quincy's who does not elect to receive a lump sum distribution of the portion of such Employee's Pre-Tax Account attributable to Employee Pre-Tax Contributions and who is not subject to the mandatory cash-out rules shall be considered a terminated employee eligible for a distribution of such Employee's Pre-Tax Account as otherwise provided in Section
                  6.3 and Section 6.4 when the Employee of Quincy's separates from service with Quincy's.

                           "Notwithstanding the foregoing, the sale of Quincy's
                  shall have no effect for Plan purposes on the amount of benefits, terminated status or form or timing of distributions for former Employees of Quincy's who are not active Employees of Quincy's as of the Quincy's Closing Date."

         IN WITNESS WHEREOF, Advantica Restaurant Group, Inc., for itself and its affiliates which have adopted this Plan, has caused the Amendment to be properly executed on the 9th day of June, 1998.

                                    ADVANTICA RESTAURANT GROUP, INC.


                                    By: /s/ Stephen Wood
                                       -----------------------------------------
                                    Title: Exec. VP
                                          --------------------------------------



The signature of Quincy's Restaurants, Inc. and Quincy's Realty, Inc. while not necessary under the terms of the Plan and Trust shall indicate receipt of this Amendment and agreement with the actions taken by this Amendment.

                                    QUINCY'S RESTAURANTS, INC.


                                    By: /s/ Rhonda J. Parish
                                       -----------------------------------------
                                    Title: Exec. V.P.
                                          --------------------------------------


                                    QUINCY'S REALTY, INC.


                                    By: /s/ Rhonda J. Parish
                                       -----------------------------------------
                                    Title: Exec. V.P.
                                          --------------------------------------

                                   APPENDIX A

                          AFFILIATED EMPLOYERS WHO HAVE
                        ADOPTED THE ADVANTICA 401(K) PLAN
                               AS OF JUNE 9, 1998


Flagstar Systems, Inc.
Spartan Management, Inc.
Spartan Realty, Inc.
Carrows California Family Restaurants, Inc.
Carrows Restaurants, Inc.
Coco's Restaurants, Inc.
jojo's California Family Restaurants, Inc.
jojo's Restaurants, Inc.

                              FLAGSTAR 401(k) PLAN

                                 TRUST AGREEMENT

                               RESTATED EFFECTIVE

                                      AS OF

                                  JULY 1, 1996

                              FLAGSTAR 401(k) PLAN
                                 TRUST AGREEMENT

                                TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
ARTICLE I. RECITALS............................................................................1

ARTICLE II. DEFINITIONS........................................................................1
     2.1    Definitions in Plan Incorporated...................................................1
     2.2    Interpretation Consistent with Plan................................................1

ARTICLE III. ESTABLISHMENT AND IRREVOCABILITY OF THE TRUST.....................................1
     3.1     Trust for Exclusive Benefit of Employees..........................................1
     3.2     Irrevocability....................................................................2

ARTICLE IV. GENERAL DUTIES OF EMPLOYER AND TRUSTEE.............................................2
     4.1    General Duties of Employer.........................................................2
     4.2    General Duties of Trustee..........................................................2

ARTICLE V. INVESTMENT AND ADMINISTRATIVE POWERS................................................4
     5.1   Investment of the Trust Fund........................................................4
     5.2   Investments in Pooled Fund..........................................................4
     5.3   Collective Investment Subaccounts and Investments in Employer Stock.................5
     5.4   Trustee's Powers....................................................................5
     5.5   Trustee's Authority.................................................................7

ARTICLE VI. POWERS AND DUTIES OF THE TRUSTEE IN  THE DISBURSEMENT OF THE TRUST FUND............7

ARTICLE VI-A. GENERAL POWERS AND DUTIES OF INVESTMENT MANAGERS.................................7

ARTICLE VII. TAXES, EXPENSES AND COMPENSATION OF THE TRUSTEE...................................8

ARTICLE VIII. ACCOUNTS OF THE TRUSTEE..........................................................9
     8.1      Records, Reports and Accounts....................................................9
     8.2      Fiscal Year......................................................................9

ARTICLE IX. REMOVAL, RESIGNATION AND SUBSTITUTION OF TRUSTEE...................................9
     9.1    Resignation, Removal, and Successor Trustee........................................9
            (a)  Resignation of Trustee........................................................9
            (b)  Removal of Trustee............................................................9
            (c)  Successor Trustee............................................................10
     9.2    Acts of Multiple Trustees.........................................................10

ARTICLE X. FOR THE PROTECTION OF THE TRUSTEE..................................................10
     10.1  Actions by the Board and the Employer..............................................10
     10.2  Certificate of Committee as to Certain Matters.....................................10
     10.3  Actions by the Committee...........................................................11
     10.4  Notice of Appointments and Terminations............................................11
     10.5  Reliance on Counsel; Delegation of Duties..........................................11
     10.6  Distributions......................................................................11
     10.7. Indemnification....................................................................11

ARTICLE XI. DURATION OF THE TRUST - RIGHT TO TERMINATE........................................12
     11.1   Duration and Termination..........................................................12
     11.2   Liquidation Upon Termination......................................................12

ARTICLE XII. RIGHT TO AMEND...................................................................12

ARTICLE XIII. MISCELLANEOUS...................................................................12
     13.1     Merger or Consolidation of the Trustee..........................................12
     13.2     Necessary Parties...............................................................12
     13.3     Participants Bound by Accountings...............................................12
     13.4     Governing Law...................................................................13
     13.5     Acceptance of Trust.............................................................13
     13.6     Execution in Counterparts.......................................................13
     13.7     ERISA Bonding...................................................................13

                              FLAGSTAR 401(k) PLAN
                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT, amended and restated as of the 1st day of July, 1996 by and between FLAGSTAR CORPORATION for itself, and its affiliates which have adopted the related Plan funded under this Trust (collectively, "Employer") and , effective as of July 1, 1996, AMERICAN EXPRESS TRUST COMPANY ("Trustee"), for the purpose of continuing a thrift plan Trust;

                              W I T N E S S E T H:

                               ARTICLE I. RECITALS

         A. The Employer previously has adopted the Flagstar 401(k) Plan (formerly called the Thrift Plan for Noncontract Employees of TW Services, Inc. and, effective as of June 16, 1993, the Flagstar Thrift Plan, hereafter referred to as the "Plan") to encourage savings by eligible employees, which Plan is incorporated by reference herein.

         B. The Trustee has consented to serve as Trustee and to accept and manage the funds, securities and other properties transferred to it ("Trust Fund(s)") for the purposes and in accordance with the terms and conditions set forth in this restated Trust Agreement and in the Plan.

         C. The Employer intends that this Trust Agreement shall constitute a part of the Plan, and meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended ("Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         NOW, THEREFORE, the Employer and the Trustee hereby amend and restate this Trust Agreement, effective as of July 1, 1996 in accordance with the following terms and provisions:

                             ARTICLE II. DEFINITIONS

         2.1 Definitions in Plan Incorporated: Definitions in the Plan shall have the same meaning wherever used in this Trust Agreement, unless the context clearly indicates otherwise.

         2.2 Interpretation Consistent with Plan: The terms and provisions of this Trust Agreement shall in all instances be interpreted to be consistent with the Plan.

           ARTICLE III. ESTABLISHMENT AND IRREVOCABILITY OF THE TRUST

         3.1 Trust for Exclusive Benefit of Employees: The Trustee accepts the Trust created hereby and covenants that it will hold all property which it may receive hereunder, in trust, for the exclusive purpose of providing benefits to Participants, Former Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and the Trust Agreement upon the terms and conditions herein stated.

         3.2      Irrevocability:

                  (a) All contributions made by the Employer shall be irrevocable, except as provided in Section 3.2(b) below, and, prior to the satisfaction of all liabilities of the Plan with respect to Participants and their Beneficiaries, no part of the corpus of the Trust Fund nor any income therefrom shall revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, or to pay administrative expenses of the Plan and Trust fund to the extent not paid by the Employer, except as otherwise stated in Section 11.2. All assets of the Trust Fund including investment income, shall be paid to the Trustee.

                  (b) Contributions shall be returned under the following circumstances:

                           (i)      In the case of a contribution which is made
by a mistake of fact, such contribution shall be returned to the Employer within one year after payment.

                           (ii)     If the contribution is conditioned upon
qualification of the Plan or any amendment thereto, or if the contribution is conditioned upon the deductibility of such contribution under Code Section 404, and if the Plan or amendment does not qualify, or if the deduction is disallowed, then the contribution shall be returned to the Employer within one year after denial of qualification or disallowance of the deduction.

               ARTICLE IV. GENERAL DUTIES OF EMPLOYER AND TRUSTEE

         4.1 General Duties of Employer: The Employer shall provide the Trustee with a certified copy of the Plan and with copies of all amendments promptly upon their adoption and shall from time to time certify to the Trustee the names and specimen signatures of the members of the Committee, appointed in accordance with the Plan, who have authority to control and manage the operation and administration of the Plan. The Employer shall make its contributions as the same may be appropriated by due corporate action, which contributions may be in cash or in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its Employees and their compensation.

         4.2      General Duties of Trustee:

                  (a) The Trustee shall hold all property received by it hereunder, which, together with the income and gains therefrom and additions thereto, shall constitute the Trust Fund. The Trustee, subject to any direction by the Committee or an Investment Manager, shall manage, invest and reinvest the Trust Fund, collect the income thereof, and make payments therefrom, all as hereinafter provided. The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or to bring any action or proceeding to enforce the collection from the Employer of any contribution to the Trust Fund.

                  (b) The Trustee (subject to any direction by the Committee and/or Investment Manager), any Investment Manager, and the Committee (to the extent it directs the Trustee regarding Trust assets) shall discharge their duties solely in the interest of the Participants and Beneficiaries and

                           (i)      for the exclusive purpose of providing
benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and the Trust;

                           (ii)     to the extent required by ERISA, by
diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so and/or the Trustee's investments are subject to Participant direction; and

                           (iii)    in accordance with the documents and
instruments governing the Trust insofar as such documents and instruments are consistent with the provisions of ERISA and the Code.

                  (c) The Committee and/or any Investment Manager may direct the Trustee as to the investment funds to be established for investment of the Trust Funds in accordance with the provisions of the Plan. If and to the extent such direction is given regarding the underlying investments of any investment funds, except for those investment funds that are mutual funds, the Committee and/or the Investment Manager shall be responsible for determining the underlying investments of the investment funds.

                  The Committee also may authorize the Trustee to accept direction from Participants. In such case, the Trustee shall invest in the investment funds in accordance with investment directions given by the Participants and Beneficiaries for whose accounts such assets are held, to the extent so provided for in the Plan. All such directions by the Participants or Beneficiaries to the Trustee will be made by either telephonic or electronic communications or in such other manner as is acceptable to the Trustee and authorized by the Committee.

                  Where the Committee, a Participant, a Beneficiary or an Investment Manager other than the Trustee has the power and authority to direct the investment of assets of the Trust Fund, the Trustee does not have any duty to question any direction given in accordance with the established procedures for direction (which for Participant direction may be telephonically or by electronic communication, but with respect to Committee direction must be in writing), to review any securities or other property, or to make any suggestions in connection therewith unless upon its face such direction constitutes a prohibited transaction as defined by Code Section 4975(b) or involves a direction in violation of established Committee procedures. The Trustee will promptly comply with any direction given by the Committee, a Participant, a Beneficiary or Investment Manager. The Trustee will not be liable for failing to invest any assets of the Trust Fund under the management and control of the Committee, a Participant, a Beneficiary or an Investment Manager in the absence of investment directions regarding such assets.

                  (d) The Trustee will determine the current fair market value of the assets and liabilities of the Trust Fund as of the end of each Valuation Date.

                  The fair market value of assets of the Trust Fund will be determined by the Trustee on the basis of such sources of information as it may deem reliable, including (but not limited to) information reported in (i) newspapers of general circulation; (ii) standard financial periodicals or publications; (iii) statistical and valuation services; (iv) records of securities exchanges; (v) reports of any Investment Manager, insurance company or financial institution that has issued an investment contract to the Trustee or brokerage firm deemed reliable by the Trustee; or (vi) any combination of the foregoing. If the Trustee is unable to value assets from sources, it shall so inform the Committee and thereafter may rely on information from the Employer, the Committee, appraisers or other sources, and will not be liable for inaccurate valuation based in good faith.

                  The Trustee may, for administrative purposes, establish unit values for one or more investment funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such investment fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for any investment fund, the value of a Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

                 ARTICLE V. INVESTMENT AND ADMINISTRATIVE POWERS
                                 OF THE TRUSTEE

         5.1 Investment of the Trust Fund: Except as otherwise provided in the Plan, the net income and profits of the Trust Fund shall be accumulated, added to the principal of the Trust Fund and invested and reinvested therewith as a single fund. Subject to direction by the Investment Manager or of the Committee, the Trustee is authorized to invest the Trust Fund in such mutual funds or other investments including: investments offered by the Trustee or its affiliates, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks, deposit administration contracts, fixed and variable annuity contracts, and in such other property, real or personal, within the United States, as the Trustee (or to the extent they direct the Trustee, the Committee or any Investment Manager) may deem advisable, subject to the provisions of Sections 404 and 406 of ERISA. Furthermore, subject to Section 5.4 below, the Trustee may invest up to fifty percent of the total value of the Trust Fund represented by Employer contribution accounts at the time of such investment in qualifying Employer securities and any investment presently maintained in Employer's securities and/or real property may be continued, subject to the provisions of ERISA. The Trustee may hold in cash such portion of the Trust Fund as shall be reasonable under the circumstances, pending investment or payment of expenses or distribution of benefits and, further, may make temporary investments of funds as they are received and before such funds are credited to Participants' accounts provided such funds are credited to Participants' accounts within a reasonable time after receipt by the Trustee.

         5.2 Investments in Pooled Fund: Notwithstanding any other provision of this Trust Agreement, all or any part of the assets may be invested in any collective investment trust (including a collective investment trust maintained by a bank which is the Trustee) which then provides for the pooling of the assets of plans described in Code Section 401(a) and exempt from taxation under Code Section 501(a) (whether or not such collective investment trust provides for the pooling of assets of other tax-exempt trusts), provided that such collective investment trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing any such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

         5.3      Collective Investment Subaccounts and Investments in Employer
Stock:

         The Trustee shall invest Participants' Accounts in blended or other investment subaccounts and/or in Employer Stock and/or other Employer Securities in accordance with Article VII of the Plan which is incorporated and made a part of this Trust Agreement.

         5.4 Trustee's Powers: The Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan or by law; provided that, the Trustee's exercise of all the powers described in this
Section 5.4, with the exception of those described in Sections (i) and (j), may be subject to direction by the Committee or any appointed Investment Manager:

                  (a) Control Assets: To retain, manage, improve, repair, operate and control any assets of the Trust Fund;

                  (b) Dispose of Assets: To sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such terms extend beyond the duration of this Trust Fund or commence in the future), mortgage, pledge or otherwise deal with or dispose of any asset of the Trust Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

                  (c) Bank Deposits: To invest the Trust Fund in deposits (and in certificates of deposit) which bear a reasonable interest rate in any bank, including a bank which is acting as Trustee;

                  (d) Employ Agents: With prior notice to the Committee, and subject to the Committee's approval if compensation is to be directly or indirectly from Trust assets, to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust Fund or the assets thereof and to pay them reasonable compensation;

                  (e) Settle Claims: To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;

                  (f) Borrow Money: To borrow money for the Trust Fund from anyone (other than a "party in interest" as defined in Section 3(14) of ERISA), with or without giving security from the Trust Fund;

                  (g) Deal with Corporations, Proxies and Voting: The Trustee shall deliver or cause to be executed and delivered, to the Committee or the designated Investment Manager, all notices, prospectuses, finance statements, proxies and proxy soliciting materials relating to any mutual fund held hereunder. Except for those Trust Fund assets for which American Express Trust is the Investment Manager, the Trustee shall not vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right or join in, dissent from or oppose any merger, reorganization, consolidation, liquidation or sale with respect to any asset held hereunder except in accordance with the timely written instructions of the Committee. If no such written instructions are received, such proxies, elections and voting trust votes shall not be voted; such options or subscription rights shall not be exercised; and such mergers, reorganizations, consolidations, liquidations or sales shall not be joined, dissented from or opposed;

                  The Committee may assign, in whole or in part, to the Participants the right to vote proxies or exercise other rights of ownership with respect to any American Express Financial Advisors, Inc. Mutual Funds or other Trust assets allocable to Participants. To the extent the right to vote or other incidents of ownership are vested in whole or in part in the Participants, in whole or in part, the Trustee shall act in this regard only in accordance with the timely written instructions received from the Participants. Solely for this purpose, each Participant shall act as the Named Fiduciary, as defined in ERISA, in providing direction to the Trustee. To the extent practicable, all unallocated assets or investments held hereunder, and all assets or investments for which Trustee has not received instruction, shall, solely for the purposes of this section, be allocated to the account of each Participant who has issued instructions to the Trustee, in the same proportion as such Participant's allocated proportion of assets or investments bear to the aggregate of all like assets or investments for which instructions have been issued by the Participant to the Trustee;

                  (h) Organize Corporations: To organize and incorporate (or participate in the organization or incorporation of) under the laws of any state, a corporation for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Trust Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Trust Fund;

                  (i) Facility of Title: To cause title to the assets of the Trust Fund to be held in the name of the Trustee, in the name of a nominee, in a broker's street name, in bearer form so that title will pass by delivery, or in any other manner authorized by applicable law in effect from time to time, provided the records of the Trustee shall indicate the true ownership of such asset; (j) General Powers: To exercise any of the powers and rights of an individual owner with respect to any property of the Trust Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Trust Fund although the power to do such acts is not specifically set forth herein;

                  (k) Hold Cash: Subject to any Committee guidelines, to hold a reasonable amount of cash uninvested and unproductive of income or deposit same with any banking or savings institution, including its own banking department or the banking department of an affiliate;

                  (l) Participant Loans: To invest or reinvest a portion of the assets in individual Participant directed loans;

                  (m) Transfer of Assets: Subject to Committee and its own procedures, to accept the transfer of assets by use of electronic or telephonic communications or any other method approved by the Committee; and

                  (n) Pool Assets: To pool all or any of the assets of the Trust Fund with assets belonging to any other employee benefit trust created by the Employer or an affiliate of the Employer, and to commingle such assets and make joint or common investment carry joint accounts on behalf of the Trust and such other trust or trusts, and allocate undivided shares or interest in such investments or accounts or in any pooled assets to the two or more trusts in respect to their respective interests in the pooled investment.

         5.5 Trustee's Authority: Third parties dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction. If any instrument executed by the Trustee bears its seal, such seal shall constitute the Trustee's certificate that it is authorized as the Trustee hereunder to execute such instrument and to proceed as may be provided for therein.

                  ARTICLE VI. POWERS AND DUTIES OF THE TRUSTEE
                      IN THE DISBURSEMENT OF THE TRUST FUND

         Except for reasonable administrative expenses, and other reasonable fees and charges incurred in connection with the proper administration of the Trust Fund as are otherwise provided for herein, the Trustee shall make such distributions in cash or property from the Trust Fund only to such person or persons, including a paying agent or agents designated by the Committee or the Committee as paying agent, at such time or times, and in such amounts as are directed in writing by the Committee. Any cash or property so paid or delivered to any paying agent shall be held in trust until disbursed in accordance with the Plan.

         ARTICLE VI-A. GENERAL POWERS AND DUTIES OF INVESTMENT MANAGERS

         (a) The Committee has the power and authority to appoint one or more Investment Mangers as defined in and subject to the requirements of Section 3(38) of ERISA. Each Investment Manger so appointed will have the following powers with respect to investments under their control: the power and authority to vote any corporate stock either in person or by proxy for any purpose, except to the extent that voting rights with respect to Employer Stock and other Employer Securities are granted to Participants under Section 7.3(f) of the Plan; to exercise any conversion privilege, subscription right, or any other right or option given to the Trustee as the owner of any security owned by the Trust Fund and to make any payments incidental hereto; to consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease, or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust Fund unless the Committee expressly reserved such power in its grant of authority to the Investment Manager.

         (b) If the Committee elects to delegate investment authority for the assets of all or any portion of the Trust Fund to an Investment Manager pursuant to subsection (a), the Committee will inform the Trustee in writing of such designation and such written notice shall describe the portion of the Trust Fund affected. Upon receipt of such notice, the Trustee will be obligated to follow the investment directions of the Investment Manager with respect to the assets of the specified portion of the Trust Fund until the Trustee receives written notice that such Investment Manager has resigned or has been removed or replaced by the Committee. The Trustee will not be a party to any agreement between the Committee and an Investment Manager, and will have no responsibility respecting the terms and conditions of such agreement. The Trustee shall be held harmless by the Employer for any liability due to any direction, action or non-action caused by the Investment Manager unless such liability is exacerbated by the action or inaction of the Trustee.

         (c) In exercising its authority to delegate investment authority to an Investment Manager, the Committee shall have the duty, responsibility and power to (i) examine and analyze the performance of prospective Investment Managers; (ii) select an Investment Manager or Managers; (iii) determine the portion of the Trust Fund that will be under the management of each Investment Manager; (iv) issue appropriate instructions to the Trustee and to each Investment Manager regarding the allocation of investment authority; (v) review the performance of each Investment Manager at periodic intervals; and (vi) remove any Investment Manager when the Committee deems such removal to be necessary or appropriate.

         (d) All directions by an Investment Manager to the Trustee concerning the investment, reinvestment, sale or management of assets of the Trust Fund will be made, in writing or in such other manner as is acceptable to the Trustee, by such person or persons as the Investment Manager designates in writing to the Trustee from time to time.

         (e) With advance written notice to the Committee and subject to the Committee's approval, an Investment Manager may engage any investment adviser or investment counselor that it deems necessary or appropriate, and may provide for directions concerning the investment and reinvestment of the assets of the Trust Fund under its management and control to be made directly to the Trustee by such adviser or counselor as its agent; provided however, prior to such direction by the investment advisor or investment counselor, the Trustee and Committee receive written notice from the Investment Manager that the directions of such agent will be considered the directions of the Investment Manger and that the Investment Manager will be responsible for the directions of such agent.

         (f) If an Investment Manager resigns or is removed by the Committee, the Committee will notify the Trustee in writing of such resignation or removal. Upon actual receipt of such notice, the power and authority to invest and reinvest the assets of the Trust Fund formerly under the control and management of the Investment Manager will return to the Committee unless the Committee indicates that a successor Investment Manager has been appointed with respect to such assets.

         (g) The fees and expenses of each Investment Manager, except to the extent paid by the Employer shall be paid from the Trust Fund. The Trustee may request a representation from the Employer that such payments are allowed under ERISA.

          ARTICLE VII. TAXES, EXPENSES AND COMPENSATION OF THE TRUSTEE

         (a) All reasonable costs, charges and expenses incurred by the record keeper in connection with the administration of the Plan, or incurred by the Investment Manager in connection with the exercise of its duties under this Trust Agreement or incurred by the Trustee in connection with its administration of the Trust Fund, including fees for legal services rendered to the Trustee and such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee, shall be paid by the Employer, but if not paid by the Employer, shall be paid from the Trust Fund; provided, however, a Trustee who is an Employee shall not receive any compensation from the Trust Fund for serving as Trustee (although such compensation may be paid by the Employer), but may be reimbursed from the Trust Fund or by the Employer for reasonable costs and expenses incurred by him in connection therewith, and provided further that all federal and state transfer taxes and other expenses which are payable by a Participant pursuant to the terms of the Plan shall be borne by the Participant and the Trustee is authorized to deduct the amount of such expenses from any amounts otherwise payable or creditable to him.

         (b) In the event the Employer files or declares bankruptcy, the Employer authorizes the Trustee to make payments from the Trust Fund for any and all reasonable fees, expenses or other forms of compensation due under this Section whether or not the fees, expenses or other compensation were earned but not yet paid prior to or after the bankruptcy filing.

                      ARTICLE VIII. ACCOUNTS OF THE TRUSTEE

         8.1 Records, Reports and Accounts: The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Committee, at all reasonable times. Within sixty (60) days after the close of each fiscal year of the Trust, the Trustee shall file a written report with the Employer and with the Committee. The report shall set forth all investments, receipts and disbursements, and other transactions effected by the Trustee during such year; it shall contain an exact description of all securities purchased and sold, the cost or net proceeds of sale (excluding accrued interest paid or received) and show the securities, contracts, and investments held at the end of such year and the cost of each item thereof as carried on the books of the Trustee. It shall also indicate the fair market value of the investments of the Trust as of the day of the report. The Trustee also shall provide the Committee, or the record keeper designated by the Committee, with such other information in its possession as may be necessary for the Committee and the Employer to conform with the requirements of Section 103 of ERISA, and such other reasonable information and reports as may be requested by the Committee or Employer from time to time.

         8.2 Fiscal Year: The fiscal year of the Trust shall be the calendar year.

          ARTICLE IX. REMOVAL, RESIGNATION AND SUBSTITUTION OF TRUSTEE

         9.1      Resignation, Removal, and Successor Trustee:

                  (a) Resignation of Trustee: The Trustee may resign from the Trust at any time by giving sixty (60) days prior written notice thereof to the Employer, and such resignation shall take effect sixty (60) days from the date of the delivery of such written notice, or upon the appointment of a successor Trustee pursuant to Section 9.1(c), whichever shall first occur or at such earlier date as consented to by both Flagstar and the Trustee. Within sixty
(60) days of such resignation becoming effective, the Trustee shall render to the Employer an account of the administration of the Plan during the period following that covered by the last annual accounting, and the Trustee shall perform all acts necessary to transfer and deliver the assets of the Trust and any and all information in connection therewith or the administration thereof to its successor Trustee.

                  (b) Removal of Trustee: Flagstar may remove the Trustee at any time by giving sixty (60) days prior written notice thereof to the Trustee, and such removal shall take effect sixty (60) days from the date of delivery of such written notice, or at such earlier date as consented to by both Flagstar and the Trustee. In the event of such removal, the Trustee shall be under the same duties to account and to transfer and deliver the assets of the Trust and any and all information in connection therewith or the administration thereof to its successor Trustee as provided hereinabove in the event of the Trustee's resignation.

                  (c) Successor Trustee: In the event of a vacancy in the trusteeship of the Plan and Trust occurring at any time, the Employer shall designate and appoint a qualified successor Trustee of the Plan. Any successor Trustee shall have all the rights and powers and all of the duties and responsibilities herein conferred upon the original Trustee. If a successor Trustee is not appointed within sixty (60) days after the Trustee gives notice of its resignation pursuant to Section 9.1(a) above, the Trustee may apply to any court of competent jurisdiction for appointment of a successor.

                  The Trustee's powers, duties, rights and responsibilities under this Trust Agreement will continue, with respect to those Trust Fund assets held by the Trustee, until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor trustee is completed. The successor trustee will neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to the date it receives any Trust Fund assets and related documents, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor trustee. The successor trustee shall be held harmless by the Employer for any and all acts or omissions of the predecessor trustee.

         9.2 Acts of Multiple Trustees: If the Trustee consists of more than one individual or entity, all acts and decisions of the Trustee shall be by vote of the majority of them, provided, that the signature on any document (other than an amendment to the Plan or Trust Agreement) of any one such individual or entity constituting the Trustee shall be sufficient evidence to any party that such document is valid and in accordance with the terms of this Plan and Trust Agreement.

                  ARTICLE X. FOR THE PROTECTION OF THE TRUSTEE

         10.1 Actions by the Board and the Employer: Any action by the board of directors of an Employer pursuant to any of the provisions of this Trust Agreement may be evidenced by a resolution of such board of directors certified over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal, and the Trustee shall be protected to the extent the law permits in acting in accordance with any such resolution so certified. Any action of the Employer pursuant to any of the provisions of this Trust Agreement may be evidenced by a letter or other communication signed by any officer of the Employer.

         10.2 Certificate of Committee as to Certain Matters: Without limiting or restricting any other provisions of this Trust Agreement relating to the right of the Trustee to rely upon any instruments furnished to it in any specified form, it is hereby provided that the Trustee shall be fully protected in relying upon a certificate of the Committee as to whether, at any time, all liabilities with respect to the Participants of the Plan or their Beneficiaries have been satisfied, and also as to all other matters of any nature whatsoever which the Trustee may deem pertinent to the discharge of its duties hereunder.

         10.3 Actions by the Committee: All requests, directions, orders, requisitions and instructions of the Committee to the Trustee shall be in writing. They shall be signed either by the

Secretary of the Committee or by any one member of the Committee authorized by the majority to sign. The Trustee shall act in accordance with and shall be protected to the extent the law permits in acting in accordance with and relying upon, such requests, directions, orders, requisitions, instructions and any other communications, unless upon their face such communications constitute prohibited transactions as defined by Code Section 4975(b). The Committee shall have the discretionary authority to interpret and construe the provisions of the Plan and Trust Agreement as necessary to determine eligibility for benefits and otherwise to construe disputed, doubtful or uncertain terms.

         10.4 Notice of Appointments and Terminations: The Employer shall furnish the Trustee from time to time with certified copies of the resolutions of its Board of Directors evidencing the appointment and termination of office of any members of the Committee and the appointment of successors thereto. The Trustee shall be entitled to assume that the membership of the Committee is as stated in any such certified copy of resolutions of the Board of Directors delivered to it, and the Trustee shall not be charged with notice of any change in the membership of a Committee until it shall have received a certified copy of a resolution of the Board of Directors evidencing such change. If a Committee is not appointed, the Plan Administrator shall be the Employer.

         10.5 Reliance on Counsel; Delegation of Duties: The Trustee may from time to time consult with counsel, who may be counsel to the Employer, and shall be protected to the extent the law permits in acting upon such advice of counsel as respects legal questions. The Trustee may also from time to time employ agents and expert assistants and delegate to them such ministerial duties as it sees fit, provided that such delegation is permitted by the board of directors. In the event that the Trustee does delegate such ministerial duties, it shall periodically review the performance of the person(s) to whom these duties have been delegated.

         10.6 Distributions: The Trustee may make any distribution or payment to be made by it hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Employer or the Committee, or (if so directed by the Committee) by crediting the account of such person or by transferring funds to such person's account by bank wire or transfer.

         10.7. Indemnification: The Employer shall indemnify and save harmless the Trustee from and against any and all claims, losses, damages, expenses (including reasonable attorney fees) and liability to which the Trustee may be subject by reason of any act done or omitted to be done, except where the same is due to the negligence or willful misconduct of the Trustee.

         The Employer recognizes that a burden of litigation may be imposed upon the Trustee as a result of some transaction for which it has no responsibility or which it has no control under this Trust Agreement. Therefore, the Employer agrees to indemnify and hold harmless and, if requested, defend the Trustee (and any employee of the Trustee) from any expenses (including counsel fees, liabilities, claims, damages, actions, suits or other charges) incurred by the Trustee (or its employees) in defending against any such litigation provided that the Trustee uses the same counsel as the Employer (or counsel approved by the Employer) and the Trustee is not adverse to the Employer.

             ARTICLE XI. DURATION OF THE TRUST - RIGHT TO TERMINATE

         11.1 Duration and Termination: This Trust Agreement shall continue for such time as may be necessary to accomplish the purpose for which it was created but, subject to Title IV of ERISA, may be terminated at any time by Flagstar by action of its Board of Directors. Notice of such termination shall be given to the Trustee by an instrument in writing executed by Flagstar and acknowledged in the same form as this Trust Agreement, together with a certified copy of the resolutions of the Board of Directors of Flagstar authorizing such termination. Flagstar shall send a copy of such notice to each member of the Committee.

         11.2 Liquidation Upon Termination: Upon termination of the Trust Agreement, provided that the Trustee has not received instructions to the contrary from the Committee, the Trustee shall liquidate the Trust Agreement and, after paying the reasonable expenses of the Trust Agreement, including expenses involved in the termination, distribute the balance thereof according to written directions from the Committee.

                           ARTICLE XII. RIGHT TO AMEND

         The Flagstar Board of Directors may at any time alter, modify or amend, in whole or in part, any or all of the provisions of this Trust Agreement, provided that no such alteration, modification or amendment may affect the rights, duties or responsibilities of the Trustee without its consent and, provided, further, that no such alteration, modification or amendment may permit any part of the corpus or income of the Trust Fund to be used for or diverted for purposes other than for the exclusive benefit of the Participants under the Plan and their Beneficiaries at any time prior to the satisfaction of all liabilities under the Plan with respect to such persons.

                           ARTICLE XIII. MISCELLANEOUS

         13.1 Merger or Consolidation of the Trustee: Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee may be a party, or any corporation succeeding to the business of the Trustee or to which substantially all of the assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any paper and without any further action on the part of the parties hereto, with like effect as if such successor Trustee had originally been named Trustee herein.

         13.2 Necessary Parties: In any application to the courts for an interpretation of this Trust Agreement or for an accounting by the Trustee hereunder, only the Trustee and the Employer shall be necessary parties, and no Participant or Former Participant or other person shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall be conclusive upon all persons claiming under the Plan or this Trust Agreement.

         13.3 Participants Bound by Accountings: No Participant under the Plan shall have any right to compel an accounting, judicial or otherwise, by the Trustee, and all such persons shall be bound by all accountings by the Trustee to the Employer and the Committee as herein provided.

         13.4 Governing Law: This Trust Agreement and the Trust hereby created shall be deemed to be a Minnesota Trust and shall in all respects be construed and regulated by the laws of the State of Minnesota, except where such laws are superseded by the Code or ERISA.

         13.5 Acceptance of Trust: The Trustee hereby accepts this Trust and agrees to hold, subject to all the terms and conditions of this Trust, all the property now or hereafter constituting the Trust Fund.

         13.6 Execution in Counterparts: This Trust Agreement has been executed in counterparts, each of which shall be deemed to be the original even though the others are not produced.

         13.7 ERISA Bonding: The Employer hereby warrants and represents that the Employer has obtained a fidelity bond with respect to Employer's own employees that complies with the bonding requirements of Section 412 of ERISA. Trustee and any other Investment Manager or record keeper handling Plan assets shall be responsible for complying with ERISA's bonding requirements with respect to their employees.


                    [EXECUTIONS APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Employer and Trustee have caused this Trust Agreement to be executed on the 28th day of June, 1996.

                                    FLAGSTAR CORPORATION

[CORPORATE SEAL]

                                    By: /s/ Stephen Wood
                                       -----------------------------------------
                                    Its: Sr. VP
                                        ----------------------------------------


ATTEST:

/s/ J.S. Melton
--------------------------------
Asst. Secretary


                                    TRUSTEE:
                                    AMERICAN EXPRESS TRUST COMPANY

[CORPORATE SEAL]

                                    By: /s/ Illegible Signature
                                       -----------------------------------------
                                    Its: Vice President
                                        ----------------------------------------


ATTEST:



--------------------------------
Secretary or Assistant Secretary